Exhibit 10.11

Execution Version

AMENDMENT NO. 4 TO SECOND AMENDED AND
RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of December 30, 2021, is made with respect to the Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of March 1, 2019 (as amended by that certain Amendment No. 1 to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of March 20, 2019, as further amended by that certain Amendment No. 2 to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of September 27, 2019, as further amended by that certain Amendment No. 3 and Limited Waiver to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of May 21, 2020, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among MONROE CAPITAL CORPORATION, a Maryland corporation (the “Borrower”), the lenders party to the Credit Agreement from time to time (the “Lenders”), and ING CAPITAL LLC, as administrative agent for the Lenders under the Credit Agreement (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as amended hereby).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain loans and other extensions of credit to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement and the Lenders signatory hereto and the Administrative Agent have agreed to do so on the terms and subject to the conditions contained in this Amendment.

NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I NOTIFICATION

The Administrative Agent, by execution and delivery of this Amendment, hereby provides written notice to the Lenders and the Borrower that it has determined and it is electing to declare that an Early Opt-in Election has occurred in connection with all Loans, Letters of Credit and obligations denominated in Dollars and Pounds Sterling. The amendments set forth in Section II hereof include, among other things, Benchmark Replacement Conforming Changes in connection with such Early Opt-in Election.

SECTION II AMENDMENTS TO CREDIT AGREEMENT

2.1.           Amendments. Effective as of the Amendment No. 4 Effective Date (as defined below), and subject to the terms and conditions set forth in Section 3.1 and in reliance upon the representations and warranties made by the Obligors in Section 3.2, the Administrative Agent and the Lenders party hereto hereby agree as follows:

(a)            The Credit Agreement is hereby amended to delete the bold, red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, blue double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Annex A hereto.

(b)            Exhibits D and E to the Credit Agreement are hereby amended by deleting such Exhibits in their entirety and substituting the replacement Exhibits attached hereto as Annex B therefor.

SECTION III MISCELLANEOUS

3.1.            Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date (the “Amendment No. 4 Effective Date”) on which the Obligors shall have satisfied each of the following conditions precedent:

(a)            Documents. Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:

(i)            Executed Counterparts. The Administrative Agent shall have received from each party hereto either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or electronic mail of a signed signature page to this Amendment) that each such party has signed a counterpart of this Amendment.

(ii)            Resolutions. A certificate of the secretary or assistant secretary (or other senior officer) of each Obligor, dated the Amendment No. 4 Effective Date, certifying that attached thereto are (1) true and complete resolutions of the Board of Directors of each Obligor approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Amendment No. 4 Effective Date, and certified as of the Amendment No. 4 Effective Date by its secretary or an assistant secretary (or other senior officer) that such resolutions are in full force and effect without modification or amendment and (2) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(b)            Consents. Each Obligor shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings required to be made or obtained by such Obligor and all guarantors in connection with this Amendment (other than any filing related to this Amendment required to be made after the Amendment No. 4 Effective Date in the ordinary course pursuant to the Exchange Act or the rules or regulations promulgated thereunder, including, without limitation, any filing required on Form 8-K), such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding this Amendment or any transaction being financed with the proceeds of the Loans shall be ongoing.

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(c)            Fees and Expenses. The Administrative Agent shall have received all costs, fees and expenses required to be paid on the Amendment No. 4 Effective Date pursuant to this Amendment, the Credit Agreement, the fee letter referred to above or as otherwise agreed by the parties hereto (and, in the case of costs and expenses, to the extent invoiced on or prior to the Amendment No. 4 Effective Date).

(d)            Default. After giving effect to Section 3.1 of this Amendment, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement or this Amendment, nor any default or event of default that permits acceleration of any Material Indebtedness, immediately before and after giving effect to this Amendment, any incurrence of Indebtedness hereunder or thereunder and the use of proceeds hereof or thereof on a pro forma basis.

(e)            Representations and Warranties. After giving effect to this Amendment (including, without limitation, Section 3.1 hereof), the representations and warranties of the Borrower or any other Obligor set forth in this Amendment, in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Amendment No. 4 Effective Date, or, as to any such representation or warranty that refers to a specific date, as of such specific date.

(f)             Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent.

3.2.          Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Obligor represents and warrants to the Administrative Agent and each of the Lenders that, as of the date hereof and after giving effect to this Amendment:

(a)            This Amendment and the Credit Agreement (as amended by this Amendment) have been duly authorized, executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)            After giving effect to this Amendment (including, without limitation, Section 3.1 hereof), the representations and warranties of the Borrower or any other Obligor set forth in this Amendment, in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Amendment No. 4 Effective Date, or, as to any such representations and warranties that that refer to a specific date, as of such specific date.

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3.3.           Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

3.4.           Payment of Expenses. The Borrower agrees to pay and reimburse, pursuant to Section 9.03 of the Credit Agreement (as amended by this Amendment), the Administrative Agent, the Collateral Agent and their Affiliates for all of their reasonable, documented and out-of-pocket fees, costs and expenses incurred in connection with this Amendment and the other Loan Documents.

3.5.           GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

3.6.           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.7.           Incorporation of Certain Provisions. The provisions of Sections 1.03, 9.01, 9.07, 9.09 and 9.12 of the Credit Agreement (as amended hereby) are hereby incorporated by reference mutatis mutandis as if fully set forth herein.

3.8.           Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, any Lender, any other Secured Party or any Obligor under the Credit Agreement or any other Loan Document, and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions amended or otherwise modified herein of the Credit Agreement and the other Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended and otherwise modified by this Amendment and each reference in any other Loan Document shall mean the Credit Agreement as amended and otherwise modified hereby. This Amendment shall constitute a Loan Document.

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3.9.          Consent and Affirmation. Without limiting the generality of the foregoing, by its execution hereof, each Obligor hereby, as of the date hereof, (i) consents to this Amendment and the transactions contemplated hereby, (ii) agrees that the Guarantee and Security Agreement and each of the other Security Documents is in full force and effect, (iii) affirms its obligations under the Guarantee and Security Agreement and confirms its grant of a security interest in its assets as Collateral for the Secured Obligations, and (iv) acknowledges and affirms that such grant is in full force and effect in respect of, and to secure, the Secured Obligations.

3.10.        Release. Each Obligor hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against the Administrative Agent, the Collateral Agent, any Lender or any other Secured Party (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Credit Agreement and the other Loan Documents (and each other document entered into in connection therewith), and (b) the Administrative Agent, the Collateral Agent, each Lender and each other Secured Party has heretofore properly performed and satisfied in a timely manner all of its obligations to the Obligors and their Affiliates under the Credit Agreement and the other Loan Documents (and each other document entered into in connection therewith) that are required to have been performed on or prior to the date hereof. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Obligor (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Administrative Agent, the Collateral Agent, each Lender, each other Secured Party and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the date hereof directly arising out of, connected with or related to this Amendment, the Credit Agreement or any other Loan Document (or any other document entered into in connection therewith).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

MONROE CAPITAL CORPORATION,
as Borrower

By:	/s/ Aaron Peck
Name: Aaron Peck
Title: Chief Financial Officer

MRCC HOLDING COMPANY I, LLC,
MRCC HOLDING COMPANY II, LLC,
MRCC HOLDING COMPANY III, LLC,
MRCC HOLDING COMPANY IV, LLC,
MRCC HOLDING COMPANY V, LLC,
MRCC HOLDING COMPANY VI, LLC,
MRCC HOLDING COMPANY VII, LLC,
MRCC HOLDING COMPANY VIII, LLC,
MRCC HOLDING COMPANY IX, LLC,
MRCC HOLDING COMPANY X, LLC,
MRCC HOLDING COMPANY XI, LLC,
MRCC HOLDING COMPANY XII, LLC,
MRCC HOLDING COMPANY XIII, LLC,
MRCC HOLDING COMPANY XIV, LLC,
MRCC HOLDING COMPANY XV, LLC,
MRCC HOLDING COMPANY XVI, LLC,
MRCC HOLDING COMPANY XVII, LLC,
MRCC HOLDING COMPANY XVIII, LLC, and
MRCC HOLDING COMPANY XIX, LLC,
each as a Subsidiary Guarantor

By:	/s/ Aaron Peck
Name: Aaron Peck
Title: Chief Financial Officer

[Signature Page to Amendment No. 4 to Second Amended and Restated Senior Secured Revolving Credit Agreement]

ING CAPITAL LLC, as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Patrick Frisch
Name: Patrick Frisch
Title: Managing Director

By:	/s/ Dina T. Kook
Name: Dina Kook
Title: Director

[Signature Page to Amendment No. 4 to Second Amended and Restated Senior Secured Revolving Credit Agreement]

TIAA, FSB, as successor in interest to certain assets of EverBank Commercial Finance, Inc., as a Lender

By:	/s/ Joshua Kinsey
Name: Joshua Kinsey
Title: Vice President

[Signature Page to Amendment No. 4 to Second Amended and Restated Senior Secured Revolving Credit Agreement]

CUSTOMERS BANK, as a Lender

By:	/s/ Lyle P. Cunningham
Name: Lyle P. Cunningham
Title: Executive Vice President

[Signature Page to Amendment No. 4 to Second Amended and Restated Senior Secured Revolving Credit Agreement]

CIBC BANK USA, as a Lender

By:	/s/ Brendan Mulheran
Name: Brendan Mulheran
Title: Associate Managing Director

[Signature Page to Amendment No. 4 to Second Amended and Restated Senior Secured Revolving Credit Agreement]

WINTRUST BANK, as a Lender

By:	/s/ Rob Dmowski
Name: Rob Dmowski
Title: Senior Vice President

[Signature Page to Amendment No. 4 to Second Amended and Restated Senior Secured Revolving Credit Agreement]

CADENCE BANK, N.A., as successor by merger with State Bank and Trust Company, successor by merger with AloStar Bank of Commerce, as a Lender

By:	/s/ B. Earl Garris
Name: B. Earl Garris
Title: Vice President

[Signature Page to Amendment No. 4 to Second Amended and Restated Senior Secured Revolving Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Alexandra E. Dressman
Name: Alexandra E. Dressman
Title: Authorized Signer

[Signature Page to Amendment No. 4 to Second Amended and Restated Senior Secured Revolving Credit Agreement]

CITY NATIONAL BANK, as a Lender

By:	/s/ Andrew Miller
Name: Andrew Miller
Title: VP

[Signature Page to Amendment No. 4 to Second Amended and Restated Senior Secured Revolving Credit Agreement]

Annex A

Credit Agreement

(See attached)

ANNEX A

~~EXECUTION VERSION~~

SECOND AMENDED AND RESTATED

SENIOR SECURED
REVOLVING CREDIT AGREEMENT

dated as of

March 1, 2019

as amended by Amendment No. 1 to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of March 20, 2019, Amendment No. 2 to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of September 27, 2019, ~~and~~ Amendment No. 3 and Limited Waiver to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of May 21, 2020, and

Amendment No. 4 to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of December 30, 2021 among

MONROE CAPITAL CORPORATION

as Borrower

The LENDERS Party Hereto

and

ING CAPITAL LLC
as Administrative Agent,

Arranger and Bookrunner

TABLE OF CONTENTS

Page

Article I

DEFINITIONS

Section 1.01.	Defined Terms	1
Section 1.02.	Classification of Loans and Borrowings	~~44~~48
Section 1.03.	Terms Generally	~~44~~48
Section 1.04.	Accounting Terms; GAAP	~~44~~48
Section 1.05.	Currencies Generally	~~45~~49
Section 1.06.	Special Provisions Relating to Euro	~~46~~49
Section 1.07.	Times of Day; Interest Rates	~~46~~50
Section 1.08.	Divisions	~~47~~50
Section 1.09.	Issuers	~~47~~50
Section 1.10.	Public Health Events	~~47~~51
Section 1.11.	Rates; LIBO Screen Rate Notification	51

Article II

THE CREDITS

Section 2.01.	The Commitments	~~47~~52
Section 2.02.	Loans and Borrowings	~~48~~52
Section 2.03.	Requests for Borrowings	~~49~~54
Section 2.04.	Funding of Borrowings	~~50~~55
Section 2.05.	Interest Elections	~~51~~56
Section 2.06.	Termination, Reduction or Increase of the Commitments	~~52~~57
Section 2.07.	Repayment of Loans; Evidence of Debt	~~56~~61
Section 2.08.	Prepayment of Loans	~~57~~62
Section 2.09.	Fees	~~61~~66
Section 2.10.	Interest	~~62~~67
Section 2.11.	Eurocurrency Borrowing Provisions	~~63~~69
Section 2.12.	Increased Costs	~~66~~74
Section 2.13.	Break Funding Payments; Foreign Currency Losses	~~67~~75
Section 2.14.	Taxes	~~68~~76
Section 2.15.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~73~~81
Section 2.16.	Defaulting Lenders	~~75~~83
Section 2.17.	Mitigation Obligations; Replacement of Lenders	~~77~~84

Article III

REPRESENTATIONS AND WARRANTIES

i

Section 3.01.	Organization; Powers	~~78~~86
Section 3.02.	Authorization; Enforceability	~~78~~86
Section 3.03.	Governmental Approvals; No Conflicts	~~78~~86
Section 3.04.	Financial Condition; No Material Adverse Effect	~~79~~87
Section 3.05.	Litigation.	~~79~~87
Section 3.06.	Compliance with Laws and Agreements.	~~79~~87
Section 3.07.	Taxes.	~~80~~88
Section 3.08.	ERISA.	~~80~~88
Section 3.09.	Disclosure.	~~80~~88
Section 3.10.	Investment Company Act; Margin Regulations.	~~81~~89
Section 3.11.	Material Agreements and Liens	~~81~~89
Section 3.12.	Subsidiaries and Investments	~~82~~90
Section 3.13.	Properties	~~82~~90
Section 3.14.	Solvency	~~83~~91
Section 3.15.	Affiliate Agreements	~~83~~91
Section 3.16.	No Default	~~83~~91
Section 3.17.	Use of Proceeds	~~83~~91
Section 3.18.	Security Documents	~~83~~91
Section 3.19.	Compliance with Sanctions.	~~84~~92
Section 3.20.	Anti-Money Laundering Program	~~84~~92
Section 3.21.	Anti-Corruption Laws	~~84~~92
Section 3.22.	Structured Subsidiaries	~~84~~92
Section 3.23.	Affected Financial Institutions	~~85~~93
Section 3.24.	Beneficial Ownership Certification	~~85~~93

Article IV

CONDITIONS

Section 4.01.	Restatement Effective Date	~~85~~93
Section 4.02.	Conditions to Loans	~~88~~96

Article V

AFFIRMATIVE COVENANTS

Section 5.01.	Financial Statements and Other Information	~~90~~98
Section 5.02.	Notices of Material Events	~~93~~101
Section 5.03.	Existence; Conduct of Business	~~94~~102
Section 5.04.	Payment of Obligations	~~94~~102
Section 5.05.	Maintenance of Properties; Insurance	~~94~~102
Section 5.06.	Books and Records; Inspection and Audit Rights	~~95~~103
Section 5.07.	Compliance with Laws and Agreements	~~95~~103
Section 5.08.	Certain Obligations Respecting Subsidiaries; Further Assurances	~~96~~104
Section 5.09.	Use of Proceeds	~~99~~107
Section 5.10.	Status of RIC and BDC	~~99~~107

Section 5.11.	Investment Policies	~~100~~108
Section 5.12.	Portfolio Valuation and Diversification Etc.; Risk Factor Ratings	~~100~~108
Section 5.13.	Calculation of Borrowing Base	~~104~~112
Section 5.14.	Anti-Hoarding of Assets at Financing Subsidiaries	~~117~~126
Section 5.15.	Taxes	~~118~~126
Section 5.16.	Operations	~~118~~126

Article VI

NEGATIVE COVENANTS

Section 6.01.	Indebtedness	~~118~~126
Section 6.02.	Liens	~~120~~128
Section 6.03.	Fundamental Changes	~~120~~128
Section 6.04.	Investments	~~123~~131
Section 6.05.	Restricted Payments	~~125~~133
Section 6.06.	Certain Restrictions on Subsidiaries	~~126~~134
Section 6.07.	Certain Financial Covenants	~~126~~134
Section 6.08.	Transactions with Affiliates	~~127~~135
Section 6.09.	Lines of Business	~~127~~135
Section 6.10.	No Further Negative Pledge	~~127~~135
Section 6.11.	Modifications of Certain Documents	~~128~~136
Section 6.12.	Payments of Indebtedness	~~128~~136
Section 6.13.	Modification of Investment Policies	~~129~~137
Section 6.14.	SBIC Guarantee	~~129~~137
Section 6.15.	Derivative Transactions	~~129~~137
Section 6.16.	Convertible Indebtedness	~~129~~137
Section 6.17.	Financing Subsidiaries and Restricted Investments	~~129~~137

Article VII

EVENTS OF DEFAULT

Section 7.01.	Events of Default	~~130~~138

Article VIII

THE ADMINISTRATIVE AGENT

Section 8.01.	Appointment	~~134~~142
Section 8.02.	Capacity as Lender	~~135~~143
Section 8.03.	Limitation of Duties; Exculpation	~~135~~143
Section 8.04.	Reliance	~~136~~144
Section 8.05.	Sub-Agents	~~136~~144
Section 8.06.	Resignation; Successor Administrative Agent	~~136~~144
Section 8.07.	Reliance by Lenders	~~137~~145

Section 8.08.	Modifications to Loan Documents	~~137~~145
Section 8.09.	[Reserved]	~~137~~145
Section 8.10.	Certain ERISA Matters	~~137~~145
Section 8.11.	Arranger and Bookrunner	~~139~~147
Section 8.12.	Collateral Matters	~~139~~147
Section 8.13.	Third Party Beneficiaries	~~140~~148
Section 8.14.	Administrative Agent May File Proofs of Claim	~~140~~148
Section 8.15.	Credit Bidding	~~140~~148

Article IX

MISCELLANEOUS

Section 9.01.	Notices; Electronic Communications	~~142~~150
Section 9.02.	Waivers; Amendments	~~146~~154
Section 9.03.	Expenses; Indemnity; Damage Waiver	~~149~~157
Section 9.04.	Successors and Assigns	~~151~~159
Section 9.05.	Survival	~~156~~164
Section 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~156~~164
Section 9.07.	Severability	~~156~~164
Section 9.08.	Right of Setoff	~~157~~165
Section 9.09.	Governing Law; Jurisdiction; Etc	~~157~~165
Section 9.10.	WAIVER OF JURY TRIAL	~~158~~166
Section 9.11.	Judgment Currency	~~158~~166
Section 9.12.	Headings	~~159~~167
Section 9.13.	Treatment of Certain Information; Confidentiality	~~159~~167
Section 9.14.	USA PATRIOT Act	~~160~~168
Section 9.15.	Termination	~~160~~168
Section 9.16.	Amendment and Restatement	~~161~~169
Section 9.17.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~161~~169
Section 9.18.	Interest Rate Limitation	~~162~~170
Section 9.19.	Release	~~162~~170
Section 9.20.	Acknowledgment Regarding Any Supported QFCs	~~163~~171

SCHEDULE 1.01(a)-	Approved Dealers and Approved Pricing Services
SCHEDULE 1.01(b)-	Commitments
SCHEDULE 1.01(c) -	Risk Factors
SCHEDULE 1.01(d) -	Eligibility Criteria
SCHEDULE 1.01(e) -	Industry Classification Groups
SCHEDULE 1.01(f)	Non-Core Assets Criteria and Valuations
SCHEDULE 3.11(a)-	Material Agreements
SCHEDULE 3.11(b)-	Liens
SCHEDULE 3.12(a)-	Subsidiaries
SCHEDULE 6.08-	Certain Affiliate Transactions

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Promissory Note
EXHIBIT D	-	Form of Borrowing Request
EXHIBIT E	-	Form of Interest Election Request
EXHIBIT F	-	Form of Quarterly Compliance Certificate
EXHIBIT G	-	Form of Monthly Compliance Certificate

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SECOND AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of March 1, 2019 (this “Agreement”), among MONROE CAPITAL CORPORATION, a Maryland corporation (the “Borrower”), the LENDERS party hereto, and ING CAPITAL LLC, as Administrative Agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower and the Administrative Agent entered into that certain Amended and Restated Senior Secured Revolving Credit Agreement dated as of December 14, 2015 (as the same has been amended, supplemented or otherwise modified from time to time until the date hereof, the “Existing Credit Agreement”) with the lenders party thereto from time to time (the “Existing Lenders”), pursuant to which the Existing Lenders extended certain commitments and made certain loans to the Borrower (the “Existing Loans”);

WHEREAS, the Borrower desires to amend and restate the Existing Credit Agreement to make certain changes, including to extend the maturity date and to provide for increased commitments from certain of the Existing Lenders (the “Increasing Existing Lenders”); and

WHEREAS, the Existing Lenders are willing to make such changes to the Existing Credit Agreement, and the Increasing Existing Lenders are willing to provide new commitments, each upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree that, effective as of the Restatement Effective Date, the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Article I

DEFINITIONS

Section 1.01.      Defined Terms. As used in this Agreement, the following terms have the meanings specified below and the terms defined in Section 5.13 have the meanings assigned thereto in such section:

“2023 Notes” shall mean the Borrower’s 5.75% Notes due October 31, 2023 in an aggregate principal amount of up to $109,000,000 outstanding at any time, and without giving effect to any other amendment or modification thereto made after the Amendment No. 1 Effective Date (other than any modification made no later than one (1) Business Day after the Amendment No. 1 Effective Date, the sole purpose of which is to issue additional notes under the relevant indenture, subject to the aforementioned aggregate principal amount limitation).

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Daily Compounded SOFR”.

“Accretive Value” shall mean, with respect to Preferred Stock, the dollar amount equal to the accretion to the Liquidation Preference, including accrued or declared and unpaid dividends, dividends paid in kind or other amounts (including any multiple payable on capital) otherwise owing to the holder thereof in excess of the initial Liquidation Preference.

“ACR Relief Fee” has the meaning assigned to such term in Section 2.09(a)(ii).

“Adjusted Borrowing Base” means the Borrowing Base minus the aggregate amount of Cash and Cash Equivalents included in the Borrowing Base.

“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Borrowing Base.

“Adjusted LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing denominated in Dollars, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period and (ii) zero.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the SOFR Adjustment for such Interest Period; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.13.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” of an Obligor shall not include any Person that constitutes a Portfolio Investment held by any Obligor in the ordinary course of business. For the avoidance of doubt, the term “Affiliate” shall include the Investment Advisor.

“Affiliate Agreements” means, collectively, (a) the Investment Advisory and Management Agreement, dated as of October 22, 2012 between the Borrower and the Investment Advisor, (b) the Staffing Agreement, dated as of October 22, 2012, by and between Monroe Capital Management Advisors, LLC and Investment Advisor, (c) the Administration Agreement, dated as of October 22, 2012 by and between Borrower and Monroe Capital Management Advisors, LLC and (d) the Trademark License Agreement, dated as of October 22, 2012, by and between Monroe Capital, LLC and Borrower.

“Affiliate Investment” means any Investment in a Person in which the Borrower or any of its Subsidiaries owns or controls more than 25% of the Equity Interests.

“Agency Account” has the meaning assigned to such term in Section 5.08(c)(v).

“Agent” means, collectively, the Administrative Agent and the Collateral Agent.

“Agreed Foreign Currency” means, at any time, any of Canadian Dollars, Euros, AUD and Pounds Sterling and, with the prior consent of each Multicurrency Lender, any other Foreign Currency, so long as, in respect of any such Foreign Currency, at such time (a) such Foreign Currency is dealt with in the London interbank deposit market or, in the case of Canadian Dollars or AUD, the relevant local market for obtaining quotations, (b) such Foreign Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Multicurrency Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%, (c) (1) if the then-current Benchmark is the Adjusted LIBO Rate, (x) the Adjusted LIBO Rate for deposits in Dollars for a period of three (3) months ~~plus~~ (taking into account any floor under the definition of “Adjusted LIBO Rate”) plus (y) 1%, (2) if the then-current Benchmark is Daily Compounded SOFR, (x) Daily Compounded SOFR in effect on such day (taking into account any floor set forth in the definition of “Daily Compounded SOFR”) plus (y) 1% and (3) if the then-current Benchmark is Adjusted Term SOFR, (x) Adjusted Term SOFR for a period of one (1) month (taking into account any floor set forth in the definition of “Adjusted Term SOFR”) plus (y) 1% and (d) zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate ~~or such~~, the Adjusted LIBO Rate, Daily Compounded SOFR or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, ~~or such~~the Adjusted LIBO Rate, Daily Compounded SOFR or Adjusted Term SOFR, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11(c) or if the Administrative Agent is not able to determine the Adjusted LIBO Rate, Daily Compounded SOFR or Adjusted Term SOFR for purposes of this definition for any reason, then the Alternate Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Amendment No. 1 Effective Date” means March 20, 2019.

“Amendment No. 3” means that certain Amendment No. 3 and Limited Waiver to Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of the Amendment No. 3 Effective Date, which amends this Agreement.

“Amendment No. 3 Effective Date” means May 21, 2020.

“Anti-Corruption Laws” has the meaning assigned to such term in Section 3.21.

“Applicable Commitment Fee Rate” means, with respect to any Lender, a rate per annum equal to (x) 1.00%, if the utilized portion of such Lender’s aggregate Commitments as of the close of business on such day (after giving effect to borrowings, prepayments and commitment reductions on such day) is less than or equal to an amount equal to thirty five percent (35%) of such Lender’s aggregate Commitments and (y) 0.50% if the utilized portion of such Lender’s aggregate Commitments as of the close of business on such day (after giving effect to borrowings, prepayments and commitment reductions on such day) is greater than an amount equal to thirty five percent (35%) of such Lender’s aggregate Commitments.

“Applicable Margin” means (a) with respect to any ABR Loan, 1.625% per annum, and (b) with respect to any Eurocurrency Loan or RFR Loan, 2.625% per annum.

“Applicable Parties” has the meaning assigned to such term in Section 9.01(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitments. If the Commitments have terminated or expired in full, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04(b).

“Approved Dealer” means (a) in the case of any Eligible Portfolio Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof as set forth on Schedule 1.01(a), (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities as set forth on Schedule 1.01(a), (c) in the case of any foreign Portfolio Investment, any foreign broker-dealer of internationally recognized standing as set forth on Schedule 1.01(a) or any Affiliate thereof, in the case of each of clauses (a), (b) and (c) above or (d) any other bank or broker-dealer acceptable to the Administrative Agent in its reasonable determination.

“Approved Electronic Platform” has the meaning assigned to such term in Section 9.01(c).

“Approved Pricing Service” means (a) a pricing or quotation service as set forth in Schedule 1.01(a) or (b) any other pricing or quotation service (i) approved by the Board of Directors of the Borrower, (ii) designated in writing by the Borrower to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Borrower that such pricing or quotation service has been approved by the Borrower) and (iii) acceptable to the Administrative Agent in its reasonable determination.

“Approved Third-Party Appraiser” means any independent nationally recognized third-party appraisal firm (a) designated by the Borrower in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Borrower that such firm has been approved by the Borrower for purposes of assisting the Board of Directors of the Borrower in making valuations of portfolio assets to determine the Borrower’s compliance with the applicable provisions of the Investment Company Act) and (b) acceptable to the Administrative Agent. It is understood and agreed that Houlihan Lokey, Duff & Phelps LLC, Murray, Devine and Company, Lincoln Partners Advisors, LLC and Valuation Research Corporation are acceptable to the Administrative Agent. As used in Section 5.12 hereof, an “Approved Third-Party Appraiser retained by the Administrative Agent” shall mean any of the firms identified in the preceding sentence and any other independent nationally recognized third-party appraisal firm identified by the Administrative Agent and consented to by the Borrower (such consent not to be unreasonably withheld).

“Asset Coverage Ratio” means, on a consolidated basis for Borrower and its Subsidiaries, the ratio which the value of total assets, less all liabilities and indebtedness not represented by Senior Securities, bears to the aggregate amount of Senior Securities representing indebtedness of the Borrower and its Subsidiaries (all as determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder, in each case as in effect on the Amendment No. 3 Effective Date but excluding the effect of Release No. 33837). For clarity, the calculation of the Asset Coverage Ratio shall be made in accordance with any exemptive order issued by the SEC under Section 6(c) of the Investment Company Act relating to the exclusion of any Indebtedness of any SBIC Subsidiary from the definition of Senior Securities only so long as (a) such order is in effect, (b) no obligations have become due and owing pursuant to the terms of any Permitted SBIC Guarantee and (c) such Indebtedness is owed to the SBA.

“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Obligor’s assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.06(f).

“AUD” and “A$” denote the lawful currency of The Commonwealth of Australia.

“AUD ~~Screen~~Bank Bill Reference Rate” means, with respect to any Interest Period, (a) the average bid reference rate as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of such rate) for AUD bills of exchange with a tenor equal in length to such Interest Period ~~as~~, displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) ~~on~~at or about 11:00 a.m. (Sydney, Australia time) on the day that is two (2) Business Days prior to the first day of such Interest Period~~. If the AUD Screen Rate shall be less than zero, the AUD Screen Rate~~ (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period) (the “AUD Screen Rate”) plus (b) 0.20%; provided that, if the AUD Bank Bill Reference Rate is less than 0.50%, such rate shall be deemed to be ~~zero~~0.50% for purposes of this Agreement.

“AUD Screen Rate” has the meaning assigned to such term in the definition of “AUD Bank Bill Reference Rate.”

“Availability Period” means the period from and including the Original Effective Date to but excluding the earlier of the Revolver Termination Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Loans” has the meaning assigned to such term in Section 5.13.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as in effect from time to time, or any successor statute.

~~“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.~~

“Benchmark” means, initially, with respect to (a) Pounds Sterling, the Daily Simple RFR, and (b) any other Currency, the applicable Relevant Rate; provided that, if a replacement of the Benchmark (other than the Adjusted LIBO Rate for any Eurocurrency Borrowing denominated in Dollars) has occurred pursuant to Section 2.11(c)(i), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)            For purposes of clause (i)(A) of Section 2.11(c), the first alternative set forth in the order below that can be determined by the Administrative Agent; provided that, in the case of any Loan denominated in an Agreed Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(a)            Adjusted Term SOFR, or

~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment,~~ (which may be a positive or negative value or zero) ~~that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities at such time.~~

(b)              Daily Compounded SOFR; and

(2)            For purposes of clause (i)(B) of Section 2.11(c), the sum of: (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for syndicated credit facilities denominated in the applicable Currency at such time; provided that, if the Benchmark Replacement as determined pursuant to this clause (2) would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement or the Daily Simple RFR, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “~~Interest Period~~Alternate Base Rate”, the definition of “Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest ~~and other~~, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Daily Simple RFR” and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Borrower decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement ~~and~~or Daily Simple RFR or to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of ~~the~~such Benchmark Replacement or Daily Simple RFR exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

~~“Benchmark Replacement Date ” means the earlier to occur of the following events with respect to the LIBO Rate:~~

~~(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or~~

~~(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.~~

~~“Benchmark Transition Event ” means the occurrence of one or more of the following events with respect to the LIBO Rate:~~

~~(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;~~

~~(2)~~            “Benchmark Transition Event” means, with respect to any then-current Benchmark other than the Adjusted LIBO Rate for any Eurocurrency Borrowing denominated in Dollars, the occurrence of a public statement or publication of information by ~~the~~ or on behalf of the administrator of such Benchmark, the regulatory supervisor for the administrator of ~~the LIBO Rate~~such Benchmark, the ~~U.S.~~Board, the Federal Reserve ~~System~~Bank of New York, an insolvency official with jurisdiction over the administrator for ~~the LIBO Rate~~such Benchmark, a resolution authority with jurisdiction over the administrator for ~~the LIBO Rate~~such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the LIBO Rate, which states that the~~such Benchmark, announcing or stating that (a) such administrator ~~of the LIBO Rate~~ has ceased or will cease on a specified date to provide ~~the LIBO Rate~~all Available Tenors of such Benchmark, permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBO Rate; or~~any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

~~(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.~~

~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.~~

~~“Benchmark Unavailability Period ” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.11(c) and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.11(c).~~

“Beneficial Ownership Certification” means a certification regarding a beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers (or the equivalent) of such Person, or if there is none, the Board of Directors of the managing member of such Person, (c) in the case of any partnership, the general partner and the Board of Directors (or the equivalent) of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowing” means (a) all ABR Loans of the same Class made, converted or continued on the same date ~~or~~, (b) if the then-current Benchmark is Daily Compounded SOFR, all SOFR Loans of the same Class made, converted or continued on the same date, (c) all Eurocurrency Loans of the same Class denominated in the same Currency that have the same Interest Period, (d) if the then-current Benchmark is Adjusted Term SOFR, all SOFR Loans of the same Class that have the same Interest Period or (e) all RFR Loans of the same Class denominated in the same Currency that have the same Interest Period.

“Borrowing Base” has the meaning assigned to such term in Section 5.13.

“Borrowing Base Certificate” means a certificate of a Financial Officer, substantially in the form of Exhibit B and appropriately completed; provided that, from the Amendment No. 3 Effective Date until the Covid Relief Termination Date, each Borrowing Base Certificate shall (i) specify the portion of the Borrowing Base that is the Unadjusted Borrowing Base and the portion of the Borrowing Base that is the Borrowing Base Flex and (ii) include an updated identification of all Non-Core Assets, specifying the Value of each such Non-Core Asset; provided further that, so long as the Rockdale Blackhawk Loans are a part of the Borrowing Base Flex, each Borrowing Base Certificate delivered on and after the Amendment No. 3 Effective Date shall specify the amount outstanding under the Rockdale Blackhawk Loans and the amount, if any, of the payments that have been received by an Obligor on account of the Rockdale Blackhawk Loans and a certification (made in the good faith business judgment of the Borrower) that cash payments specified in the interim award in connection therewith are reasonably likely to be paid.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Base Flex” means, subject to Schedule 1.01(f), the lesser of (i) 30% of the sum of the Value of each Non-Core Asset and (ii) 15.0% of the Unadjusted Borrowing Base (calculated without taking into account Cash and Cash Equivalents (including Short-Term U.S. Government Securities)).

“Borrowing Base Flex Fee” has the meaning assigned to such term in Section 2.09(a)(iii).

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit D hereto or such other form as is reasonably acceptable to the Administrative Agent.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing denominated in Dollars, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market ~~and~~, (c) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, any Borrowing denominated in any Foreign Currency, or to a notice by the Borrower with respect to any such borrowing, continuation, conversion, payment, prepayment or Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency~~.~~, (d) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, any Borrowing denominated in Euros, or to a notice by the Borrower with respect to any such borrowing, continuation, conversion, payment, prepayment or Interest Period, that is also a day on which the TARGET2 payment system is open for the settlement of payments in Euros, and (e) when used in relation to RFR Loans or any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Currency of such RFR Loan, the term “Business Day” shall also exclude any day that is not an RFR Business Day.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 7.01.

“CAM Exchange Date” means the first date on which there shall occur (a) any event referred to in Section 7.01(h) or 7.01(i) or (b) an acceleration of Loans pursuant to Section 7.01.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Dollar Equivalent amount of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange Date.

“Canadian Dollar” means the lawful money of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a)            Short-Term U.S. Government Securities (as defined in Section 5.13);

(b)            investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(c)            investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of Canada or any province thereof or, if consented to by the Administrative Agent in its sole discretion, the jurisdiction or any constituent jurisdiction thereof of any other Agreed Foreign Currency, provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(d)            fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(e)            certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000; and

(f)            investments in money market funds and mutual funds which invest substantially all of their assets in Cash or assets of the types described in clauses (a) through (e) above;

provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities, certificates of deposit or repurchase agreements) shall not include any such investment representing more than 25% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars.

“CDOR Rate” means, with respect to any Interest Period (other than a period of six months’ duration), the rate per annum equal to the average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances at or about ~~10:00 a.m~~10:15 a.m. (Toronto, Ontario time) on the day that is two (2) Business Days prior to the first day of ~~the~~such Interest Period as reported on the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Administrative Agent from time to time ~~in its reasonable discretion~~) for a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period) (“CDOR Screen Rate”); provided that if the CDOR Rate is less than ~~zero~~0.50%, such rate shall be ~~zero~~0.50% for purposes of this Agreement.

“CDOR Screen Rate” has the meaning assigned to such term in the definition of “CDOR Rate.”

“CFC” means any Subsidiary of the Borrower designated in writing by the Borrower (as provided below) as a CFC, so long as:

(a)            such Subsidiary is an entity that is a “controlled foreign corporation” of any Obligor within the meaning of Section 957 of the Code, but only to the extent the Obligor or a Subsidiary thereof is a “United States Shareholder” (within the meaning of Section 951(b) of the Code) of such entity; and

(b)            in the good faith business judgment of the Borrower at the time of the formation, incorporation or acquisition of such Subsidiary, structuring such Subsidiary as a controlled foreign corporation was intended to maximize tax efficiencies for the Obligors and their Subsidiaries (considered in the aggregate).

Any designation by the Borrower under this definition shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with the foregoing conditions.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (i) nominated by the requisite members of the Board of Directors of the Borrower nor (ii) appointed by a majority of the directors so nominated, (c) the Investment Advisor shall cease to be the investment adviser of the Borrower, (d) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Investment Advisor or (e) the Investment Advisor ceases to be Controlled by at least two of the Permitted Holders.

“Change in Law” means (a) the adoption or taking effect of any law, rule or regulation or treaty after the Original Restatement Effective Date, (b) any change in any law, rule or regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the Original Restatement Effective Date or (c) compliance by any Lender (or, for purposes of Sections 2.12(b) or 2.17(a), by any lending office of such Lender or by such Lender’s parent, if any) with any request, guideline, requirements or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Original Restatement Effective Date, provided that, notwithstanding anything herein to the contrary, (I) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives in connection therewith and (II) all requests, rules, guidelines, requirements or directives promulgated by the Bank For International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued, promulgated or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Dollar Loans or Multicurrency Loans; when used in reference to any Lender, refers to whether such Lender is a Dollar Lender or a Multicurrency Lender; and, when used in reference to any Commitment, refers to whether such Commitment is a Dollar Commitment or a Multicurrency Commitment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means ING Capital LLC in its capacity as Collateral Agent and any of its successors in such capacity under the Guarantee and Security Agreement.

“Commitment Increase” has the meaning assigned to such term in Section 2.06(f).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.06(f).

“Commitments” means, collectively, the Dollar Commitments and the Multicurrency Commitments.

“Constituent Documents” means, for any Person, its constituent or organizational documents, including: (a) in the case of any limited partnership, the certificate of limited partnership and limited partnership agreement for such Person; (b) in the case of any limited liability company, the articles of formation and operating agreement for such Person; and (c) in the case of a corporation, the certificate or articles of incorporation and the bylaws or memorandum and articles of association for such Person.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Account” has the meaning assigned to such term in Section 5.08(c)(ii).

“Covered Debt Amount” means, on any date, the sum of (x) all of the Revolving Credit Exposures of all Lenders on such date plus (y) the aggregate principal amount (including any increase in the aggregate principal amount resulting from payable-in-kind interest) of Other Covered Indebtedness outstanding on such date.

“Covered Taxes” means (i) Taxes other than Excluded Taxes and (ii) Other Taxes.

“Covid Relief Borrowing Base Condition” means the condition that the Covered Debt Amount shall be less than 85% of the Unadjusted Borrowing Base (with respect to each applicable date in a period, immediately after giving effect to any Loans (as well as any substantially concurrent acquisitions of Portfolio Investments, distributions or payment of outstanding Loans or Indebtedness) on such date, to the extent applicable).

“Covid Relief Financial Officer’s Certificate” means a certificate of a Financial Officer delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, which certificate shall certify that (i) the Covid Relief Borrowing Base Condition has been satisfied for each date in the applicable period required to be covered by such certificate and provide such certifications, information and calculations set forth in a Borrowing Base Certificate reasonably required to demonstrate such satisfaction, (ii) the condition that the Asset Coverage Ratio shall be greater than the applicable ratio has been satisfied for each date in the applicable period required to be covered by such certificate and provide such certifications, information and calculations in form and substance reasonably satisfactory to the Administrative Agent to demonstrate such satisfaction, (iii) the Covid Relief Termination Date has occurred (provided that this clause (iii) shall not be required to be certified in connection with a Covid Relief Financial Officer’s Certificate delivered pursuant to the definition of “Covid Relief Termination Date”) and (iv) no Default has occurred and is continuing on the date of such certificate (or would result from any transactions on such date).

“Covid Relief Termination Date” means the date that is the earliest to occur of:

(a)            the date that is the nine (9) month anniversary of the Amendment No. 3 Effective Date;

(b)            the date on which the Borrower elects to deliver to the Administrative Agent a Covid Relief Financial Officer’s Certificate certifying that (i) on the date of such certificate no Default has occurred and is continuing (or would result from any transactions on such date) and (ii) each of the Covid Relief Borrowing Base Condition and the condition that the Asset Coverage Ratio shall be greater than 1.70 to 1 has been satisfied for each date in the thirty (30) consecutive day period ending on such date; and

(c)            the termination in full of the Commitments in accordance with this Agreement.

“Currency” means Dollars or any Foreign Currency.

“Currency Valuation Notice” has the meaning assigned to such term in Section 2.08(b).

“Custodian” means U.S. Bank National Association, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Obligors holding Portfolio Investments, on behalf of the Obligors and, pursuant to the Custodian Agreement, the Collateral Agent. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Custodian Account” means an account subject to a Custodian Agreement.

“Custodian Agreement” means a control agreement entered into by and among an Obligor, the Collateral Agent and a Custodian, in form and substance acceptable to the Collateral Agent.

“Daily Compounded SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the sum of (a) SOFR for the day (such day “i”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website (the “Daily Compounded SOFR Screen Rate”), plus (b) the SOFR Adjustment; provided that if Daily Compounded SOFR as so determined shall ever be less than the Floor, then Daily Compounded SOFR shall be deemed to be the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a replacement of Daily Compounded SOFR has not occurred pursuant to Section 2.11(c)(i), then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Compounded SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Compounded SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. All interest hereunder on any Loan computed by reference to Daily Compounded SOFR shall be computed in the manner described in Section 2.10(g).

“Daily Simple RFR” means, for any day (an “RFR Rate Day”), an interest rate per annum equal to the greater of, for any RFR Loan denominated in Pounds Sterling, (a) SONIA for the day that is 5 Business Days prior to (i) if such RFR Rate Day is a Business Day, such RFR Rate Day or (ii) if such RFR Rate Day is not a Business Day, the Business Day immediately preceding such RFR Rate Day and (b) 0.50%. Any change in Daily Simple RFR due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has, as reasonably determined by the Administrative Agent, (a) failed to fund any portion of its Loans within two (2) Business Days of the date required to be funded by it hereunder, unless, in the case of any Loans, such Lender notifies the Administrative Agent in writing that such Lender’s failure is based on such Lender’s reasonable determination that the conditions precedent to funding such Loan under this Agreement have not been met, such conditions have not otherwise been waived in accordance with the terms of this Agreement and such Lender has advised the Administrative Agent in writing (with reasonable detail of those conditions that have not been satisfied) prior to the time at which such funding was to have been made, (b) notified the Borrower, the Administrative Agent, or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent or the Borrower to confirm in writing to the Administrative Agent and the Borrower that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, or (e) other than via an Undisclosed Administration, either (i) has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or has a parent company that has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action (unless in the case of any Lender referred to in this clause (e), the Borrower and the Administrative Agent shall be satisfied in the exercise of their respective reasonable discretion that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder); provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof, or solely as a result of an Undisclosed Administration, so long as such ownership interest or Undisclosed Administration does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each Lender promptly following such determination.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.

“Designated Obligations” means all obligations of the Borrower with respect to (a) principal of and interest on the Loans and (b) accrued and unpaid fees under the Loan Documents.

“Disqualified Equity Interests” means Equity Interests of the Borrower that after issuance are subject to any agreement between the holder of such Equity Interests and the Borrower whereby the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate such Equity Interests, other than (x) as a result of a change of control or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, shares of Equity Interests that are not Disqualified Equity Interests.

“Dollar Commitment” means, with respect to each Dollar Lender, the commitment of such Dollar Lender to make Loans denominated in Dollars hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.06 or reduced from time to time pursuant to Section 2.08 or as otherwise provided in this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and the other provisions of this Agreement (including the last two paragraphs of Section 7.01). The aggregate amount of each Lender’s Dollar Commitment as of the Restatement Effective Date is set forth on Schedule 1.01(b), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Dollar Commitments as of the Restatement Effective Date is $110,000,000.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on the date two Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent (or other foreign currency broker reasonably acceptable to the Administrative Agent) offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

“Dollar Lender” means the Persons listed on Schedule 1.01(b) (as amended pursuant to Section 2.06) as having Dollar Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Dollar Commitment or to acquire Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Dollar Loan” means a Loan denominated in Dollars made pursuant to a Dollar Commitment.

“Dollars” or “$” refers to lawful money of the United States of America.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means ~~the occurrence of~~:

(a)            in the case of a Benchmark Replacement in respect of Eurocurrency Loans denominated in Dollars, the occurrence of:

(i)            a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding syndicated credit facilities denominated in Dollars at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(ii)            the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders;

(b)            in the case of a Benchmark Replacement in respect of SOFR Loans denominated in Dollars, the occurrence of:

~~(1)~~  (i)      (x) a determination by the Administrative Agent ~~or~~, (~~ii~~y) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined ~~that U.S. dollar-denominated~~or (z) a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that the Borrower has determined that at least five (5) currently outstanding syndicated credit facilities denominated in Dollars being executed at such time (as a result of amendment or as originally executed), or that include language similar to that contained in Section 2.11(c) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the ~~LIBO Rate~~applicable Benchmark, and

(ii)            (x) the joint election by the Administrative Agent and the Borrower and the provision by the Administrative Agent of written notice of such election to the Lenders or (y) the joint election by the Required Lenders and the Borrower to trigger a fallback from the then-current Benchmark and the provision, if applicable, by the Required Lenders and the Borrower of written notice of such election to the Administrative Agent; and

(c)            in the case of a Benchmark Replacement in respect of Loans denominated in any Agreed Foreign Currency, the occurrence of:

~~(2) (i) the election by the Administrative Agent or (ii) the~~ election by the Required Lenders ~~to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative~~ Agent of written notice of such election to the ~~Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.~~

(i)                (x) a determination by the Administrative Agent, (y) a notification by the Required Multicurrency Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Multicurrency Lenders have determined or (z) a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that the Borrower has determined that at least five (5) currently outstanding syndicated credit facilities denominated in the applicable Agreed Foreign Currency being executed at such time (as a result of amendment or as originally executed), or that include language similar to that contained in Section 2.11(c) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the applicable Benchmark, and

(ii)               (x) the joint election by the Administrative Agent and the Borrower and the provision by the Administrative Agent of written notice of such election to the Lenders or (y) the joint election by the Required Multicurrency Lenders and the Borrower to trigger a fallback from the then-current Benchmark and the provision, if applicable, by the Required Multicurrency Lenders and the Borrower of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Liens” means, any right of offset, banker’s lien, security interest or other like right against the Portfolio Investments held by the Custodian pursuant to or in connection with its rights and obligations relating to the Custodian Account provided that such rights are subordinated, pursuant to the terms of the Custodian Agreement, to the first priority perfected security interest in the Collateral created in favor of the Collateral Agent, except to the extent expressly provided therein.

“Eligible Portfolio Investment” means any Portfolio Investment held by any Obligor (and solely for purposes of determining the Borrowing Base, Cash and Cash Equivalents held by any Obligor) on any date that, in each case, meets all of the criteria set forth on Schedule 1.01(d) hereto on such date; provided, that no Portfolio Investment, Cash or Cash Equivalent shall constitute an Eligible Portfolio Investment or be included in the Borrowing Base if the Collateral Agent does not at all times maintain a first priority, perfected Lien (subject to no other Liens other than Eligible Liens) on such Portfolio Investment, Cash or Cash Equivalent or if such Portfolio Investment, Cash or Cash Equivalent has not been or does not at all times continue to be Delivered (as defined in the Guarantee and Security Agreement). Without limiting the generality of the foregoing, it is understood and agreed that any Portfolio Investments that have been contributed or sold, purported to be contributed or sold or otherwise transferred to any Financing Subsidiary, or held by any Financing Subsidiary, or which secure obligations of any Financing Subsidiary, shall not be treated as Eligible Portfolio Investments until distributed, sold or otherwise transferred to the Borrower free and clear of all Liens (other than Eligible Liens). Notwithstanding the foregoing, nothing herein shall limit the provisions of Section 5.12(b)(i) which provide that, for purposes of this Agreement, all determinations of whether an Investment is to be included as an Eligible Portfolio Investment shall be determined on a settlement-date basis (meaning that any Investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled), provided that no such Investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan that is intended to qualify under Section 401(a) of the Code, the occurrence of any event that could reasonably be expected to prevent or cause the loss of such qualification; (c) with respect to any Plan, the failure to satisfy the applicable minimum funding standard (as defined in Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any ERISA Affiliate of any Withdrawal Liability; (h) the occurrence of any nonexempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Plan; (i) the failure to make any required contribution to a Multiemployer Plan or failure to make by its due date any required contribution to any Plan; (j) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (k) the incurrence with respect to any “employee benefit plan” as defined in Section 3(3) of ERISA that is sponsored or maintained by the Borrower or any ERISA Affiliate of any liability for post-retirement health or welfare benefits, except as may be required by 4980B of the Code or similar laws; or (l) a determination that any Plan is, or expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA).

“Erroneous Payment” has the meaning assigned to such term in Section 8.16(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 8.16(d).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 8.16(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 8.16(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 8.16(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Screen Rate” means, for any Interest Period, in the case of any Eurocurrency Borrowing denominated in Euros, the European interbank offered rate administered by the European Money Markets Institute (or the successor thereto if the European Money Markets Institute is no longer making such rates available) per annum for deposits in Euro for a period equal to the Interest Period appearing on the display designated as Reuters Screen EURIBOR01 Page (or such other page on that service or such other service designated by the European Money Markets Institute (or the successor thereto if the European Money Markets Institute is no longer making such rates available) for the display of the European Money Markets Institute’s Interest Settlement Rates for deposits in Euro) or, in the event such rate does not appear on such Reuters page, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion, as of 11:00 a.m. Brussels time two TARGET Days prior to the first day of the Interest Period; provided that, if the EURIBO Screen Rate so determined would be less than 0.50%, such rate shall be deemed to be 0.50% for purposes of this Agreement.

“Euro” means the lawful currency of the member states of the European Union that have adopted and retained a common single currency through monetary union in accordance with European Union treaty law, as such treaty law is amended from time to time.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, bearing interest at a rate determined by reference to the Adjusted LIBO Rate, EURIBO Screen Rate, AUD Bank Bill Reference Rate or CDOR Rate. For clarity, a Loan or Borrowing bearing interest by reference to clause (c)(1) of the definition of “Alternate Base Rate” shall not be a Eurocurrency Loan or Eurocurrency Borrowing.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Subsidiary” means MCC Holdco Equity Manager I, LLC, a Delaware limited liability company.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent or any Lender or required to be withheld or deducted from a payment to the Administrative Agent or any Lender, (a) Taxes imposed on (or measured by) its net income or franchise Taxes, in each case, imposed (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections solely arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Documents, or sold or assigned an interest in any Loan or Loan Document), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.14(a), (d) Taxes attributable to such recipient’s failure to comply with Section 2.14(f), and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Investments Certificate” has the meaning ascribed to such term in Section 3.12(b).

“Existing Lender” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Loans” has the meaning assigned to such term in the recitals to this Agreement.

“External Quoted Value” has the meaning set forth in Section 5.12(b)(ii).

“External Unquoted Value” has the meaning set forth in Section 5.12(b)(ii).

“Extraordinary Receipts” means any cash received by or paid to any Obligor on account of any foreign, United States, state or local tax refunds, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments received not in the ordinary course of business and any purchase price adjustment received not in the ordinary course of business in connection with any purchase agreement and proceeds of insurance (excluding, however, for the avoidance of doubt, proceeds of any issuance of Equity Interests by the Borrower and issuances of Indebtedness by any Obligor), provided, however, that Extraordinary Receipts shall not include any (x) amounts that the Borrower receives from the Administrative Agent or any Lender pursuant to Section 2.14(h), or (y) cash receipts to the extent received from proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by any Person in respect of any unaffiliated third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amendment or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules, or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FCA” has the meaning assigned to such term in Section 1.11.

“FCPA” has the meaning assigned to such term in Section 3.21.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate is less than zero, such rate shall be zero for purposes of this Agreement.

~~“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~

“Financial Officer” means the chief executive officer, president, co-president, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Subsidiary” means (a) any Structured Subsidiary or (b) any SBIC Subsidiary.

“Financing Subsidiary Limitation Period” shall have the meaning ascribed to that term in Section 6.17.

“Floor” means the greater of (a) 0.50% and (b) the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark (including any component thereof).

“Foreign Currency” means at any time any currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars to be converted into a Foreign Currency, the amount of such Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Foreign Eligible Portfolio Investments” means any Eligible Portfolio Investment of a Permitted Foreign Issuer with respect to which the requirements of paragraph 13 of Schedule 1.01(d) hereto are met by reference to any Permitted Foreign Jurisdiction.

“Foreign Lender” means any Lender that is not (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof) or (c) any estate or trust that is subject to U.S. federal income taxation regardless of the source of its income.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee and Security Agreement” means the Amended and Restated Guarantee, Pledge and Security Agreement, dated as of the Original Restatement Effective Date, between the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent, each holder (or a representative or trustee therefor) from time to time of any Secured Longer-Term Indebtedness, and the Collateral Agent, as the same shall be amended, restated, modified and supplemented from time to time.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement between the Collateral Agent and an entity that pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request consistent with the requirements of Section 5.08).

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement entered into in the ordinary course of business and not for speculative purposes. For the avoidance of doubt, in no event shall a Hedging Agreement include a total return swap.

“HMT” means Her Majesty’s Treasury (United Kingdom).

“Increasing Existing Lenders” has the meaning assigned to such term in the recitals to this Agreement.

“Increasing Lender” has the meaning assigned to such term in Section 2.06(f).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits, loans or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business not past due for more than 90 days after the date on which such trade account payable was due), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) the amount such Person would be obligated for under any Hedging Agreement if such Hedging Agreement was terminated at the time of determination, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) all obligations, contingent or otherwise, with respect to Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor (or such Person is not otherwise liable for such Indebtedness). Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment, (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment or (z) indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any First Lien Bank Loan that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is non-recourse to the Borrower and its Subsidiaries and (ii) would not represent a claim against the Borrower or any of its Subsidiaries in a bankruptcy, insolvency or liquidation proceeding of the Borrower or its Subsidiaries, in each case in excess of the amount sold or purportedly sold.

“Industry Classification Group” means any of the classification groups that are currently in effect by Moody’s or may be subsequently established by Moody’s and provided by the Borrower to the Lenders (including, without limitation, those set forth on Schedule 1.01(e) on the Restatement Effective Date).

“ING” means ING Capital LLC.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05, substantially in the form of Exhibit E hereto or such other form as reasonably satisfactory to the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date ~~and~~, (b) with respect to any Eurocurrency Loan or, if the then-current Benchmark is Adjusted Term SOFR, any SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period and (c) with respect to any RFR Loan or, if the then-current Benchmark is Daily Compounded SOFR, any SOFR Loan, the last day of each Interest Period therefor.

“Interest Period” means, (a) for any Eurocurrency Loan or Eurocurrency Borrowing or, if the then-current Benchmark is Adjusted Term SOFR, any SOFR Loan or SOFR Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (other than with respect to a Eurocurrency Loan or Eurocurrency Borrowing denominated in Canadian Dollars, which shall not be available for a period of six months’ duration) thereafter or, with respect to such portion of any ~~Eurocurrency~~such Loan or ~~Eurocurrency~~ Borrowing that is scheduled to be repaid on the Maturity Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Maturity Date, as specified in the applicable Borrowing Request or Interest Election Request and (b) for any RFR Loan or RFR Borrowing or, if the then-current Benchmark is Daily Compounded SOFR, any SOFR Loan or SOFR Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter or, with respect to such portion of any such Loan or Borrowing that is scheduled to be repaid on the Maturity Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Maturity Date; provided~~,~~  that (~~a~~i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (~~b~~ii) any Interest Period (other than an Interest Period that ends on the Maturity Date that is permitted to be of less than with respect to any Eurocurrency Loan or Eurocurrency Borrowing, any SOFR Loan or SOFR Borrowing or any RFR Loan or RFR Borrowing, one month’s duration, in each case, as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Internal Value” has the meaning set forth in Section 5.12(b)(ii).

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person (including convertible securities) or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

“Investment Advisor” means Monroe Capital BDC Advisors, LLC, a Delaware limited liability company, or an Affiliate thereof.

“Investment Allocation Policy” means the written statement, approved by the Board of Directors of the Borrower and reasonably acceptable to the Administrative Agent, of the Borrower’s investment allocation policy between affiliated investment vehicles managed directly or indirectly by Monroe Capital BDC Advisors, LLC.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” means the credit policies and procedures of Monroe Capital BDC Advisors, LLC and the Investment Allocation Policy, each as in existence on the Original Effective Date.

“Lenders” means the Persons listed on Schedule 1.01(b) (as amended from time to time pursuant to Section 2.06) as having Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Commitment or to acquire Revolving Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

~~“LIBO Quoted Currency” means (x) Dollars and (y) Euro and English Pounds Sterling (but in the case of this clause (y), only if such Currency is an Agreed Foreign Currency), in each case so long as there is a published LIBO Rate with respect thereto.~~

~~“LIBO Rate” means, for any Interest Period:~~

~~(a)~~            “LIBO Rate” means, for any Interest Period, for any Eurocurrency Borrowing denominated in ~~a LIBO Quoted Currency, (i) the Intercontinental Exchange~~Dollars, the London interbank offered rate administered by the ICE Benchmark Administration Ltd. ~~LIBOR Rate~~ (or the successor thereto if the ~~Intercontinental Exchange~~ICE Benchmark Administration ~~Ltd.~~ is no longer making such rates available) per annum for deposits in ~~such Currency~~Dollars for a period equal in length to the Interest Period appearing on the display designated as Reuters Screen ~~LIBOR01~~LIBO01 Page (or such other page on that service or such other service designated by the ~~Intercontinental Exchange~~ICE Benchmark Administration ~~Ltd.~~ (or the successor thereto if the ~~Intercontinental Exchange~~ICE Benchmark Administration ~~Ltd.~~ is no longer making such rates available) for the display of such Administration’s Interest Settlement Rates for deposits in ~~such Currency)~~Dollars) or, in the event such rate does not appear on such Reuters page, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (the “LIBO Screen Rate”), as of 11:00 a.m., London time, on the day that is two (2) Business Days prior to the first day of ~~the Interest Period (or if such Reuters Screen LIBOR01 Page is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time); or (ii) if the Administrative Agent determines that the sources set forth in clause (i) are unavailable for the relevant Interest Period, LIBO Rate for purposes of this clause (a) shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in such Currency are offered to the Administrative Agent two (2) business days preceding the first day of such Interest Period by leading banks in the London interbank market as of 11:00 a.m. for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Administrative Agent’s portion of the relevant Eurocurrency Borrowing~~such Interest Period;

~~(b)            in the case of any Eurocurrency Borrowings denominated in Canadian Dollars, the CDOR Rate per annum;~~

~~(c)            in the case of any Eurocurrency Borrowings denominated in AUD, the AUD Screen Rate per annum plus 0.20%; and~~

~~(d)             for all Non-LIBO Quoted Currencies (other than Canadian Dollars and AUD), the calculation of the applicable reference rate shall be determined in accordance with market practice;~~

provided~~, in each case,~~  that if the LIBO Rate is less than 0.50%, such rate shall be deemed to be 0.50% for purposes of this Agreement.

“LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof (and, in the case of Portfolio Investments that are equity securities, excluding customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer). For the avoidance of doubt, in the case of Investments that are loans or other debt obligations, customary restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such Investment shall not be deemed to be a “Lien”.

“Loan Documents” means, collectively, this Agreement, any promissory notes delivered pursuant to Section 2.07(f) and the Security Documents, and such other agreements and operative documents, and any amendments or supplements thereto or modification thereof, executed and/or delivered pursuant to the terms of this Agreement or any of the other Loan Documents.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments of the Obligors (taken as a whole) and other assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries (other than the Financing Subsidiaries), taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder or the ability of the Obligors to perform their respective obligations thereunder.

“Material Indebtedness” means (a) Indebtedness (other than the Loans and Hedging Agreements), of any one or more of the Borrower and its Subsidiaries (including any Financing Subsidiary) in an aggregate principal amount exceeding $5,000,000 and (b) obligations in respect of one or more Hedging Agreements or other swap or derivative transactions under which the maximum aggregate amount (after giving effect to any netting agreements) that the Borrower and/or its Subsidiaries would be required to pay if such Hedging Agreement(s) were terminated at such time would exceed $5,000,000.

“Maturity Date” means the earliest of: (a) the Stated Maturity Date, (b) the date upon which the Administrative Agent declares the Obligations, or the Obligations become, due and payable after the occurrence of an Event of Default and (c) the date upon which the Commitments are terminated in full pursuant to Section 2.06(b).

“Maximum Rate” has the meaning assigned to such term in Section 9.18.

“Modified Asset Coverage Ratio” means, if the Borrower has elected to use the relief offered by Release No. 33837, the Asset Coverage Ratio determined after giving effect to Release No. 33837 as in effect on the Amendment No. 3 Effective Date.

“Monroe Joint Venture” means MRCC Senior Loan Fund I, LLC, a Delaware limited liability company.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multicurrency Commitments” means, with respect to each Multicurrency Lender, the commitment of such Multicurrency Lender to make Loans denominated in Dollars and in Agreed Foreign Currencies hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.06 or reduced from time to time pursuant to Section 2.08 or as otherwise provided in this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and the other provisions of this Agreement (including the last two paragraphs of Section 7.01). The aggregate amount of each Lender’s Multicurrency Commitment as of the Restatement Effective Date is set forth on Schedule 1.01(b), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Multicurrency Commitments as of the Restatement Effective Date is $145,000,000.

“Multicurrency Lender” means the Persons listed on Schedule 1.01(b) (as amended pursuant to Section 2.06) as having Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Multicurrency Commitment or to acquire Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Multicurrency Loan” means a Loan denominated in Dollars or an Agreed Foreign Currency made pursuant to a Multicurrency Commitment.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA that is contributed to by (or to which there is an obligation to contribute of) the Borrower, any of its Subsidiaries or any of their ERISA Affiliates, and each such plan for the six-year period immediately following the latest date on which the Borrower, any of its Subsidiaries or any of their ERISA Affiliates contributed to or had an obligation to contribute to such plan.

“National Currency” means the currency, other than the Euro, of a Participating Member State.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to (a) the sum of any Cash payments and Cash Equivalents (and net Cash or Cash Equivalent proceeds of any noncash amount) received by the Obligors from such Asset Sale (including (i) any Cash amount received by an Obligor from a disposition to a Financing Subsidiary and (ii) any Cash or Cash Equivalents (and net Cash or Cash Equivalent proceeds of any noncash amount) received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (b) any costs, fees, commissions, premiums and expenses actually incurred by any Obligor directly incidental to such Asset Sale and paid in cash to a Person that is not an Affiliate of any Obligor (or if paid in cash to an Affiliate, only to the extent such expenses are reasonable and customary), minus (c) all taxes paid or reasonably estimated to be payable by any Obligor as a result of such Asset Sale (after taking into account any available tax credits or deductions).

“Net Cash Proceeds” means Cash proceeds net of underwriting discounts and commissions or other similar payments and other costs, fees, premiums, commissions and expenses directly associated therewith, including, without limitation, reasonable legal fees and expenses.

“No External Review Assets” means Portfolio Investments that are Unquoted Investments with a fair value of less than $4,000,000 and which an Approved Third-Party Appraiser is not assisting the Board of Directors of the Borrower in determining the fair market value of such Unquoted Investment in accordance with Section 5.12 as of the end of the applicable fiscal quarter; provided that the aggregate fair value of all such Unquoted Investments does not exceed 10% of the Borrowing Base.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Core Asset” means, on any date, (i) the portion of any Eligible Portfolio Investment that is excluded from the Borrowing Base at any time whether before or after the Amendment No. 3 Effective Date, (ii) any Portfolio Investment that is not an Eligible Portfolio Investment and is designated as a “Non-Core Asset” on the Borrowing Base Certificate delivered on the Amendment No. 3 Effective Date or on any subsequent Borrowing Base Certificate delivered to the Administrative Agent from time to time pursuant to the terms of this Agreement (which specifically shall be permitted to include any Portfolio Investment that constitutes an Eligible Portfolio Investment on the Amendment No. 3 Effective Date but thereafter ceases to qualify as an Eligible Portfolio Investment) and (iii) any follow on investments and protective advances made with respect to such Portfolio Investments, in each case, that meets all of the criteria set forth on Schedule 1.01(f) hereto on such date; provided, that no Portfolio Investment shall constitute a Non-Core Asset or be included in the Borrowing Base Flex if the Collateral Agent does not at all times maintain a first priority, perfected Lien (subject to no other Liens other than Eligible Liens) on such Non-Core Asset or if such Non-Core Asset has not been or does not at all times continue to be Delivered (as defined in the Guarantee and Security Agreement).

~~“Non-LIBO Quoted Currency” means any currency other than a LIBO Quoted Currency.~~

“Obligations” means all present and future indebtedness, obligations (including the obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights), and liabilities of the Obligors to the Administrative Agent and/or any other Secured Party, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement (including, without limitation, the indemnity provisions hereof), and all interest accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of the Obligors to the Administrative Agent and/or any other Secured Party evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

“Obligors” means, collectively, the Borrower and the Subsidiary Guarantors.

“Obligors’ Net Worth” means, at any date, the Total Net Assets at such date, exclusive of the net asset value held by any Obligor in any non-Obligor Subsidiary.

“OFAC” has the meaning assigned to such term in Section 3.19.

“Original Effective Date” means October 23, 2012.

“Original Restatement Effective Date” means December 14, 2015.

“Other Covered Indebtedness” means, collectively, (i) Secured Longer-Term Indebtedness, (ii) Unsecured Shorter-Term Indebtedness and (iii) from and after the date that is 9 months prior to their scheduled maturity, the 2023 Notes; provided that to the extent any portion of any such Indebtedness is subject to a contractually scheduled amortization or other required principal payment or redemption earlier than the scheduled maturity date of such Indebtedness, such portion of such Indebtedness shall be included in the calculation of Other Covered Indebtedness beginning upon the date that is the later of (x) 9 months prior to such scheduled amortization payment, other required principal payment or redemption and (y) the date the Borrower becomes aware that such Indebtedness is required to be paid or redeemed.

“Other Permitted Indebtedness” means (a) accrued expenses and current trade accounts payable incurred in the ordinary course of any Obligor’s business that are overdue for a period of more than 90 days and which are being contested in good faith by appropriate proceedings, (b) Indebtedness (other than Indebtedness for borrowed money) arising in connection with transactions in the ordinary course of any Obligor’s business in connection with its purchasing of securities, Hedging Agreements entered into for financial planning purposes and not for speculative purposes, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Borrower’s Investment Policies; provided that such Indebtedness does not arise in connection with the purchase of Portfolio Investments other than Cash Equivalents and U.S. Government Securities; (c) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under Section 7.01(k), (d) Indebtedness incurred in the ordinary course of business to finance equipment and fixtures; provided that such Indebtedness does not exceed $5,000,000 in the aggregate at any time outstanding; and (e) other Indebtedness not to exceed $3,000,000 in the aggregate.

“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording or filing Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17(b)) and as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections solely arising from such Lender having executed, delivered, become a party to, performed is obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Documents, or sold or assigned an interest in any Loan or Loan Document).

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in an Agreed Foreign Currency, an overnight rate determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions.

“Participating Member State” means any member state of the European Union that adopts or has adopted a common single currency as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Payment Recipient” has the meaning assigned to it in Section 8.16(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Equity Interests” means common stock of the Borrower that after its issuance is not subject to any agreement between the holder of such common stock and the Borrower where the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate any such common stock.

“Permitted Foreign Issuer” shall mean any Person (i) organized under the laws of a Permitted Foreign Jurisdiction or any province thereof, (ii) domiciled in a Permitted Foreign Jurisdiction, or (iii) with principal operations or any other material property or other material assets pledged as collateral and located in a Permitted Foreign Jurisdiction.

“Permitted Foreign Jurisdiction” means Canada, Australia and the United Kingdom.

“Permitted Holders” means Theodore Koenig, Michael Egan, Jeremy VanDerMeid, Thomas Aronson and Aaron Peck, or any other individual manager of Monroe Management Holdco, LLC reasonably acceptable to the Administrative Agent and the Required Lenders after the death, disability, resignation or termination for cause by the Board of Directors of any of the foregoing.

“Permitted Liens” means (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage, landlord, and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default; (g) customary rights of setoff and liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business, in the case of each of clauses (i) through (iii) above, securing payment of fees, indemnities, charges for returning items and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (i) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate (including leasehold title), in each case which do not interfere with or affect in any material respect the ordinary course conduct of the business of the Borrower and its Subsidiaries; (j) purchase money Liens on specific equipment and fixtures provided that (i) such Liens only attach to such equipment and fixtures, (ii) the Indebtedness secured thereby is incurred pursuant to clause (d) of the definition of “Other Permitted Indebtedness” and (iii) the Indebtedness secured thereby does not exceed the lesser of the cost and the fair market value of such equipment and fixtures at the time of the acquisition thereof; (k) deposits of money securing leases to which Borrower is a party as lessee made in the ordinary course of business; and (l) Eligible Liens.

“Permitted Policy Amendment” is an amendment, modification, termination or restatement of the Investment Policies, that is either (a) approved in writing by the Administrative Agent (with the consent of the Required Lenders), (b) required by applicable law or Governmental Authority, or (c) not material.

“Permitted SBIC Guarantee” means a guarantee by the Borrower of SBA Indebtedness of an SBIC Subsidiary on SBA’s then applicable form, provided that the recourse to the Obligors thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that, as provided in Section 7.01(q), it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, in respect of which the Borrower, any of its Subsidiaries or any of its or their respective ERISA Affiliates is (or would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Portfolio Company” means the issuer or obligor under any Portfolio Investment held by any Obligor.

“Portfolio Company Data” means the most recently available historic (not to exceed one full fiscal quarter) and pro-forma financial information and market data associated with a Portfolio Company which has been delivered by such Portfolio Company to the Borrower (which the Borrower has no reason to believe is inaccurate in any material respect), which may include pro-forma financial information in connection with, among other things, (a) an Investment that was originated by the Borrower within the preceding twelve month period, (b) a Portfolio Company that has, within the preceding twelve month period, been the acquirer of substantially all of the business assets or stock of another Person, (c) a Portfolio Company that has, within the preceding twelve month period, been the target of an acquisition of substantially all of its business assets or stock, and/or (d) a Portfolio Company that does not have an entire fiscal year under its current capital structure. For the avoidance of doubt, Portfolio Company Data shall exclude any adjustments to the historical results of the applicable Portfolio Company to the extent such adjustments are inconsistent with the methodologies of RiskCalc.

“Portfolio Investment” means any Investment held by the Borrower and its Subsidiaries in their asset portfolio and included on the schedule of investments on the financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) (and, for the avoidance of doubt, shall not include any Subsidiary of the Borrower).

“Pounds Sterling” means the lawful currency of England.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section, as the “U.S. Prime Rate” (or its successor), as in effect from time to time or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Public Health Event” means (i) any epidemic, pandemic, disease outbreak (including COVID-19), other health crisis and/or public health event and/or (ii) any adverse economic, financial and/or social conditions resulting from, arising out of or relating to the foregoing clause (i).

“QFC” has the meaning assigned to such term in Section 9.20.

“QFC Credit Support” has the meaning assigned to such term in Section 9.20.

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing on December 31, 2015.

“Quoted Investments” has the meaning set forth in Section 5.12(b)(ii).

“Register” has the meaning set forth in Section 9.04(c).

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, partners, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release No. 33837” means Release No. IC-33837 issued by the SEC on April 8, 2020.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England, or any successor thereto and (c) with respect to any Benchmark Replacement in respect of Loans denominated in any Foreign Currency other than Pounds Sterling, (i) the central bank for the currency in which ~~the LIBO Rate~~such Benchmark Replacement is denominated or ~~any central bank or other supervisor which is responsible for supervising either the LIBO Rate or the administrator of the LIBO Rate or (b) any~~(ii) any working group or committee officially endorsed or convened by (~~i~~w) the central bank for the currency in which ~~the LIBO Rate~~such Benchmark Replacement is denominated, (~~ii~~x) any central bank or other supervisor ~~which~~that is responsible for supervising either ~~the LIBO Rate or~~(A) such Benchmark Replacement or (B) the administrator of ~~the LIBO Rate~~such Benchmark Replacement, (~~iii~~y) a group of those central banks or other supervisors or (~~iv~~z) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) in the case of any Eurocurrency Borrowing denominated in Dollars, the Adjusted LIBO Rate for the applicable Interest Period, (b) in the case of any SOFR Borrowing, Daily Compounded SOFR or Adjusted Term SOFR for the applicable Interest Period, as applicable, (c) in the case of any Eurocurrency Borrowing denominated in Euros, the EURIBO Screen Rate per annum for the applicable Interest Period, (d) in the case of any Eurocurrency Borrowing denominated in AUD, the AUD Bank Bill Reference Rate per annum for the applicable Interest Period, (e) in the case of any Eurocurrency Borrowing denominated in Canadian Dollars, the CDOR Rate per annum for the applicable Interest Period and (f) in the case of any Eurocurrency Borrowing denominated in any other Currency (other than Pounds Sterling) not specified in clauses (a) through (e) above, the calculation of the applicable reference rate shall be determined in accordance with market practice for the applicable Interest Period; provided that if the applicable Screen Rate shall not be available for such Interest Period (if applicable) and/or for the applicable Currency with respect to such Eurocurrency Borrowing for any reason, then the rate determined in accordance with Section 2.11(c) shall be the Relevant Rate for such Interest Period for such Eurocurrency Borrowing; provided further that, if the Relevant Rate under clauses (a) through (f) is less than 0.50% for the relevant Interest Period, such rate shall be deemed to be 0.50% for such Interest Period.

“Required Lenders” means, at any time, subject to Section 2.16(b), Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided, that, (a) if there are only three (3) Lenders at such time, “Required Lenders” shall mean Lenders having Revolving Credit Exposures and unused Commitments representing at least two-thirds of the sum of the total Revolving Credit Exposures and unused Commitments at such time and (b) if there are only two (2) Lenders at such time, “Required Lenders” shall mean all Lenders. Solely for purposes of Section 2.11(a)(ii) and the last sentence of Section 9.02(b), the Required Lenders of a Class means Lenders having Revolving Credit Exposures and unused Commitments of such Class representing more than 50% (or, if there are only three (3) Lenders of such Class at such time, at least two-thirds, and, if there are only two (2) Lenders of such Class at such time, all such Lenders) of the sum of the total Revolving Credit Exposures and unused Commitments of such Class at such time.

“Required Multicurrency Lenders” means Multicurrency Lenders having Revolving Multicurrency Credit Exposures and unused Multicurrency Commitments representing more than 50% (or, if there are only three (3) Multicurrency Lenders at such time, at least two-thirds, and, if there are only two (2) Multicurrency Lenders at such time, all such Multicurrency Lenders) of the sum of the total Revolving Multicurrency Credit Exposures and unused Multicurrency Commitments at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Effective Date” means March 1, 2019.

“Restricted Investment” means (i) the Monroe Joint Venture, (ii) any other joint venture that the Borrower or any of its Subsidiaries, directly or indirectly, has an interest in and (iii) any Subsidiary of the Monroe Joint Venture or any such other joint venture.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests of the Borrower or any of its Subsidiaries, provided, for clarity, neither the conversion of convertible debt into Permitted Equity Interests nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with Permitted Equity Interests shall be a Restricted Payment hereunder.

“Return of Capital” means an amount equal to (a) any cash amount (and net cash proceeds of any noncash amount) received by any Obligor at any time in respect of the outstanding principal of any Portfolio Investment (whether at stated maturity, by acceleration or otherwise), plus (b) without duplication of amounts received under clause (a), any net cash proceeds (including net cash proceeds of any noncash consideration) received by any Obligor at any time from the sale of any property or assets pledged as collateral in respect of any Portfolio Investment to the extent such net cash proceeds are less than or equal to the outstanding principal balance of such Portfolio Investment, plus (c) any cash amount (and net cash proceeds of any noncash amount) received by any Obligor at any time in respect of any Portfolio Investment that is an Equity Interest (x) upon the liquidation or dissolution of the issuer of such Portfolio Investment, (y) as a distribution of capital made on or in respect of such Portfolio Investment, or (z) pursuant to the recapitalization or reclassification of the capital of the issuer of such Portfolio Investment or pursuant to the reorganization of such issuer, plus (d) any similar return of capital received by any Obligor in cash (and net cash proceeds of any noncash amount) in respect of any Portfolio Investment.

“Revolver Termination Date” means the date that is the earlier to occur of (i) the date that is the four (4) year anniversary of the Restatement Effective Date, and (ii) the termination in full of the Commitments in accordance with this Agreement, in each case unless extended with the consent of each Lender in its sole and absolute discretion.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure at such time.

“Revolving Dollar Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Dollar Loans at such time.

“Revolving Multicurrency Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Multicurrency Loans at such time.

“RFR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to Daily Simple RFR.

“RFR Business Day” means, for any Loan denominated in Pounds Sterling, any day except for (a) a Saturday or a Sunday and (b) a day on which banks are closed for general business in London.

“RFR Rate Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RIC” means a Person qualifying for treatment as a “regulated investment company” under the Code.

“Risk Factor” means, with respect to any Portfolio Investment (other than an ABL Transaction), for any calendar quarter, the risk factor set forth on Schedule 1.01(c) corresponding to the Risk Factor Rating that has been most recently assigned to such Portfolio Investment by the Borrower in accordance with the definition of Risk Factor Rating.

“Risk Factor Rating” means, with respect to any Portfolio Investment (other than an ABL Transaction), a rating assigned by the Borrower from time to time to such Portfolio Investment by, at the Borrower’s option, either (i) using a public or private rating of the Portfolio Company from Moody’s; (ii) using a comparable shadow rating performed by a Moody’s analyst with respect to the Portfolio Investment; (iii) if such a public or private rating or comparable shadow rating referred to in clauses (i) and (ii) above is not available, using a comparable rating determined by the Borrower inputting the Portfolio Company Data relating to such Portfolio Investment into RiskCalc (Moody’s KMV Expected Default Frequency model); or (iv) determining a rating by another method that has been approved for such Portfolio Investment by the Administrative Agent and Lenders (which approval, for the avoidance of doubt, may be given electronically) holding at least two-thirds of the total Revolving Credit Exposures and unused Commitments.

“Rockdale Blackhawk Loans” means those loans and other financial accommodations set forth in the Existing Investments Certificate made in connection with that certain Credit Agreement dated as of March 31, 2015 (as amended, restated, supplemented and/or otherwise modified from time to time) by and among Rockdale Blackhawk, LLC (or any of its affiliates), Monroe Capital Management Advisors, LLC, as administrative agent, the lenders party thereto and certain other parties, including, without limitation, any right to receive any funds or distributions of assets with respect thereto in connection with the Chapter 7 bankruptcy case of Little River Healthcare Holdings, LLC, et al., pending as Case No. 18-60526 in the United States Bankruptcy Court for the Western District of Texas, Waco Division (whether by settlement therein or otherwise).

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., a New York corporation, or any successor thereto.

“Sanctioned Country” means, at any time, a country, territory or region that is, or whose government is, the subject or target of any Sanctions.

“Sanctions” has the meaning assigned to such term in Section 3.19.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Subsidiary” means any Subsidiary of the Borrower (or such Subsidiary’s general partner or manager entity) that is (x) a “small business investment company” licensed by the SBA (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) under the Small Business Investment Act of 1958, as amended, and (y) designated in writing by the Borrower (as provided below) as an SBIC Subsidiary, so long as:

(a)            other than pursuant to a Permitted SBIC Guarantee or the requirement by the SBA that the Borrower make an equity or capital contribution to the SBIC Subsidiary in connection with its incurrence of SBA Indebtedness (provided that such contribution is permitted by Section 6.03(e) as in effect at the time of such contribution and is made substantially contemporaneously with such incurrence), no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Person (i) is Guaranteed by the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary), (ii) is recourse to or obligates the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary) in any way, or (iii) subjects any property of the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary) to the satisfaction thereof;

(b)            other than pursuant to a Permitted SBIC Guarantee, neither the Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding with such Person other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower or such Subsidiary;

(c)            neither the Borrower nor any of its Subsidiaries (other than any SBIC Subsidiary) has any obligation to such Person to maintain or preserve its financial condition or cause it to achieve certain levels of operating results; and

(d)            such Person has not Guaranteed or become a co-borrower under, and has not granted a security interest in any of its properties to secure, and the Equity Interests it has issued are not pledged to secure, in each case, any Indebtedness, liabilities or obligations of any one or more of the Obligors.

Any designation by the Borrower under clause (y) above shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with the foregoing conditions.

“Screen Rate” means the LIBO Screen Rate, Term SOFR Reference Rate, Daily Compounded SOFR Screen Rate, EURIBO Screen Rate, CDOR Screen Rate and AUD Screen Rate, collectively and individually as the context may require.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions thereof.

“Secured Longer-Term Indebtedness” means, as at any date, Indebtedness for borrowed money (other than Indebtedness hereunder) of the Borrower (which may be Guaranteed by Subsidiary Guarantors) that;

(a) has no amortization or mandatory redemption, repurchase or prepayment prior to, and a final maturity date not earlier than, six months after the Stated Maturity Date (it being understood that any mandatory amortization, redemption, repurchase or prepayment obligation or put right that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a) (notwithstanding the foregoing, the Borrower acknowledges that any payment prior to the Termination Date in respect of any such obligation or right shall only be made to the extent permitted by Section 6.12));

(b) is incurred pursuant to documentation containing (i) financial covenants, covenants governing the borrowing base, if any, portfolio valuations and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally) that are no more restrictive upon the Borrower and its Subsidiaries than those set forth in this Agreement (provided that, upon the Borrower’s written notice to the Administrative Agent at least five Business Days prior to the incurrence of any Secured Longer-Term Indebtedness that otherwise would not meet the requirements of this clause (b)(i), this Agreement will be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to the extent necessary that the financial covenants, covenants governing the borrowing base, if any, portfolio valuations and events of default, as applicable, in this Agreement shall be at least as restrictive as such covenants in the Secured Longer-Term Indebtedness) and (ii) other terms (other than interest and any commitment or related fees) that are no more restrictive in any material respect upon the Borrower and its Subsidiaries, prior to the Termination Date, than those set forth in this Agreement (it being understood that put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the Capital Stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its Capital Stock or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition); and

(c) ranks pari passu with the obligations under this Agreement and is not secured by any assets of any Person other than any assets of any Obligor pursuant to the Security Documents and the holders of which, or the agent, trustee or representative of such holders have agreed to be bound by the provisions of the Security Documents in a manner reasonably satisfactory to the Administrative Agent and the Collateral Agent. For the avoidance of doubt, (i) Secured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Secured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition and (ii) any payment on account of Secured Longer-Term Indebtedness shall be subject to Section 6.12.

“Secured Obligations” has the meaning specified in the Guarantee and Security Agreement.

“Secured Parties” has the meaning specified in the Guarantee and Security Agreement.

“Security Documents” means, collectively, the Guarantee and Security Agreement, the Custodian Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in personal property created pursuant to the Guarantee and Security Agreement, and all other assignments, pledge agreements, security agreements, intercreditor agreements, control agreements and other instruments executed and delivered at any time by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations.

“Senior Coverage Ratio” means the ratio of (A) the aggregate fair value (with regard to (i) Eligible Portfolio Investments, as determined in accordance with Section 5.12(b)(ii)) and (ii) Non-Core Assets, as determined in accordance with Schedule 1.01(f)) of the Collateral of the Obligors (exclusive of Collateral that represents Equity Interests in Financing Subsidiaries and Equity Interests in joint ventures that in the aggregate exceed 20% of the total value of the Collateral) to (B) the Covered Debt Amount (excluding solely for this purpose any unsecured Indebtedness included therein not maturing within 90 days of the date of determination).

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder).

“SOFR” ~~with respect to any day~~ means a rate per annum equal to the secured overnight financing rate ~~published~~ for such ~~day~~Business Day published by the Federal Reserve Bank of New York~~, as the administrator of the benchmark~~  (or a successor administrator~~) on~~ of the secured overnight financing rate) on the website of the Federal Reserve Bank of New ~~York’s Website.~~York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“SOFR Adjustment” means, for any calculation with respect to an ABR Loan or a SOFR Loan, a percentage per annum as set forth as follows for the applicable Type of such Loan and (if applicable) Interest Period therefor: (a) with respect to ABR Loans, 0.11448% (11.448 basis points), (b) with respect to SOFR Loans, if the then-current Benchmark is Adjusted Term SOFR, 0.11448% (11.448 basis points) for an Interest Period of one-month, 0.26161% (26.161 basis points) for an Interest Period of three-months, and 0.42826% (42.826 basis points) for an Interest Period of six-months and (c) with respect to SOFR Loans, if the then-current Benchmark is Daily Compounded SOFR, 0.11448% (11.448 basis points).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR or Daily Compounded SOFR, as applicable, in each case, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Compounded SOFR”.

“Solvent” means, with respect to any Obligor, that as of the date of determination, both (a) (i) the sum of such Obligor’s debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (ii) such Obligor’s capital is not unreasonably small in relation to its business as contemplated on the Restatement Effective Date and reflected in any projections delivered to the Lenders or with respect to any transaction contemplated or undertaken after the Restatement Effective Date, and (iii) such Obligor has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Obligor is “solvent” within the meaning given to such term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SONIA” means, with respect to any RFR Business Day, a rate per annum equal to the sterling overnight index average for such RFR Business Day published by the Bank of England (or any successor administrator of the sterling overnight index average) on the Bank of England’s website, currently at http://www.bankofengland.co.uk (or any successor source for the sterling overnight index average identified as such by the administrator for the sterling overnight index average from time to time).

“SONIA Adjustment” means, with respect to SONIA, 0.0326% (3.26 basis points).

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for breach of representations and warranties referred to in clause (c), and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in commercial loan securitizations (in each case in clauses (a), (b) and (c) excluding obligations related to the collectability of the assets sold or the creditworthiness of the underlying obligors and excluding obligations that constitute credit recourse).

“Stated Maturity Date” means the date that is the one year anniversary of the Revolver Termination Date.

“Statutory Reserve Rate” means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Structured Subsidiaries” means a direct or indirect Subsidiary of the Borrower to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Portfolio Investments, which is formed in connection with, and which continues to exist for the sole purpose of, such Subsidiary obtaining and maintaining third-party financing from unaffiliated third parties, and which engages in no material activities other than in connection with the purchase and financing of such assets from the Obligors or any other Person, and which is designated by the Borrower (as provided below) as a Structured Subsidiary; and, so long as:

(a)            no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof;

(b)            no Obligor has any material contract, agreement, arrangement or understanding with such Subsidiary other than on terms no less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing loan assets;

(c)            no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results;

(d)           definitive documentation relating to a third party financing provided to such Subsidiary by an unaffiliated third party (1) remains in full force and effect at all times and (2) does not permit such Subsidiary to become an Obligor hereunder;

(e)            [reserved];

(f)            in the good faith judgment of the Borrower, such Structured Subsidiary reasonably expects to utilize, in the ordinary course of business, its assets to obtain or maintain a secured financing from an unaffiliated third party.

Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with the foregoing conditions. Each Subsidiary of a Structured Subsidiary shall be deemed to be a Structured Subsidiary and shall comply with the foregoing requirements of this definition.

“Subject to Sanctions” with respect to any Person means that such Person is: (a) currently the subject of, or subject to, any Sanctions; (b) included on OFAC’s list of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets; (c) located, organized or resident in a Designated Jurisdiction; or (d) (i) an agency of the government of a Designated Jurisdiction, (ii) an organization controlled by a Designated Jurisdiction, or (iii) a Person located, organized or resident in a Designated Jurisdiction.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes a Portfolio Investment held by any Obligor in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is or is required to be a Guarantor under the Guarantee and Security Agreement. It is understood and agreed that, subject to Section 5.08(a), (i) no CFC or Transparent Subsidiary shall be required to be a Subsidiary Guarantor and (ii) no Financing Subsidiary shall be required to be a Subsidiary Guarantor, in each case, as long as it remains a Financing Subsidiary, CFC or Transparent Subsidiary, as the case may be, as defined and described herein.

“Supported QFC” has the meaning set forth in Section 9.20.

“TARGET Day” means any day on which the TARGET2 is open.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euros.

“Taxes” means any and all present or future taxes levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, fees or similar amounts imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a)            for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a replacement of the Term SOFR Reference Rate has not occurred pursuant to Section 2.11(c)(i), then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b)            for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a replacement of the Term SOFR Reference Rate has not occurred pursuant to Section 2.11(c)(i), then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Termination Date” means the date on which the Commitments have expired or been terminated and the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent, unasserted indemnification and expense reimbursement obligations).

“Total Net Assets” means, at any date, the total net assets of the Borrower and its Subsidiaries determined on a consolidated basis, without duplication, in accordance with GAAP.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, and the use of the proceeds thereof.

“Transferred Asset” has the meaning assigned to such term in Section 6.03(f).

“Transparent Subsidiary” means any Subsidiary of the Borrower designated in writing by the Borrower as a Transparent Subsidiary, so long as such Subsidiary is directly or indirectly owned by an Obligor and has no material assets other than Equity Interests (held directly or indirectly through other Transparent Subsidiaries) in one or more CFCs.

“Two Largest Industry Classification Groups” means, as of any date of determination, each of the two Industry Classification Groups that a greater portion of the Borrowing Base has been assigned to each such Industry Classification Group pursuant to Section 5.12(a) than any other single Industry Classification Group.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate ~~or~~, SOFR, the Alternate Base Rate, EURIBO Screen Rate, AUD Bank Bill Reference Rate, CDOR Rate or Daily Simple RFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

~~“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.~~

“Unadjusted Borrowing Base” has the meaning assigned to such term in Section 5.13.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed and such appointment has not been publicly disclosed (including, without limitation, under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation)).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unquoted Investments” has the meaning set forth in Section 5.12(b)(ii).

“Unsecured Longer-Term Indebtedness” means

(A) any Indebtedness for borrowed money of the Borrower that:

(a) has no amortization or mandatory redemption, repurchase or prepayment prior to, and a final maturity date not earlier than, six months after the Maturity Date (it being understood that (i) the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest or expenses (which may be payable in cash)) shall not constitute “amortization”, “redemption”, “repurchase” or “repayment” for the purposes of this definition and (ii) any mandatory amortization, redemption, repurchase or prepayment obligation or put right that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a) (notwithstanding the foregoing in this clause (ii), the Borrower acknowledges that any payment prior to the Termination Date in respect of any such obligation or right shall only be made to the extent permitted by Section 6.12)).

(b) is incurred pursuant to terms that are substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by Borrower (other than financial covenants and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally), which shall be no more restrictive upon the Borrower and its Subsidiaries, prior to the Termination Date, than those set forth in this Agreement; provided that, upon the Borrower’s written notice to the Administrative Agent at least five Business Days prior to the incurrence of any Unsecured Longer-Term Indebtedness that otherwise would not meet the requirements set forth in this parenthetical of this clause (B), this Agreement will be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to the extent necessary such that the financial covenants and events of default, as applicable, in this Agreement shall be at least as restrictive as such provisions in the Unsecured Longer-Term Indebtedness) (it being understood that put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the Capital Stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its Capital Stock or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or be Events of Default under this Agreement, shall not be deemed to be more restrictive for purposes of this definition), and

(c) is not secured by any assets of any Person. For the avoidance of doubt, Unsecured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition; and

(B) the 2023 Notes up until the date that is 9 months prior to the scheduled maturity of the 2023 Notes, provided that the 2023 Notes otherwise comply with the provisions of the immediately preceding clause (A).

For the avoidance of doubt, (a) Unsecured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition and (b) any payment on account of Unsecured Longer-Term Indebtedness shall be subject to Section 6.12.

“Unsecured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any of its Subsidiaries that is not secured by any assets of any Person and that does not constitute Unsecured Longer-Term Indebtedness and (b) any Indebtedness of the Borrower or any of its Subsidiaries that is designated as “Unsecured Shorter-Term Indebtedness” pursuant to Section 6.11(a). For the avoidance of doubt, Unsecured Shorter-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Shorter-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of clause (a).

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.20.

“USA PATRIOT Act” has the meaning assigned to such term in Section 3.20.

“Value” has the meaning assigned to such term in Section 5.13.

“wholly owned Subsidiary” of any person shall mean a Subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person and/or one or more wholly owned Subsidiaries of such person. Unless the context otherwise requires, “wholly owned Subsidiary Guarantor” shall mean a wholly owned Subsidiary that is a Subsidiary Guarantor.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under or suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.     Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Dollar Loan” or a “Multicurrency Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Multicurrency Eurocurrency Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Borrowing” or a “Multicurrency Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Multicurrency Eurocurrency Borrowing”). Loans and Borrowings may also be identified by Currency.

Section 1.03.     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall” and vice versa. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, renewed or otherwise modified (subject to any restrictions on such amendments, supplements, renewals or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such successors and assigns set forth herein), (c) the words “herein”, “hereto”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Solely for purposes of this Agreement, any references to “obligations” owed by any Person under any Hedging Agreement shall refer to the amount that would be required to be paid by such Person if such Hedging Agreement were terminated at such time (after giving effect to any netting agreement).

Section 1.04.     Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application or interpretation thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Borrower, Administrative Agent and the Lenders agree to enter into negotiations in good faith in order to amend such provisions of the Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change to comply with GAAP as if such change had not been made; provided, however, until such amendments to equitably reflect such changes are effective and agreed to by the Borrower, Administrative Agent and the Required Lenders, the Borrower’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective. Notwithstanding the foregoing or anything herein to the contrary, the Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Financial Accounting Standard Board Accounting Standards Codification 825, all determinations relating to fair value accounting for liabilities or compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Accounting Standard Codification 825. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to Financial Accounting Standard Board Accounting Standard Codifications), to value any Indebtedness of the Borrower or any Subsidiary at “fair market value”, as defined therein. In addition, notwithstanding Accounting Standards Update 2015-03, GAAP or any other matter, for purposes of calculating any financial or other covenants hereunder, debt issuance costs shall not be deducted from the related debt obligation.

Section 1.05.     Currencies Generally. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as provided in Section 2.08(b) and the last sentence of Section 2.15(a), for purposes of determining (i) whether the amount of any Borrowing under the Multicurrency Commitments, together with all other Borrowings under the Multicurrency Commitments then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Multicurrency Commitments, (ii) the aggregate unutilized amount of the Multicurrency Commitments, (iii) the Revolving Credit Exposure, (iv) the Covered Debt Amount and (v) the Borrowing Base or the Value or the fair market value of any Portfolio Investment, the outstanding principal amount of any Borrowing that is denominated in any Foreign Currency or the Value or the fair market value of any Portfolio Investment that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing or Portfolio Investment, as the case may be, determined as of the date of such Borrowing (determined in accordance with the last sentence of the definition of the term “Interest Period”) or the date of valuation of such Portfolio Investment, as the case may be; provided that in connection with the delivery of any Borrowing Base Certificate pursuant to Section 5.01(d) or (e), such amounts shall be determined as of the date of the delivery of such Borrowing Base Certificate. Where any amount is denominated in Dollars under this Agreement but requires for its determination an amount which is denominated in a Foreign Currency, such amounts shall be converted into the Foreign Currency Equivalent on the date of determination. Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

Section 1.06.     Special Provisions Relating to Euro. ~~If at any time after the Restatement Effective Date the Euro becomes an Agreed Foreign Currency then, from and after such date, each~~Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the date hereof shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such National Currency, such party shall be entitled to pay or repay such amount either in Euros or in such National Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent and the Borrower shall reasonably agree from time to time, to the extent necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the Restatement Effective Date; provided that the Administrative Agent shall provide the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Lenders an opportunity to respond to such proposed change.

Section 1.07.     Times of Day~~; Interest Rates~~. Unless otherwise specified in the Loan Documents, time references are to Eastern time (daylight or standard, as applicable). ~~The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor.~~

Section 1.08.     Divisions. For all purposes under the Loan Documents, in connection with any division, plan of division or creation or reorganization into one or more series under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person (and for all purposes of this Section 1.08, any series of a Person shall constitute a separate and different “Person”), then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.09.     Issuers. For all purposes of this Agreement, all issuers of Portfolio Investments that are Affiliates of one another shall be treated as a single issuer, unless such issuers are Affiliates of one another solely because they are under the common Control of the same private equity sponsor or similar sponsor.

Section 1.10.     Public Health Events. Notwithstanding any other provision contained herein, unless otherwise agreed to by the Required Lenders in their sole discretion, all terms of an accounting or financial nature used herein and all calculations of any financial or other covenants (including with respect to the Asset Coverage Ratio (except as expressly provided in Section 6.07(a)) and the definitions therein) hereunder and all covenants limiting or prohibiting transactions not permitted by law shall be determined, construed and/or calculated, in each case, without giving effect to any temporary or permanent amendments, supplements, waivers, other modifications and/or other forms of relief since December 31, 2019 of the Financial Accounting Standards Board (FASB), the Governmental Accounting Standards Board and/or any Governmental Authority (including Release No. 33837 and other rules, regulations and orders issued by the SEC) that arose in connection with, or as a result of, any Public Health Event.

Section 1.11.     Rates; LIBO Screen Rate Notification. The interest rate on Eurocurrency Loans is determined by reference to the Relevant Rate, which, in the case of Dollars, is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority (the “FCA”), the regulatory supervisor of LIBOR’s administrator, the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administration, the “IBA”), announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the IBA for purposes of the IBA setting the London interbank offered rate. In March 2021, both the FCA and IBA issued statements confirming that the publication of Pounds Sterling, CHF, Euros and JPY London interbank offered rate (all tenors) and Dollar LIBO Rate (1-Week and 2-Month) shall cease at the end of 2021. The IBA stated it will publish the remaining Dollar LIBO Rate tenors (1-, 3-, 6- and 12-Month) until the end of June 2023. As a result, commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate for the Loans denominated in Dollars. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of an event described in Section 2.11(c)(i)(A)(x) or a Benchmark Transition Event, as applicable, or an Early Opt-in Election, Section 2.11(c) provides the mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.11(c), of any change to the reference rate upon which the interest rate on a Eurocurrency Loan or RFR Loan is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Relevant Rate” or “Daily Simple RFR” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.11(c), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes pursuant to Section 2.11(c), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the London interbank offered rate (or another applicable index rate) or have the same volume or liquidity as did the London interbank offered rate (or another applicable index rate) prior to its discontinuance or unavailability.

Article II

THE CREDITS

Section 2.01.     The Commitments. Subject to the terms and conditions set forth herein,

(a)            each Dollar Lender severally agrees to make Dollar Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Commitment, (b) the aggregate Revolving Dollar Credit Exposure of all of the Dollar Lenders exceeding the aggregate Dollar Commitments or (c) the total Covered Debt Amount exceeding the Borrowing Base then in effect; and

(b)            each Multicurrency Lender severally agrees to make Multicurrency Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Lender’s Multicurrency Commitment, (b) the aggregate Revolving Multicurrency Credit Exposure of all of the Multicurrency Lenders exceeding the aggregate Multicurrency Commitments or (c) the total Covered Debt Amount exceeding the Borrowing Base then in effect.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.02.     Loans and Borrowings.

(a)            Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)            Type of Loans. Subject to Section 2.11, each Borrowing of a Class shall be constituted entirely of ABR Loans, of SOFR Loans, of RFR Loans or of Eurocurrency Loans of such Class denominated in a single Currency as the Borrower may request in accordance herewith. Each ABR Loan shall be denominated in Dollars. Each Borrowing denominated in Dollars shall be constituted entirely of ABR Loans, of Eurocurrency Loans or of SOFR Loans. Each Borrowing denominated in an Agreed Foreign Currency shall be constituted entirely of RFR Loans or Eurocurrency Loans. Each Lender at its option may make any RFR Loan, Eurocurrency Loan or SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)            Minimum Amounts. Each ~~Eurocurrency~~ Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000~~, and each ABR Borrowing shall be in an aggregate amount of $1,000,000~~ in excess thereof or, with respect to any Agreed Foreign Currency, 1,000,000 in the units of such Agreed Foreign Currency or a larger multiple of ~~$~~100,000 in excess thereof (or such smaller minimum amount as may be agreed to by the Administrative Agent); provided that ~~an ABR~~a Borrowing of a Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class. Borrowings of more than one Class, Currency or Type may be outstanding at the same time.

(d)            Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurocurrency Borrowing, SOFR Borrowing or RFR Borrowing (or to elect to convert to or continue as a Eurocurrency Borrowing~~) any~~ or, if the then-current Benchmark is Adjusted Term SOFR, a SOFR Borrowing) if the Interest Period requested therefor would end after the Maturity Date.

(e)            [Reserved].

(f)            Restatement Effective Date Adjustments.

(i)            On the Restatement Effective Date Borrower shall (A) prepay the Existing Loans (if any) in full and (B) simultaneously borrow new Loans hereunder in an amount equal to such prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any Existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Existing Lender will be subsequently borrowed from such Existing Lender and (y) the Existing Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (as set forth in Schedule 1.01(b)). Each of the Lenders consents to any non-pro rata commitment reduction or payment that is a result of the reallocation. Each of the Lenders agrees to waive repayment of the amounts, if any, payable under Section 2.13 as a result of, and solely in connection with, any such prepayment.

(ii)            On the Restatement Effective Date, substantially contemporaneously with the reallocation described in Section 2.02(f)(i), each Increasing Existing Lender shall make a payment to the Administrative Agent, for the account of the other Lenders, in an amount calculated by the Administrative Agent in accordance with such section, so that after giving effect to such payment and to the distribution thereof to the other Lenders, the Loans are held ratably by the Lenders.

Section 2.03.     Requests for Borrowings.

(a)            Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by delivery of a signed Borrowing Request or by telephone or e-mail (in each case, followed promptly by delivery (including by e-mail) of a signed Borrowing Request) (i) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than noon, New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency (other than AUD), not later than noon, New York City time, four (4) Business Days before the date of the proposed Borrowing, ~~or~~ (iii) in the case of an ABR Borrowing, not later than noon, New York City time, one (1) Business Day before the date of the proposed Borrowing, (iv) in the case of a Eurocurrency Borrowing denominated in AUD, not later than 11:00 a.m., London time, four (4) Business Days before the date of the proposed Borrowing, (v) in the case of an RFR Borrowing, not later than 11:00 a.m., New York City time, five (5) Business Days before the date of the proposed Borrowing or (vi) in the case of a SOFR Loan, not later than (x) if the then-current Benchmark is Adjusted Term SOFR, noon, New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (y) if the then-current Benchmark is Daily Compounded SOFR, noon, New York City time, five (5) U.S. Government Securities Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. It is the intention of the Borrower to use its commercially reasonable efforts to make Borrowings hereunder in a manner such that, after giving effect to each extension of credit hereunder, each Lender’s outstanding principal amount of its Loans as a percentage of the aggregate outstanding principal amount of all Loans outstanding is in accordance with its Applicable Percentage.

(b)            Content of Borrowing Requests. Each telephonic and written (including an e-mail request) Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            whether such Borrowing is to be made under the Dollar Commitments, the Multicurrency Commitments or both (and, if both, the amount of the Borrowing under each Class);

(ii)            the aggregate amount and Currency of each Class of the requested Borrowing;

(iii)            the date of such Borrowing, which shall be a Business Day;

(iv)            in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing ~~or~~, a Eurocurrency Borrowing or a SOFR Borrowing;

(v)            in the case of a Eurocurrency Borrowing or, if the then-current Benchmark is Adjusted Term SOFR, a SOFR Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vi)            the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

(c)            Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.

(d)            Failure to Elect. If no election as to the Class of a Borrowing denominated in Dollars is specified, then the requested Borrowing shall be deemed to be under both the Multicurrency Commitments and Dollar Commitments, provided however, that if no election as to a Class is specified but an Agreed Foreign Currency has been specified then the requested Borrowing shall be deemed to be under the Multicurrency Commitments. If no election as to the Currency of a Borrowing is specified, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be (x) if the then-current Benchmark is the Adjusted LIBO Rate, a Eurocurrency Borrowing having an Interest Period of one month, (y) if the then-current Benchmark is Adjusted Term SOFR, a SOFR Borrowing having an Interest Period of one month and (z) if the then-current Benchmark is Daily Compounded SOFR, a SOFR Borrowing bearing interest at a rate based upon Daily Compounded SOFR and, if an Agreed Foreign Currency has been specified, the requested Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign Currency and having an Interest Period of one (1) month; provided, however, if the specified Agreed Foreign Currency is Pounds Sterling, the requested Borrowing shall be an RFR Borrowing denominated in Pounds Sterling. If a Eurocurrency Borrowing or, if the then-current Benchmark is Adjusted Term SOFR, a SOFR Borrowing, is requested but no Interest Period is specified, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be a Eurocurrency Borrowing or SOFR Borrowing, as applicable, denominated in Dollars having an Interest Period of one (1) month’s duration, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

Section 2.04.     Funding of Borrowings.

(a)            Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

(b)            Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and, in reliance upon such assumption, the Administrative Agent may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the ~~Federal Funds Effective~~applicable Overnight Rate and (ii) in the case of the Borrower, (x) with respect to Borrowings denominated in Dollars, the interest rate applicable to ABR Loans and (y) with respect to Borrowings denominated in any Agreed Foreign Currency, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.05.     Interest Elections.

(a)            Elections by the Borrower for Borrowings. Subject to Section 2.03(d), the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or SOFR Borrowing (if the then-current Benchmark is Adjusted Term SOFR), shall have the Interest Period specified in such Borrowing Request. Thereafter, subject to Section 2.05(e), the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Borrowing or SOFR Borrowing (if the then-current Benchmark is Adjusted Term SOFR), may elect the Interest Period therefor, all as provided in this Section; provided, however, that (i) the Borrower may only continue or convert a Borrowing of a Class into a Borrowing of the same Class, (ii) the Borrower may not continue or convert a Borrowing denominated in one Currency as or to a Borrowing in a different Currency, (iii) the Borrower may not continue a Eurocurrency Borrowing denominated in a Foreign Currency if, after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposures would exceed the aggregate Multicurrency Commitments, and (iv) the Borrower may not convert a Eurocurrency Borrowing denominated in a Foreign Currency to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing (except as provided under Section 2.11(b)), and the Loans constituting each such portion shall be considered a separate Borrowing.

(b)            Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivery of a signed Interest Election Request or by telephone (followed promptly, but no later than the close of business on the date of such request, by a signed Interest Election Request) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable.

(c)            Content of Interest Election Requests. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing (including the Class) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing ~~or~~, a Eurocurrency Borrowing or a SOFR Borrowing; and

(iv)           if the resulting Borrowing is a Eurocurrency Borrowing~~,~~ or a SOFR Borrowing (if the then-current Benchmark is Adjusted Term SOFR), the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); provided that there shall be no more than ten (10) separate interest rate contracts (either tenor or benchmark) outstanding at any one time; provided further, that if a Dollar Loan and a Multicurrency Loan have Interest Periods beginning and ending on the same dates, they shall be deemed to be a single interest rate contract for the purpose of the limit set forth in this clause (iv), and for the avoidance of doubt, any ABR Loans do not count against such limit.

(d)            Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing or a SOFR Borrowing (if the then-current Benchmark is Adjusted Term SOFR) prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein~~, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Eurocurrency Borrowing of the same Class having an Interest Period of one (1) month, and (ii) if such Borrowing is denominated in a Foreign Currency~~, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, (i) any Eurocurrency Borrowing denominated in Dollars shall, at the end of the applicable Interest Period for such Eurocurrency Borrowing, be automatically converted to an ABR Borrowing, (ii) if the then-current Benchmark is Adjusted Term SOFR, any SOFR Borrowing shall, at the end of the applicable Interest Period for such SOFR Borrowing, be automatically converted to an ABR Borrowing, (iii) if the then-current Benchmark is Daily Compounded SOFR, any SOFR Borrowing shall immediately be automatically converted to an ABR Borrowing, (iv) any Daily Simple RFR Borrowing shall immediately be automatically converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing), (v) the Borrower shall not be entitled to elect to convert or continue any Borrowing into or as a Eurocurrency Borrowing, a SOFR Borrowing or an RFR Borrowing and (~~iii~~vi) any Eurocurrency Borrowing denominated in a Foreign Currency shall not have an Interest Period of more than one (1) month’s duration.

Section 2.06.     Termination, Reduction or Increase of the Commitments.

(a)            Scheduled Termination. On the Revolver Termination Date the Commitments of each Class shall automatically be reduced to an amount equal to the aggregate principal amount of the Loans of all Lenders of such Class outstanding on the Revolver Termination Date and thereafter to an amount equal to the aggregate principal amount of the Loans of such Class outstanding after giving effect to each payment of principal hereunder; provided that, for clarity, no Lender shall have any obligation to make new Loans on or after the Revolver Termination Date, and any outstanding amounts shall be due and payable on the Maturity Date in accordance with Section 2.07.

(b)            Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments ratably among each Class, so long as no Borrowing Request is outstanding, the Borrowing under which would cause the aggregate amount of all outstanding Loans (including such Borrowing) to exceed the reduced amount of the Commitments; provided that (i) each reduction of the Commitments pursuant to this Section 2.06(b) shall be in an amount (when considered in the aggregate with all reductions being applied contemporaneously to the Classes being reduced) that is $5,000,000 or a larger multiple of $1,000,000 in excess thereof and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans of any Class in accordance with Section 2.08, the total Revolving Credit Exposures of such Class would exceed the total Commitments of such Class.

(c)            Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of a Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)            Effect of Termination or Reduction. Any termination or reduction of the Commitments of a Class shall be permanent. Each reduction of the Commitments of a Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments.

(e)            [Intentionally omitted]

(f)            Increase of the Commitments.

(i)            Requests for Increase by Borrower. The Borrower may, at any time prior to the Revolver Termination Date, propose that the Commitments hereunder of a Class be increased (each such proposed increase being a “Commitment Increase”) by notice to the Administrative Agent specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three Business Days (or such lesser period as the Borrower and the Administrative Agent may reasonably agree) after delivery of such notice and 30 days prior to the Revolver Termination Date; provided that each Lender may determine in its sole discretion whether or not it chooses to participate in a Commitment Increase; provided, further that:

(A)          the minimum amount of the Commitment (in the aggregate for all relevant Classes) of any Assuming Lender, and the minimum amount of the increase of the Commitment (in the aggregate for all relevant Classes) of any Increasing Lender, as part of such Commitment Increase shall be $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in each case, in such other amounts as agreed to by the Borrower and the Administrative Agent, in its sole discretion),

(B)           immediately after giving effect to such Commitment Increase, the total Commitments of all of the Lenders hereunder shall not exceed $400,000,000;

(C)          each Assuming Lender and the Commitment Increase shall be consented to by the Administrative Agent (which consent shall not be unreasonably withheld);

(D)          no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

(E)           the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

For the avoidance of doubt, no Lender shall be obligated to agree to an additional Commitment requested by the Borrower pursuant to this Section 2.06(f).

(ii)           Effectiveness of Commitment Increase by Borrower. On the Commitment Increase Date for any Commitment Increase, each Assuming Lender part of such Commitment Increase, if any, shall become a Lender hereunder as of such Commitment Increase Date with a Commitment in the amount set forth in the agreement referred to in Section 2.06(f)(ii)(y) and the Commitment of the respective Class of any Increasing Lender shall be increased as of such Commitment Increase Date to the amount set forth in the agreement referred to in Section 2.06(e)(ii)(y); provided that:

(x)           the Administrative Agent shall have received on or prior to noon, New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(y)           each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to noon, New York City time on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent), an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment, in each case of the respective Class, as applicable, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders of such Class (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.

(iii)          Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(y) above executed by each Assuming Lender and each Increasing Lender part of such Commitment Increase, as applicable, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall, if such agreement referred to in clause (ii)(y) has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(iv)          Adjustments of Borrowings upon Effectiveness of Increase. On each Commitment Increase Date, the Borrower shall (A) prepay the outstanding Loans (if any) of such Class in full, (B) simultaneously borrow new Loans of such Class hereunder in an amount equal to such prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and Borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans of such Class are held ratably by the Lenders of such Class in accordance with the respective Commitments of such Lenders of such Class (after giving effect to such Commitment Increase) and (C) pay to the Lenders of such Class the amounts, if any, payable under Section 2.13 as a result of any such prepayment. Notwithstanding the foregoing, unless otherwise consented in writing by the Borrower, no Commitment Increase Date shall occur on any day other than the last day of an Interest Period. The Administrative Agent shall amend Schedule 1.01(b) to reflect the aggregate amount of each Lender’s Dollar Commitments and Multicurrency Commitments (including Increasing Lenders and Assuming Lenders). Each reference to Schedule 1.01(b) in this Agreement shall be to Schedule 1.01(b) as amended pursuant to this Section.

(v)            Terms of Loans issued on the Commitment Increase Date. For the avoidance of doubt, the terms and provisions of any new Loans issued by any Assuming Lender or Increasing Lender, and the Commitment Increase of any Assuming Lender or Increasing Lender, shall be identical to the terms and provisions of Loans of the applicable Class issued by, and the Commitments of the applicable Class of, the Lenders immediately prior to the applicable Commitment Increase Date.

Section 2.07.     Repayment of Loans; Evidence of Debt.

(a)            Repayment. Subject to, and in accordance with, the terms of this Agreement, the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders of each Class the outstanding principal amount of the Loans of such Class and all other amounts due and owing hereunder and under the other Loan Documents on the Maturity Date.

(b)            Manner of Payment. Subject to Section 2.08(d), prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of such Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy or e-mail) of such selection not later than the time set forth in Section 2.08(e) prior to the scheduled date of such repayment; provided that each repayment of Borrowings of a Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of such Class and, second, to any remaining Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing of a Class shall be applied ratably to the Loans of such Class included in such Borrowing (except as otherwise provided in Section 2.11(b)).

(c)            Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(d)           Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)            Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(f)            Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns) and in a form attached hereto as Exhibit C. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its permitted registered assigns).

Section 2.08.     Prepayment of Loans.

(a)            Optional Prepayments. The Borrower shall have the right at any time and from time to time (but subject to Section 2.08(e)) to prepay any Borrowing in whole or in part, without premium or fee (but subject to Section 2.13), subject to the requirements of this Section. Each prepayment in part under this Section 2.08 shall be in a minimum amount of $1,000,000 (or, if the total amount of such Borrowing is less than $1,000,000, the entire remaining outstanding amount of such Borrowing) or a larger multiple of $100,000.

(b)            Mandatory Prepayments Due to Changes in Exchange Rates.

(i)            Determination of Amount Outstanding. On each Quarterly Date and, in addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure. For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Multicurrency Lenders and the Borrower thereof.

(ii)            Prepayment. If on the date of such determination the aggregate Revolving Multicurrency Credit Exposure exceeds 105% of the aggregate amount of the Multicurrency Commitments as then in effect, the Borrower shall, promptly (but in no event later than ten (10) Business Days following the Borrower’s receipt of the notice from the Administrative Agent described in clause (i) above) prepay the Multicurrency Loans in such amounts as shall be necessary so that after giving effect thereto the aggregate Revolving Multicurrency Credit Exposure does not exceed the Multicurrency Commitments.

For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Multicurrency Lenders to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the aggregate Revolving Multicurrency Credit Exposure. The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period.

(c)            Mandatory Prepayments due to Borrowing Base Deficiency. In the event that the amount of total Revolving Credit Exposure exceeds the total Commitments, the Borrower shall prepay (subject to Section 2.08(e)) Loans in such amounts as shall be necessary so that the amount of total Revolving Credit Exposure does not exceed the total Commitments. In the event that at any time any Borrowing Base Deficiency shall exist, within 5 Business Days, the Borrower shall either prepay (x) the Loans so that the Borrowing Base Deficiency is promptly cured or (y) the Loans and the Other Covered Indebtedness in such amounts as shall be necessary so that such Borrowing Base Deficiency is promptly cured (and, as among the Loans and the Other Covered Indebtedness, at least ratably (based on the outstanding principal amount of such Indebtedness) as to payments of Loans in relation to Other Covered Indebtedness); provided that, if within such 5 Business Day period, the Borrower shall present to the Administrative Agent a reasonably feasible plan, which plan is reasonably satisfactory to the Administrative Agent, that will enable any such Borrowing Base Deficiency to be cured within 30 Business Days of the occurrence of such Borrowing Base Deficiency (which 30-Business Day period shall include the 5 Business Days permitted for delivery of such plan) (provided, however, that with respect to any Borrowing Base Deficiency occurring during the period from and including the Amendment No. 3 Effective Date to and including the Covid Relief Termination Date, instead of a 30-Business Day cure period, a 10 Business Day cure period shall apply), then such prepayment or reduction shall be effected in accordance with such plan (subject, for the avoidance of doubt, to the limitations set forth above in this Section 2.08(c)). Notwithstanding the foregoing, the Borrower shall pay interest in accordance with Section 2.10(~~c~~e) for so long as the Covered Debt Amount exceeds the Borrowing Base during such 30-Business Day period. For clarity, in the event that the Borrowing Base Deficiency is not cured prior to the end of such 5-Business Day period (or, if applicable, such 30-Business Day period), it shall constitute an immediate Event of Default under Section 7.01(a).

(d)            Mandatory Prepayments due to Certain Events Following Availability Period. Subject to Section 2.08(e) below:

(i)            Asset Sales. In the event that any Obligor shall receive any Net Asset Sale Proceeds at any time after the Availability Period, the Borrower shall, no later than the third Business Day following the receipt of such Net Asset Sale Proceeds, prepay the Loans in an amount equal to 100% of such Net Asset Sale Proceeds (and the Commitments shall be permanently reduced by such amount); provided, that with respect to Asset Sales of assets that are not Portfolio Investments, the Borrower shall not be required to prepay the Loans unless and until (and to the extent that) the aggregate Net Asset Sale Proceeds relating to all such Asset Sales are greater than $2,000,000.

(ii)            Extraordinary Receipts. In the event (but only to the extent) that the aggregate amount of all Extraordinary Receipts received by the Obligors at any time after the Availability Period exceeds $2,000,000, the Borrower shall, no later than the third Business Day following the receipt of such excess Extraordinary Receipts, prepay the Loans in an amount equal to such excess Extraordinary Receipts (and the Commitments shall be permanently reduced by such amount); provided, that if the Loans to be prepaid are Eurocurrency Loans or, if the then-current Benchmark is Adjusted Term SOFR, SOFR Loans, the Borrower may defer such prepayment (and permanent Commitment reduction) until the last day of the Interest Period applicable to such Loans, so long as the Borrower deposits an amount equal to such excess Extraordinary Receipts, no later than the third Business Day following the receipt of such excess Extraordinary Receipts, into a segregated collateral account in the name and under the dominion and control of the Administrative Agent pending application of such amount to the prepayment of the Loans (and permanent reduction of the Commitments) on the last day of such Interest Period.

(iii)            Returns of Capital. In the event that any Obligor shall receive any Return of Capital at any time after the Availability Period, the Borrower shall, no later than the third Business Day following the receipt of such Return of Capital, prepay the Loans in an amount equal to 100% of such Return of Capital (and the Commitments shall be permanently reduced by such amount); provided, that if the Loans to be prepaid are Eurocurrency Loans or, if the then-current Benchmark is Adjusted Term SOFR, SOFR Loans, the Borrower may defer such prepayment (and permanent Commitment reduction) until the last day of the Interest Period applicable to such Loans, so long as the Borrower deposits an amount equal to 100% of such Return of Capital, no later than the third Business Day following the receipt of such Return of Capital, into a segregated collateral account in the name and under the dominion and control of the Administrative Agent pending application of such amount to the prepayment of the Loans (and permanent reduction of the Commitments) on the last day of such Interest Period.

(iv)            Equity Issuances. In the event that the Borrower shall receive any Net Cash Proceeds from the issuance of Equity Interests of the Borrower at any time after the Amendment No. 3 Effective Date, the Borrower shall, no later than the third Business Day following the receipt of such Net Cash Proceeds, prepay the Loans in an amount equal to (x) if such Net Cash Proceeds are received at any time from the Amendment No. 3 Effective Date until the end of the Availability Period, the lesser of (a) 100% of such Net Cash Proceeds and (b) the amount required for the Covid Relief Borrowing Base Condition to be satisfied immediately after giving effect to such prepayment and (y) if such Net Cash Proceeds are received at any time after the Availability Period, the greater of (I) 50% of such Net Cash Proceeds and (II) the lesser of (a) 100% of such Net Cash Proceeds and (b) the amount required for the Covid Relief Borrowing Base Condition to be satisfied immediately after giving effect to such prepayment (and, solely in the case of this clause (y), the Commitments shall be permanently reduced by such amount). In connection with any such prepayment prior to the end of the Availability Period, the Borrower shall deliver an updated Borrowing Base Certificate as of the date of such prepayment (immediately after giving effect to any prepayment of Loans (as well as any substantially concurrent acquisitions of Portfolio Investments, distributions or payment of outstanding Indebtedness) on such date, to the extent applicable).

(v)            Indebtedness. In the event that any Obligor shall receive any Net Cash Proceeds from the issuance of Indebtedness at any time after the Amendment No. 3 Effective Date, such Obligor shall, no later than the third Business Day following the receipt of such Net Cash Proceeds, prepay the Loans in an amount equal to (x) if such Net Cash Proceeds are received at any time from the Amendment No. 3 Effective Date until the end of the Availability Period, the lesser of (a) 100% of such Net Cash Proceeds and (b) the amount required for the Covid Relief Borrowing Base Condition to be satisfied and (y) if such Net Cash Proceeds are received at any time after the Availability Period, 100% of such Net Cash Proceeds (and, solely in the case of this clause (y), the Commitments shall be permanently reduced by such amount). In connection with any such prepayment prior to the end of the Availability Period, the Borrower shall deliver an updated Borrowing Base Certificate as of the date of such prepayment (immediately after giving effect to any prepayment of Loans (as well as any substantially concurrent acquisitions of Portfolio Investments, distributions or payment of outstanding Indebtedness) on such date, to the extent applicable).

(vi)            Revolver Termination Date. Not later than the third Business Day following the end of the Availability Period, the Borrower shall use the excess of (A) Cash and Cash Equivalents of the Borrower and its Subsidiaries over (B) the sum of (i) the amount of the Borrower’s existing commitments (which include revolving loan or delayed draw term loan commitments the funding of which are not at the discretion or consent of the Borrower or its Subsidiaries) to make Portfolio Investments as of such date, (ii) any follow on advances or protective advances anticipated by the Borrower to be made within ninety (90) days after the end of the Availability Period, (iii) the amount of the Borrower’s existing obligations or the amount of Cash the Borrower reasonably intends to use to make distributions and dividends within ninety (90) days after the end of the Availability Period that are permitted under Section 6.05(b) , (d) or (e), (iv) other payments in Cash by the Borrower for operating expenses and other Cash needs (other than for making new Investments) in the ordinary course of business reasonably expected to occur within ninety (90) days after the end of the Availability Period, in each case under the foregoing clauses (i), (ii), (iii) and (iv) the calculation of which shall be demonstrated to the reasonable satisfaction of the Administrative Agent, and (v) $3,000,000, to prepay the Loans (and the Commitments shall be permanently reduced by such amount).

Notwithstanding the foregoing, and subject to clause (e) below, if, in connection with any of the events specified in this Section 2.08(d), the Borrower receives any proceeds or Return of Capital in an Agreed Foreign Currency, the Borrower shall be permitted to pay just the then outstanding Loans denominated in such Agreed Foreign Currency (applied ratably among just the Multicurrency Lenders); provided that any such proceeds or Return of Capital remaining after the Loans denominated in such Agreed Foreign Currency have been paid in full shall be converted to Dollars and paid ratably among the Dollar Lenders and the Multicurrency Lenders in accordance with clause (e) below.

(e)            Notices, Etc. The Borrower shall notify the Administrative Agent by telephone (followed promptly by written confirmation) of any repayment or prepayment hereunder (i) in the case of repayment or prepayment of a Eurocurrency Borrowing denominated in Dollars under Section 2.08(a), not later than 11:00 a.m., New York City time, three Business Days before the date of repayment or prepayment, (ii) in the case of a repayment or prepayment of a Eurocurrency Borrowing denominated in Foreign Currency under Section 2.08(a), not later than 11:00 a.m., London time, four (4) Business Days before the date of repayment or prepayment ~~and~~, (iii) in the case of a repayment or prepayment of a SOFR Borrowing under Section 2.08(a), (x) if the then-current Benchmark is Adjusted Term SOFR, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of repayment or prepayment and (y) if the then-current Benchmark is Daily Compounded SOFR, not later than 11:00 a.m., New York City time, five U.S. Government Securities Business Days before the date of repayment or prepayment, (iv) in the case of a repayment or prepayment of an ABR Borrowing under Section 2.08(a), ~~or~~not later than 11:00 a.m., New York City time, one (1) Business Day before the date of repayment or prepayment, (v) in the case of repayment or prepayment of an RFR Borrowing under Section 2.08(a), not later than 11:00 a.m., London time, five (5) Business Days before the date of repayment or prepayment or (vi) in the case of any prepayment under Section 2.08(b) or (c), not later than 11:00 a.m., New York City time, one (1) Business Day before the date of ~~repayment or~~ prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be repaid or prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided, that, (1) if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(c) and (2) any such notices given in connection with any of the events specified in Section 2.08(d) may be conditioned upon (x) the consummation of the issuance of Equity Interests or Indebtedness (as applicable) or (y) the receipt of net cash proceeds from Extraordinary Receipts or Returns of Capital. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Subject to clause (b) above and to the proviso of Section 2.15(c), each repayment and prepayment in Dollars shall be applied ratably (based on the outstanding principal amounts of such indebtedness) between the Dollar Lenders and the Multicurrency Lenders based on the then outstanding Loans denominated in Dollars and each repayment and prepayment in an Agreed Foreign Currency (including as a result of the Borrower’s receipt of proceeds from a prepayment event in such Agreed Foreign Currency) shall be applied ratably just among the Multicurrency Lenders. In the event the Borrower is required to make any concurrent prepayments under both paragraph (b) and another paragraph of this Section 2.08, any such prepayments shall be applied toward a prepayment pursuant to paragraph (b) before any prepayment pursuant to any other paragraph of this Section 2.08.

(f)            Repayment and prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and shall be made in the manner specified in Section 2.07(b).

Section 2.09.     Fees.

(a)            Commitment Fee, ACR Relief Fee and Borrowing Base Flex Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender:

(i)             a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the unused amount of the Dollar Commitment and Multicurrency Commitment of such Lender, as applicable, on each day during the period from and including the Original Restatement Effective Date to the earlier of the date the Commitments terminate and the Revolver Termination Date;

(ii)            for the period commencing on the Amendment No. 3 Effective Date and ending on the date in which the Commitments terminate and the Obligations are paid in full (other than contingent, unasserted indemnification and expense reimbursement obligations), an ACR relief fee (the “ACR Relief Fee”) shall accrue on the Borrowings at a rate per annum equal to 2.00% on each day in which each of (x) the Covid Relief Borrowing Base Condition is not satisfied and (y) the Asset Coverage Ratio is not greater than 1.50 to 1; and

(iii)           for the period commencing on the Amendment No. 3 Effective Date and ending on the date in which the Commitments terminate and the Obligations are paid in full (other than contingent, unasserted indemnification and expense reimbursement obligations), a borrowing base flex fee (the “Borrowing Base Flex Fee”) shall accrue on each day at a rate per annum equal to 1.375% on the aggregate amount (which, if less than $0 on any day, shall be deemed $0 for such day) on each day by which the Covered Debt Amount exceeds the Unadjusted Borrowing Base.

Accrued commitment fees shall be payable in arrears on the following dates (commencing on the first such dates to occur after the Original Restatement Effective Date): (x) within one Business Day after each Quarterly Date (calculated as of the most recent Quarterly Date); and (y) on the earlier of the date the Commitments terminate and the Revolver Termination Date. Accrued ACR Relief Fees and Borrowing Base Flex Fees shall be payable in arrears on the following dates (commencing on the first such dates to occur after the Amendment No. 3 Effective Date): (x) within ten (10) days after the end of each calendar quarter; and (y) on the date in which the Commitments terminate and the Obligations are paid in full (other than contingent, unasserted indemnification and expense reimbursement obligations). All commitment fees, ACR Relief Fees and Borrowing Base Flex Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of determining the Unadjusted Borrowing Base when calculating any ACR Relief Fees or Borrowing Base Flex Fees, the value of assets with respect to any date in such calculation will be based on the most recent Borrowing Base Certificate delivered before such date of calculation by the Borrower pursuant to Section 2.1(a)(vi) of the Amendment No. 3 or Section 5.01(d) or (e), as applicable (but if no such Borrowing Base Certificate is timely delivered, as determined by the Administrative Agent in its sole discretion).

(b)            Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c)            Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, ACR Relief Fees, and Borrowing Base Flex Fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error. Any fees representing the Borrower’s reimbursement obligations of expenses, to the extent requirements of invoice are not otherwise specified in this Agreement, shall be due (subject to the other terms and conditions contained herein) within ten (10) Business Days of the date that the Borrower receives from the Administrative Agent an invoice for such reimbursement obligations. On the Restatement Effective Date, the Borrower shall pay (i) all fees required to be paid on the Restatement Effective Date under that certain amended and restated fee letter, dated March 1, 2019, by and between the Borrower and ING and (ii) all costs and expenses outstanding on such date and required to be paid pursuant to Section 9.03(a)(i).

Section 2.10.     Interest.

(a)            ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)            Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the ~~Adjusted LIBO~~applicable Relevant Rate for the related Interest Period for such Borrowing plus the Applicable Margin.

(c)            SOFR Loans. (i) If the then-current Benchmark is Daily Compounded SOFR, the Loans constituting each SOFR Borrowing shall bear interest at a rate per annum equal to Daily Compounded SOFR plus the Applicable Margin (computed in the manner described in Section 2.10(g)) and (ii) if the then-current Benchmark is Adjusted Term SOFR, the Loans constituting each SOFR Borrowing shall bear interest at a rate per annum equal to Adjusted Term SOFR for the related Interest Period for such Borrowing plus the Applicable Margin.

(d)            RFR Loans. The Loans constituting each RFR Borrowing shall bear interest at a rate per annum equal to the Daily Simple RFR plus the Applicable Margin plus the SONIA Adjustment.

(e)            ~~(c)~~ Default Interest. Notwithstanding the foregoing, if any Event of Default described in Section 7.01(a), (b), (d) (only with respect to Section 6.07), (h), (i), (j) or (o) has occurred and is continuing, or on the written demand of the Administrative Agent or the Required Lenders if any Event of Default described in any other clause of Section 7.01 has occurred and is continuing, or if the Covered Debt Amount exceeds the Borrowing Base during the 5-Business Day period (or, if applicable, the 30-Business Day or 10-Business Day period) referred to in Section 2.08(c), the interest applicable to the Loans shall accrue, and any fee or other amount payable by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided above, or (ii) in the case of any fee or other amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(f)            ~~(d)~~ Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and upon termination in full of the applicable Lender’s Commitments; provided that (i) interest accrued pursuant to paragraph (~~c~~e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Borrowing or any SOFR Loan prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(g)            ~~(e)~~ Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that ~~interest computed by reference to the Alternate Base Rate~~(i) interest on Eurocurrency Borrowings denominated in Canadian Dollars and AUD, and ABR Borrowings at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), (ii) interest on RFR Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and (iii) the basis on which interest hereunder shall be computed on Eurocurrency Borrowings in an Agreed Foreign Currency other than Canadian Dollars, Euros, Pounds Sterling and AUD shall be agreed by each Multicurrency Lender and the Borrower at the time such Agreed Foreign Currency is consented to in accordance with the definition of “Agreed Foreign Currency”. All interest hereunder on any Loan computed by reference to Daily Compounded SOFR shall be computed as of any applicable date of determination on a daily basis based upon (x) the outstanding principal amount of such Loan as of such date of determination plus (y) the accrued, unpaid interest on such Loan attributable to Daily Compounded SOFR (and not, for the avoidance of doubt, attributable to the Applicable Margin) as of the immediately preceding U.S. Government Securities Business Day. The applicable Alternate Base Rate ~~or Adjusted LIBO Rate~~and each Benchmark shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.

Section 2.11.     Eurocurrency Borrowing Provisions.

(a)            Alternate Rate of Interest. If (x) prior to the commencement of the Interest Period for any Eurocurrency Borrowing ~~of a Class~~or, if the then-current Benchmark is Adjusted Term SOFR, any SOFR Borrowing of a Class or (y) at any time for any RFR Borrowing or, if the then-current Benchmark is Daily Compounded SOFR, any SOFR Borrowing (the Currency of such Borrowing herein called the “Affected Currency”):

(i)            the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the ~~Adjusted LIBO Rate~~Benchmark for the Affected Currency for such Interest Period (if applicable) (including because the relevant Screen Rate is not available or published on a current basis); or

(ii)            the Administrative Agent is advised by the Required Lenders of such Class that the ~~Adjusted LIBO Rate~~Benchmark for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Eurocurrency Loans, SOFR Loans or RFR Loans, as applicable, included in such Borrowing for such Interest Period (if applicable);

and, in each case, the provisions of Section 2.11(c) are not applicable, then the Administrative Agent shall give notice thereof to the Borrower and the ~~affected~~ Lenders by telephone, telecopy or e-mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and ~~such~~the Lenders that the circumstances giving rise to such notice no longer exist, (i) any obligation of such Lender (x) to make RFR Borrowings or, if the then-current Benchmark is Daily Compounded SOFR, SOFR Borrowings, (y) to make or continue Eurocurrency Borrowings or, if the then-current Benchmark is Adjusted Term SOFR, SOFR Borrowings or (z) to convert ABR Borrowings to Eurocurrency Borrowings or SOFR Borrowings shall be suspended, (ii) any Interest Election Request that requests the conversion of any Eurocurrency Borrowing or SOFR Borrowing to, or the continuation of any Borrowing as, a Eurocurrency Borrowing or SOFR Borrowing denominated in the Affected Currency, shall be ineffective and, in each case, unless prepaid, (x) if the Affected Currency is Dollars, such Borrowing ~~(unless prepaid)~~ shall be continued as, or converted to, an ABR Borrowing and~~,~~ (y) if the Affected Currency is a Foreign Currency, such Borrowing shall be converted to Dollars based on the Dollar Equivalent at such time and shall be an ABR Borrowing, (~~ii~~iii) if the Affected Currency is Dollars ~~and~~, any Borrowing Request that requests a Eurocurrency Borrowing or SOFR Borrowing denominated in ~~Dollars, such Borrowing~~the Affected Currency shall be made as an ABR Borrowing~~,~~  and (~~iii~~iv) if the Affected Currency is a Foreign Currency, any Borrowing Request that requests a Eurocurrency Borrowing or an RFR Borrowing denominated in the Affected Currency shall be ineffective. Furthermore, if any Eurocurrency Loan or SOFR Loan in any Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(a) with respect to the Benchmark applicable to such Eurocurrency Loan or SOFR Loan, then (1) if any such Eurocurrency Loan is denominated in Dollars, on the last day of the Interest Period applicable to such Loan, such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, (2) if any such Eurocurrency Loan is denominated in any Foreign Currency, such Loan shall, on the last day of the Interest Period applicable to such Loan, at the Borrower’s election prior to such day: (A) be prepaid on such day or (B) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an ABR Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Loan) on such day (it being understood and agreed that if the Borrower does not so prepay such Loan on such day by 12:00 noon, New York City time, the Administrative Agent is authorized to effect such conversion of such Eurocurrency Loan into an ABR Loan denominated in Dollars), and, in the case of this subclause (B), upon the Borrower’s receipt of notice from the Administrative Agent that the circumstances giving rise to the aforementioned notice no longer exist and with the Borrower’s consent (which may be given in its sole discretion), such ABR Loan denominated in Dollars shall then be converted by the Administrative Agent to, and shall constitute, a Eurocurrency Loan denominated in such original Currency (in an amount equal to the Foreign Currency Equivalent of such Loan) on the day of such notice being given to the Borrower by the Administrative Agent, (3) if the then-current Benchmark is Adjusted Term SOFR, on the last day of the Interest Period applicable to any such SOFR Loan, such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day or (4) if the then-current Benchmark is Daily Compounded SOFR, immediately, such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day. Furthermore, if any RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(a) with respect to the Daily Simple RFR applicable to such RFR Loan, then such Loan shall, at the Borrower’s election prior to such day: (A) be prepaid on such day or (B) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an ABR Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Loan) on such day (it being understood and agreed that if the Borrower does not so prepay such Loan on such day by 12:00 noon, New York City time, the Administrative Agent is authorized to effect such conversion of such RFR Loan into an ABR Loan denominated in Dollars), and, in the case of this subclause (B), upon the Borrower’s receipt of notice from the Administrative Agent that the circumstances giving rise to the aforementioned notice no longer exist and with the Borrower’s consent (which may be given in its sole discretion), such ABR Loan denominated in Dollars shall then be converted by the Administrative Agent to, and shall constitute, an RFR Loan (in an amount equal to the Foreign Currency Equivalent of such Loan) on the day of such notice being given to the Borrower by the Administrative Agent. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Adjusted LIBO Rate, Daily Compounded SOFR or Adjusted Term SOFR, as applicable, cannot be determined pursuant to the applicable definition thereof, the Alternate Base Rate shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, as applicable, together with any additional amounts required pursuant to Section 2.13.

(b)            Illegality. Without duplication of any other rights that any Lender has hereunder, if any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful for any Lender to make, maintain or fund Loans whose interest is determined by reference to ~~the LIBO Rate~~any Benchmark, or to determine or charge interest rates based upon ~~the LIBO Rate~~any Benchmark, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any ~~LIBO Quoted~~ Currency ~~in the London interbank market or any Non-LIBO Quoted Currency~~ in any relevant market, then, on notice thereof by such Lender to the Borrower and the Administrative Agent, (i) any obligation of such Lender (x) to make RFR Borrowings or, if the then-current Benchmark is Daily Compounded SOFR, SOFR Borrowings, (y) to make or continue Eurocurrency Borrowings or, if the then-current Benchmark is Adjusted Term SOFR, SOFR Borrowings, or (z) to convert ABR Borrowings to Eurocurrency Borrowings or SOFR Borrowings shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Eurocurrency Borrowings the interest rate on which is determined by reference to the Adjusted LIBO Rate, Adjusted Term SOFR or Daily Compounded SOFR, as applicable, component of the Alternate Base Rate, the interest rate on which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to ~~the LIBO Rate component~~clause (c) of the definition of “Alternate Base Rate”, in each case until such Lender ~~revokes such notice and advises~~notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) (A) all Eurocurrency Borrowings and SOFR Borrowings denominated in Dollars of such Lender shall automatically convert to ABR Borrowings ~~(the~~ and (B) all RFR Borrowings and Eurocurrency Borrowings denominated in the Foreign Currency shall automatically convert to Dollars based on the Dollar Equivalent at such time and shall be ABR Borrowings (in each case, the interest rate on which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to ~~the LIBO Rate component~~clause (c) of the definition of “Alternate Base Rate”) ~~and (B) all~~(1) with respect to RFR Borrowings and, if the then-current Benchmark is Daily Compounded SOFR, SOFR Borrowings, on the immediately succeeding Business Day or (2) with respect to Eurocurrency Borrowings ~~in an Agreed Foreign Currency of such Lender shall accrue interest at the rate equal to the cost to each Lender to fund its pro rata share of such Eurocurrency Borrowing (from whatever source and using whatever methodologies as such Lender may select in its reasonable discretion), in each case, either~~and, if the then-current Benchmark is Adjusted Term SOFR, SOFR Borrowings, on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings and SOFR Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Borrowings ~~(in which event Borrower~~ shall not be required to ~~pay any yield maintenance, breakage or similar fees)~~and SOFR Borrowings and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, Daily Compounded SOFR or Adjusted Term SOFR, as applicable, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to ~~the LIBO Rate component thereof~~clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate, Daily Compounded SOFR or Adjusted Term SOFR, as applicable. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted~~. To the extent any Eurocurrency Borrowing so converted is~~ in an Agreed Foreign Currency, ~~such Eurocurrency Borrowing shall be converted to Dollars based on the Dollar Equivalent of such Borrowing at the time of such conversion.~~, together with any additional amounts required pursuant to Section 2.13.

~~(c) Effect of Benchmark Transition Event.~~

(c)            ~~(i)~~ Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document~~, upon~~ :

(i)            Replacing the Benchmark

(A)            For Eurocurrency Loans denominated in Dollars, on the earlier of (x) the date that all Available Tenors of the Adjusted LIBO Rate have either permanently or indefinitely ceased to be provided by the IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (y) the Early Opt-in Effective Date, if the then-current Benchmark is the Adjusted LIBO Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document and defined terms and other provisions relating to a Benchmark of the Adjusted LIBO Rate shall immediately and automatically cease to have any force or effect. If the Benchmark Replacement is the Daily Compounded SOFR Screen Rate, all interest payments will be payable on a monthly basis.

(B)            For (1) Eurocurrency Loans or RFR Loans denominated in Foreign Currencies or (2) SOFR Loans denominated in Dollars, on the earlier of (x) the occurrence of a Benchmark Transition Event ~~or~~and (y) the date written notice of an Early Opt-in Election~~, as applicable, the~~ is provided to the Lenders by the Administrative Agent ~~and~~, the ~~Borrower may amend this Agreement to replace the LIBO Rate with a~~ Benchmark Replacement~~. Any such amendment with respect to a Benchmark Transition Event will become effective at~~ will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the ~~Administrative Agent has posted such proposed amendment to all Lenders and the Borrower~~date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~amendment~~Benchmark Replacement from Lenders comprising the Required Lenders~~. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 2.11(c) will occur prior to the applicable Benchmark Transition Start Date.~~ of each Class.

(C)            At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, (x) the Borrower will be deemed to have converted any request for a Eurocurrency Borrowing denominated in Dollars or SOFR Borrowing into a request for a Borrowing of or conversion to ABR Loans or (y) any request by the Borrower for an RFR Borrowing or a Eurocurrency Borrowing in an Agreed Foreign Currency shall be ineffective. During the period referenced in the foregoing sentence, (a) clause (c) of the definition of “Alternate Base Rate” will not be used in any determination of Alternate Base Rate, (b) if any Eurocurrency Loan in any Currency is outstanding, (x) if such Eurocurrency Loan is denominated in Dollars, then such Loan shall, on the last day of the Interest Period applicable to such Loan, at the Borrower’s election prior to such day: (1) be prepaid by the Borrower on such day or (2) be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such date or (y) if such Eurocurrency Loan is denominated in any Agreed Foreign Currency, then such Loan shall, on the last day of the Interest Period applicable to such Loan, at the Borrower’s election prior to such day: (1) be prepaid by the Borrower on such day or (2) be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Loan) on such day (it being understood and agreed that if the Borrower does not so prepay such Loan on such day by 12:00 noon, New York City time, the Administrative Agent is authorized to effect such conversion of such Eurocurrency Loan into an ABR Loan denominated in Dollars), (c) any outstanding affected RFR Loans shall, at the Borrower’s election prior to such day: (1) be prepaid by the Borrower on such day or (2) be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such RFR Loan) on the immediately succeeding Business Day (it being understood and agreed that if the Borrower does not so prepay such Loan on such day by 12:00 noon, New York City time, the Administrative Agent is authorized to effect such conversion of such RFR Loan into an ABR Loan denominated in Dollars), (d) if the then-current Benchmark is Adjusted Term SOFR, any outstanding affected SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, at the Borrower’s election prior to such day: (1) be prepaid by the Borrower on such day or (2) be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such date and (e) if the then-current Benchmark is Daily Compounded SOFR, any outstanding affected SOFR Loan shall, at the Borrower’s election prior to such day: (1) be prepaid by the Borrower on such day or (2) be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on the immediately succeeding Business Day.

(ii)            Benchmark Replacement Conforming Changes. In connection with the use, implementation or administration of a Benchmark Replacement~~, the~~ (or, with respect to any Benchmark Replacement of the Adjusted LIBO Rate, the Daily Simple RFR, Term SOFR or Daily Compounded SOFR, at any time) the Administrative Agent in consultation with the Borrower will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement ~~(other than the Borrower, whose consent shall not be unreasonably withheld or delayed)~~or any other Loan Document.

(iii)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (~~i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii~~x) the implementation of any Benchmark Replacement~~,~~ and (~~iii~~y) the effectiveness of any Benchmark Replacement Conforming Changes ~~and (iv) the commencement or conclusion of any Benchmark Unavailability Period~~. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11(c), including any determination with respect to Benchmark Replacement Conforming Changes, a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement, or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11(c).

~~(iv) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) in the case of any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made in Dollars, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans, (ii) in the case of any request for a Eurocurrency Borrowing of or conversion to Eurocurrency Loans to be made in any Foreign Currency based on the LIBO Rate, such request will be deemed to be ineffective and (iii) in the case of any request for a continuation of Eurocurrency Loans to be made in any Foreign Currency based on the LIBO Rate, such Borrowing shall be converted to Dollars based on the Dollar Equivalent at such time and shall be an ABR Borrowing. During any Benchmark Unavailability Period, the component of ABR based upon the LIBO Rate will not be used in any determination of ABR.~~

(iv)            Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (x) if the then-current Benchmark is a term rate (including Adjusted Term SOFR, the Adjusted LIBO Rate, EURIBO Screen Rate, AUD Bank Bill Reference Rate or CDOR Rate) then the Administrative Agent may remove any tenor of such Benchmark that is unavailable, non-representative, non-compliant or non-aligned for Benchmark (including Benchmark Replacement) settings and (y) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(v)            Tax Matters. The Administrative Agent, the Lenders and the Borrower agree to cooperate in good faith and use commercially reasonable efforts to satisfy any applicable requirements under proposed or final United States Treasury Regulations or other IRS guidance such that the use of an alternative rate of interest pursuant to this Section 2.11(c) shall not result in a deemed exchange of any Loan or Obligation under Section 1001 of the Code.

Section 2.12.      Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)            subject any Lender to any Taxes (other than Covered Taxes and Taxes described in clauses (a)(ii), (c), (d) and (e) of the definition of “Excluded Taxes”) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making, continuing, converting into or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Eurocurrency Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s parent, if any (or would have the effect of reducing the liquidity of such Lender or such Lender’s parent, if any), as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s parent could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s parent with respect to capital adequacy or liquidity position), by an amount deemed to be material by such Lender, then from time to time the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender or such Lender’s parent for any such reduction suffered.

(c)            Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts, in Dollars, necessary to compensate such Lender or its parent, as the case may be, as specified in paragraph (a) or (b) of this Section shall be promptly delivered to the Borrower and shall be conclusive absent manifest error (it being understood that no Lender shall be required to disclose (i) any confidential or price sensitive information or (ii) any information to the extent prohibited by applicable law). The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower in writing of any such Change in Law giving rise to such increased costs or reductions (except that, if the Change in Law giving rise to such increased costs is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.13.      Break Funding Payments; Foreign Currency Losses. (a)  In the event of (i) the payment of any principal of any Eurocurrency Loan, SOFR Loan or RFR Loan other than on the last day of an Interest Period therefor (including as a result of the occurrence of any Commitment Increase Date or an Event of Default), (ii) the conversion of any Eurocurrency Loan, SOFR Loan or RFR Loan other than on the last day of an Interest Period therefor, (iii) the failure to borrow, convert, continue or prepay any Eurocurrency Loan, SOFR Loan or RFR Loan on the date specified in any notice delivered pursuant hereto (including in connection with any Commitment Increase Date and regardless of whether such notice is permitted to be revocable under Section 2.08(e) and is revoked in accordance herewith), (iv) the assignment as a result of a request by the Borrower pursuant to Section 2.17(b) of any Eurocurrency Loan, SOFR Loan or RFR Loan other than on the last day of an Interest Period therefor or (v) the conversion of any Eurocurrency Loan, SOFR Loan or RFR Loan (other than on the last day of an Interest Period therefor) as a result of the occurrence of a CAM Exchange or otherwise, including without limitation in connection with Section 2.15, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, SOFR Loan or RFR Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

(1)            the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan referred to in clauses (i), (ii), (iii), (iv) or (v) of this Section 2.13 denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Eurocurrency Loan, SOFR Loan or RFR Loan, as applicable (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation), if the interest rate payable on such deposit were equal to the ~~Adjusted LIBO Rate~~applicable Benchmark for such Currency for such Interest Period, over

(2)            the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for deposits denominated in such Currency from other banks in the Eurocurrency market (or, in the case of any ~~Non-LIBO Quoted~~Agreed Foreign Currency, in the relevant market for such ~~Non-LIBO Quoted~~Agreed Foreign Currency) at the commencement of such period.

Payments under this Section shall be made upon written request of a Lender delivered not later than five Business Days following the payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section accompanied by a written certificate of such Lender setting forth in reasonable detail the amount or amounts that such Lender is entitled to receive pursuant to this Section (provided that such Lender shall not be required to disclose any confidential or pricing information or any other information prohibited to be disclosed by applicable law), which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b)            In the event that any Loan not denominated in Dollars is converted to, or redenominated in Dollars (including, without limitation, pursuant to Section 2.15, a CAM Exchange or otherwise), then in any such event, the Borrower shall compensate each Lender for the loss, cost or expense attributable to such event.

Section 2.14.      Taxes.

(a)            Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, unless otherwise required by applicable law; provided that if an applicable Withholding Agent shall be required to deduct or withhold any Taxes from such payments (as determined in the good faith discretion of such Withholding Agent), then (i) the applicable Withholding Agent shall be entitled to make such deductions or withholdings, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is a Covered Tax, the sum payable by the Borrower shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.14) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)            Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)            Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender for and, within ten (10) Business Days after written demand therefor, pay the full amount of any Covered Taxes (including Covered Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail a calculation and explanation of the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)            Indemnification by the Lenders. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting the provisions of Section 2.14(a) or (c), each Lender shall, and does hereby, agree severally to indemnify the Administrative Agent, and shall make payable in respect thereof within ten (10) Business Days after demand therefor, (i) against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) (collectively, “Tax Damages”) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective) and (ii) Tax Damages attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register. A certificate setting forth in reasonable detail a calculation and explanation of the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations.

(e)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any U.S. federal withholding Taxes that are Excluded Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence on account of such Excluded Taxes, the Borrower shall indemnify the Administrative Agent and each Lender for any incremental Taxes that may become payable by the Administrative Agent or such Lender as a result of such failure.

(f)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement or any other Loan Documents shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(A) or (B) or Section 2.14(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, if the Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but, in any event, only if such Foreign Lender is legally entitled to do so) whichever of the following is applicable:

(1)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party duly completed executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, or any successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax (x) with respect to payments of interest under any Loan Document, pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, pursuant to the “business profits” or “other income” article of such tax treaty,

(2)	duly completed executed originals of Internal Revenue Service Form W-8ECI or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,

(3)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, signed under penalties of perjury, to the effect that such Foreign Lender is not (I) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (II) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (III) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or any successor form), certifying that the Foreign Lender is not a U.S. Person, or

(4)	any other form as prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made, including, to the extent a Foreign Lender is not the beneficial owner, duly completed executed originals of Internal Revenue Service Form W-8IMY accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a certificate substantially similar to the certificate described in Section 2.14(f)(ii)(B)(3)(x) above, Internal Revenue Service Form W-9 and/or other certification documents from each beneficial owner, as applicable.

(C)            any Foreign Lender shall upon the expiration or invalidity of any form previously delivered by such Foreign Lender, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent at any time that it becomes aware that it no longer satisfies the legal requirements to provide any previously delivered form or certificate (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(g)            If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Borrower, as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from any such payment. Solely for purposes of this Section 2.14(g), “FATCA” shall include any amendment made to FATCA after the Restatement Effective Date. Each Lender agrees that if any form or certification it previously delivered under this Agreement expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)            Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund (including any credit of any Taxes in lieu of a refund) of any Covered Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Covered Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or any Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or any Lender, agrees to repay the amount paid over to the Borrower pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or any Lender in the event the Administrative Agent or any Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place the Administrative Agent or such Lender in a less favorable net position after-Taxes than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (h) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns or its books or records (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(i)            Survival. Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)            Defined Terms. For purposes of this Section 2.14, the term “applicable law” includes FATCA.

Section 2.15.      Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)            Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or under Section 2.12, 2.13 or 2.14, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees, ACR Relief Fees, Borrowing Base Flex Fees and payments required under Sections 2.12 and 2.13, and payments required under Section 2.14 relating to any Loan denominated in Dollars, but not including principal of and interest on any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.14, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor after giving effect to any applicable grace period (or, if such date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

(b)            Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees of a Class then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees of such Class then due to such parties, and (ii) second, to pay principal of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)            Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a Class shall be made from the Lenders of such Class, each payment of commitment fees, ACR Relief Fees and Borrowing Base Flex Fees under Section 2.09 shall be made for the account of the Lenders of the applicable Class, and each termination or reduction of the amount of the Commitments of a Class under Section 2.06, Section 2.08 or otherwise shall be applied to the respective Commitments of the Lenders of such Class, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of a Class shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans), subject to Section 2.02(e); (iii) each payment or prepayment of principal of Loans of a Class by the Borrower shall be made for the account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them (and, with respect to the pro rata treatment of prepayments between Classes, any such prepayments shall be made in accordance with the provisions of Section 2.08(e)); and (iv) each payment of interest on Loans of a Class by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans of such Class then due and payable to the respective Lenders; provided however that, notwithstanding anything to the contrary contained herein, in the event that the Borrower wishes to make a Multicurrency Borrowing in an Agreed Foreign Currency and the Multicurrency Commitments are fully utilized, the Borrower may make a Borrowing under the Dollar Commitments (if otherwise permitted hereunder) and may use the proceeds of such Borrowing to prepay the Multicurrency Loans (without making a ratable prepayment to the Dollar Loans) solely to the extent that the Borrower concurrently utilizes any Multicurrency Commitments made available as a result of such prepayment to make (subject to the terms and conditions contained herein) a Multicurrency Borrowing in an Agreed Foreign Currency.

(d)            Sharing of Payments by Lenders. If any Lender of a Class shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans, and accrued interest thereon then due than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)            Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the ~~Federal Funds Effective~~applicable Overnight Rate.

(f)            Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04, 2.15(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.16.      Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            commitment fees pursuant to Section 2.09(a) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender to the extent and during the period such Lender is a Defaulting Lender;

(b)            the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, two-thirds of the Lenders or the Required Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment or waiver pursuant to Section 9.02, except for any amendment or waiver described in Section 9.02(b)(i), (ii), (iii) or (iv)); provided that any waiver, amendment or modification requiring the consent of all Lenders, two-thirds of the Lenders or each affected Lender which affects such Defaulting Lender differently than other Lenders or affected Lenders (as applicable) shall require the consent of such Defaulting Lender.

In the event that the Administrative Agent and the Borrower agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, on the date of such agreement, such Lender shall purchase at par the portion of the Loans of the other Lenders and take such other actions as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.01 or otherwise) or received by Administrative Agent from a Defaulting Lender, will be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if: (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share; and (y) notwithstanding anything to the contrary contained herein, such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment will be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by Lenders pro rata in accordance with the Revolving Credit Exposures hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16 are hereby deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Section 2.17.      Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender exercises its rights under Section 2.11(b) or requests compensation under Section 2.12, or if the Borrower is required to pay any Covered Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Borrower) use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future, or eliminate the circumstance giving rise to such Lender exercising its rights under Section 2.11(b) and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender exercises its rights under Section 2.11(b) or requests compensation under Section 2.12, or if the Borrower is required to pay any Covered Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.17(a), or if any Lender becomes a Defaulting Lender, or if any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent which consent shall not be unreasonably withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)            Defaulting Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04, 2.15(e) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Article III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

Section 3.01.      Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, formed or incorporated, as applicable, validly existing and in good standing under the laws of the jurisdiction of its organization, formation or incorporation, as applicable, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where the failure to do so could reasonably be expected to result in a Material Adverse Effect. There is no existing default under any charter, by-laws or other Constituent Documents of Borrower or its Subsidiaries or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

Section 3.02.      Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary stockholder action and the Board of Directors of the Borrower and its Subsidiaries have approved the transactions contemplated in this Agreement. This Agreement has been duly executed and delivered by the Borrower and each of the other Loan Documents to which the Borrower and/or any of its Subsidiaries is a party have been duly executed and delivered by the Borrower and/or such Subsidiary, as applicable. This Agreement constitutes, and each of the other Loan Documents to which the Borrower or any of its Subsidiaries is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower or such Subsidiary, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.03.      Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other Constituent Documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority (including the Investment Company Act and the rules, regulations and orders issued by the SEC thereunder), (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

Section 3.04.      Financial Condition; No Material Adverse Effect.

(a)      Financial Statements.      (i)  The financial statements delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Section 4.01(c) present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for the applicable period in accordance with GAAP applied on a consistent basis. None of the Borrower or any of its Subsidiaries has any material contingent liabilities, material liabilities for taxes, material unusual forward or material long-term commitments or material unrealized or anticipated losses from any unfavorable commitments not reflected in the financial statements referred to above.

(ii)            The financial statements delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Sections 5.01(a) and (b) present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for the applicable period in accordance with GAAP applied on a consistent basis. None of the Borrower or any of its Subsidiaries has any material contingent liabilities, material liabilities for taxes, material unusual forward or material long-term commitments or material unrealized or anticipated losses from any unfavorable commitments not reflected in the financial statements referred to above.

(b)            No Material Adverse Effect. Since December 31, 2017, there has not been any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.05.      Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (a) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve this Agreement or the Transactions.

Section 3.06.      Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it (including rules, regulations and orders issued by the SEC) or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Borrower could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any agreement or instrument to which it is a party or by which it or any of its property is or may be bound, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, in each case where such default could reasonably be expected to result in a Material Adverse Effect. Each of the Borrower and its Subsidiaries is in compliance with its respective Constituent Documents in all material respects.

Section 3.07.      Taxes. Each of the Borrower and its Subsidiaries has timely filed or has caused to be timely filed all U.S. federal, state and material local Tax returns that are required to be filed by it and all other material Tax returns that are required to be filed by it and has paid all material Taxes for which it is directly or indirectly liable and any assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, other than any Taxes, fees or other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of Taxes and other governmental charges are adequate in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local and foreign Taxes or other impositions, and no Tax lien has been filed with respect to the Borrower or any of its Subsidiaries. There is no proposed Tax assessment against the Borrower or any of its Subsidiaries, and there is no basis for such assessment. The period within which United States federal income Taxes may be assessed against any of the Borrower or any of its Subsidiaries has expired for all taxable years ending on or before December 31, 2014.

Section 3.08.      ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

Section 3.09.      Disclosure.

(a)            All written reports, financial statements, certificates and other written information (other than projected financial information, other forward looking information, information relating to third parties and information of a general economic or general industry nature) which has been made available to the Administrative Agent or any Lender by or on behalf of the Borrower, any of its Subsidiaries or any of their respective representatives in connection with the transactions contemplated by this Agreement or delivered under any Loan Document, taken as a whole, is complete, true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein at the time made and taken as a whole not misleading in light of the circumstances under which such statements were made; and

(b)            All financial projections, pro forma financial information and other forward-looking information which have been delivered to the Administrative Agent or any Lender by or on behalf of Borrower, any of its Subsidiaries or any of their respective representatives in connection with the transactions contemplated by this Agreement or delivered under any Loan Document are based upon good faith assumptions and, in the case of financial projections and pro forma financial information, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant uncertainty and contingencies (many of which are beyond the control of the Borrower) and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.

(c)            All information of a general economic nature (excluding the specific historical economic performance of the Borrower or its Subsidiaries or their respective Affiliates) or relating generally to the industry in which the Borrower or its or their Subsidiaries or their respective Affiliates operate made available to the Administrative Agent or any Lender by or at the direction of the Borrower are believed by the Borrower in good faith to be true and accurate in all material respects, but without independent investigation by the Borrower of the accuracy thereof.

Section 3.10.      Investment Company Act; Margin Regulations.

(a)            Status as Business Development Company. The Borrower is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC and has qualified as a RIC at all times since the Borrower’s taxable year ended December 31, 2013.

(b)            Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries (including, without limitation, entering into this Agreement and the other Loan Documents to which each is a party, the borrowing of the Loans hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the Transactions contemplated by the Loan Documents) do not result in a violation or breach of the provisions of the Investment Company Act or any other rules, regulations or orders issued by the SEC thereunder, except where such breaches or violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)            Investment Policies. The Borrower is in compliance in all material respects with the Investment Policies.

(d)            Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock. Neither the Borrower nor any of its Subsidiaries own or intend to carry or purchase any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

Section 3.11.      Material Agreements and Liens.

(a)            Material Agreements. Schedule 3.11(a) is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the Amendment No. 3 Effective Date, and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement is correctly described in Schedule 3.11(a).

(b)            Liens. Schedule 3.11(b) is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the Amendment No. 3 Effective Date covering any property of the Borrower or any of its Subsidiaries, and the aggregate principal amount of such Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Amendment No. 3 Effective Date is correctly described in Schedule 3.11(b).

Section 3.12.      Subsidiaries and Investments.

(a)            Subsidiaries. Set forth in Schedule 3.12(a) is a complete and correct list of all of the Subsidiaries of the Borrower as of the Amendment No. 3 Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) whether or not such Subsidiary is a SBIC Subsidiary, a Structured Subsidiary, a CFC, a Transparent Subsidiary or the Excluded Subsidiary. Except as disclosed in Schedule 3.12(a), as of the Amendment No. 3 Effective Date, (x) the Borrower owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in Schedule 3.12(a), and (y) all of the issued and outstanding capital stock of each such Subsidiary organized as a corporation is validly issued, fully paid and nonassessable. The Excluded Subsidiary does not own any material assets other than Equity Interests in TPP Operating, Inc., or engage in any material activities other than its ownership of such Equity Interests and activities incidental thereto.

(b)            Investments. The Borrower has delivered on the Amendment No. 3 Effective Date, a certification to the Administrative Agent and the Lenders containing a complete and correct list of all Investments (other than Investments of the types referred to in clauses (b) and (c) of Section 6.04) held by the Borrower or any of its Subsidiaries in any Person on the Amendment No. 3 Effective Date and, for each such Investment, (i) the identity of the Person or Persons holding such Investment, (ii) the nature of such Investment, (iii) the amount of such Investment, (iv) the rate of interest charged for such Investment, (v) the value assigned to such Investment by the Board of Directors of the Borrower and value with respect to such Investment set forth in the Third-Party Valuation Opinion and (vi) the transferor of such Investment (the certificate containing such certification, the “Existing Investments Certificate”). Except as disclosed on the Existing Investments Certificate, as of the Amendment No. 3 Effective Date, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens permitted pursuant to Section 6.02) all such Investments.

Section 3.13.      Properties.

(a)            Title Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)            Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.14.      Solvency(a)      . On each of the Restatement Effective Date and the Amendment No. 3 Effective Date, and upon the incurrence of any extension of credit hereunder, on any date on which this representation and warranty is made, (a) the Borrower will be Solvent on an unconsolidated basis, and (b) each Obligor will be Solvent on a consolidated basis with the other Obligors.

Section 3.15.      Affiliate Agreements. As of the Restatement Effective Date and the Amendment No. 3 Effective Date, the Borrower has heretofore delivered to the Administrative Agent and each of the Lenders true and complete copies of each of the Affiliate Agreements (including any schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder) and as of the Restatement Effective Date and the Amendment No. 3 Effective Date, other than the Affiliate Agreements, there is no contract, agreement or understanding between the Borrower or any of its Subsidiaries on one hand, and any Affiliate of the Borrower or any of its Subsidiaries on the other hand. As of the Restatement Effective Date and the Amendment No. 3 Effective Date, the Affiliate Agreements are in full force and effect.

Section 3.16.      No Default. No Default or Event of Default has occurred and is continuing under this Agreement or under any Material Indebtedness.

Section 3.17.      Use of Proceeds. The proceeds of the Loans shall be used for the general corporate purposes of the Borrower and its Subsidiaries (other than Financing Subsidiaries except as expressly permitted under Section 6.03(e)) in the ordinary course of its business, including making distributions not prohibited by this Agreement and the acquisition and funding (either directly or through one or more wholly owned Subsidiary Guarantors) of leveraged loans, mezzanine loans, high yield securities, convertible securities, preferred stock and other Portfolio Investments, but excluding, for clarity, Margin Stock.

Section 3.18.      Security Documents. The Guarantee and Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable first priority Liens (subject to Eligible Liens or any Liens described in clause (b) of the definition of “Permitted Liens”) on, and security interests in, the Collateral and, when (i) all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and, as applicable, (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Guarantee and Security Agreement), the Liens created by the Guarantee and Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.

Section 3.19.      Compliance with Sanctions. Neither the Borrower nor any of its Subsidiaries, or any officer or director thereof, nor, to the knowledge of any Financial Officer, any Affiliate of the Borrower, (i) is subject to, or subject of, sanctions (collectively, “Sanctions”) administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), any other United States of America Governmental Authority, the U.S. Department of State, the European Union, HMT or the United Nations Security Council, or (ii) is located, has a place of business or is organized or resident in a Sanctioned Country. Furthermore, no part of the proceeds of a Loan will be used, directly or indirectly, by the Borrower or to the knowledge of the Borrower, any Affiliate of the Borrower to finance or facilitate a transaction with a person that is Subject to Sanctions or is located, has a place of business or is organized or resident in a Sanctioned Country. Each Obligor has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with all applicable Sanctions.

Section 3.20.      Anti-Money Laundering Program. The Borrower has implemented an anti-money laundering program to the extent required by the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism, as amended (the “USA PATRIOT Act”), and the rules and regulations thereunder and maintains in effect and enforces policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries (and, when acting on behalf of the Borrower and its Subsidiaries, their respective directors, officers, employees and agents) with applicable Sanctions.

Section 3.21.      Anti-Corruption Laws. None of the Borrower or, to the Borrower’s knowledge, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Borrower or any Affiliate of the Borrower has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (collectively with the FCPA, the “Anti-Corruption Laws”); and each of the Borrower and any Affiliate of the Borrower has conducted its businesses in compliance with the Anti-Corruption Laws and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance therewith. Furthermore, no part of the proceeds of a Loan will be used, directly or indirectly, by the Borrower or any Affiliate of the Borrower, or by any of their respective directors, officers, agents, employees or Affiliates, to finance or facilitate a transaction in violation of the Anti-Corruption Laws.

Section 3.22.      Structured Subsidiaries

(a)            There are no agreements or other documents relating to any Structured Subsidiary binding upon the Borrower or any of its Subsidiaries (other than such Structured Subsidiary) other than as permitted under the definition thereof.

(b)            ~~The~~Neither the Borrower ~~has not~~nor any other Obligor has Guaranteed the Indebtedness or other obligations in respect of any credit facility relating to the Structured Subsidiaries, other than pursuant to Standard Securitization Undertakings.

Section 3.23.      Affected Financial Institutions. No Obligor is an Affected Financial Institution.

Section 3.24.      Beneficial Ownership Certification. As of the Restatement Effective Date, to the best knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

Article IV

CONDITIONS

Section 4.01.      Restatement Effective Date. The effectiveness of this Agreement on the Restatement Effective Date and of the obligations of the Lenders to make Loans hereunder shall not become effective until completion of each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02):

(a)            Documents. Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:

(i)            Executed Counterparts. From each party hereto either (1) a counterpart of this Agreement signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy or e-mail transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(ii)            Guarantee and Security Agreement; Custodian Agreement. An amendment to the Guarantee and Security Agreement and an amendment to the Custodian Agreement with respect to the Borrower’s Custodian Account, each duly executed and delivered by each of the parties thereto, and all other documents or instruments required to be delivered by the Guarantee and Security Agreement and such Custodian Agreement in connection with the execution thereof.

(iii)            Opinion of Counsel to the Obligors. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of Nelson Mullins Riley & Scarborough LLP, counsel for the Obligors, in form and substance reasonably acceptable to the Administrative Agent and covering such matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(iv)            Corporate Documents. A certificate of the secretary or assistant secretary of each Obligor, dated the Restatement Effective Date, certifying that attached thereto are (1) true and complete copies of the organizational documents of each Obligor certified as of a recent date by the appropriate governmental official, (2) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party, (3) true and complete resolutions of the Board of Directors of each Obligor approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Restatement Effective Date, and, in the case of the Borrower, authorizing and approving the borrowings hereunder, and certified as of the Restatement Effective Date by its secretary or an assistant secretary that such resolutions are in full force and effect without modification or amendment, (4) a good standing certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Restatement Effective Date, and (5) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(v)            Officer’s Certificate. A certificate, dated the Restatement Effective Date and signed by a Financial Officer, confirming compliance with the conditions set forth in Sections 4.01(d), (e), (h) and (m).

(vi)            Borrowing Base Certificate. A Borrowing Base Certificate dated the Restatement Effective Date, showing a calculation of the Borrowing Base as of the Restatement Effective Date immediately after giving effect to the Transactions, in form and substance reasonably satisfactory to the Administrative Agent.

(vii)            Fee Letter. The amended and restated fee letter, duly executed and delivered by each of the parties thereto.

(b)            Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to the Obligors, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no liens on any of the assets of the Borrower or its Subsidiaries except for Liens permitted under Section 6.02 or Liens to be discharged on or prior to the Restatement Effective Date pursuant to documentation satisfactory to the Administrative Agent. All UCC financing statements, control agreements, stock certificates and other documents or instruments required to be filed or executed and delivered in order to create in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, a first priority perfected (subject to Eligible Liens or any Liens described in clause (b) of the definition of “Permitted Liens”) security interest in the Collateral (to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code) shall have been properly filed (or provided to the Administrative Agent) or executed and delivered in each jurisdiction required.

(c)            Financial Statements. The Administrative Agent and the Lenders shall have received prior to the execution of this Agreement the final version, approved by the Board of Directors of the Borrower, of the consolidated statement of assets and liabilities and the related consolidated statements operations, changes in net assets and cash flows and related schedule of investments of the Borrower and its consolidated Subsidiaries as of and for the fiscal period ended September 30, 2018, all certified in writing by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. The Administrative Agent and the Lenders shall have received any other financial statements of the Borrower and its Subsidiaries as they shall reasonably request.

(d)            Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including, without limitation, any filing required on Form 8-K) required to be made or obtained by the Borrower and all other Obligors in connection with the Transactions and any other evidence reasonably requested by, and reasonably satisfactory to, the Administrative Agent as to compliance with all material legal and regulatory requirements applicable to the Obligors, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Transactions or any transaction being financed with the proceeds of the Loans shall be ongoing.

(e)            No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or threatened in any court or before any arbitrator or Governmental Authority that relates to the Transactions or that could reasonably be expected to have a Material Adverse Effect.

(f)            Solvency Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a solvency certificate of the chief financial officer of the Borrower dated as of the Restatement Effective Date and addressed to the Administrative Agent and the Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to the Transactions, (a) the Borrower will be Solvent on an unconsolidated basis, and (b) each Obligor will be Solvent on a consolidated basis with the other Obligors.

(g)            Interest, Fees, Expenses and Other Amounts. The Borrower shall have paid in full (i) to the Administrative Agent and the Lenders all fees and expenses related to this Agreement owing on or prior to the Restatement Effective Date, including any up-front fee due to any Lender on the Restatement Effective Date and (ii) to the Administrative Agent and the Existing Lenders all accrued and unpaid interest, commitment fees, fees, expenses and other amounts owing under the Existing Credit Agreement.

(h)            Default. No Default or Event of Default shall have occurred and be continuing under this Agreement, nor any default or event of default that permits (or which upon notice, lapse of time or both, would permit) the acceleration of any Material Indebtedness, immediately before and after giving effect to the Transactions, any incurrence of Indebtedness hereunder and the use of the proceeds hereof on a pro forma basis.

(i)            USA PATRIOT Act. The Administrative Agent and each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, as reasonably requested by the Administrative Agent and each Lender.

(j)            Insurance. The Administrative Agent shall have received (i) customary insurance certificates, or (ii) confirmation that there have been no changes to the underlying insurance policies since the Original Effective Date and that the insurance certificates and endorsements delivered in connection with the Original Effective Date are in full force and effect.

(k)            Investment Policies. The Administrative Agent shall have received the Investment Policies as in effect on the Restatement Effective Date in form and substance satisfactory to the Administrative Agent.

(l)            Beneficial Ownership Regulation. To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least one (1) day prior to the Restatement Effective Date, any Lender that has requested, in a written notice to the Borrower at least three (3) days prior to the Restatement Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (l) shall be deemed to be satisfied).

(m)            Representations and Warranties. The representations and warranties of the Borrower or any other Obligor set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Restatement Effective Date, or, as to any such representation or warranty that refers to a specific date, as of such specific date.

(n)            Other Documents. The Administrative Agent shall have received such other documents, instruments, certificates and information as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent.

The contemporaneous exchange and release of executed signature pages by each of the Persons contemplated to be a party hereto shall render this Agreement effective and any such exchange and release of such executed signature pages by all such persons shall constitute satisfaction or waiver (as applicable) of any condition precedent to such effectiveness set forth above.

Section 4.02.      Conditions to Loans.

(a)            [Intentionally omitted].

(b)            Each Credit Event. The obligation of each Lender to make any Loan, including any such extension of credit on the Restatement Effective Date, is additionally subject to the satisfaction of the following conditions:

(i)            the representations and warranties of the Borrower or any other Obligor set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of such Loan, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(ii)            at the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing or would result from such Loan after giving effect thereto and to the use of proceeds thereof on a pro forma basis;

(iii)            no Borrowing Base Deficiency shall exist at the time of and immediately after giving effect to such Loan (as well as giving effect to any substantially concurrent acquisitions of Portfolio Investments, distributions or payment of outstanding Loans or Indebtedness), and either (i) the aggregate Covered Debt Amount (after giving effect to such Loan) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such Loan) shall not exceed the Borrowing Base after giving effect to such Loan as well as any concurrent acquisitions of Portfolio Investments, distributions or payment of outstanding Loans or Other Covered Indebtedness;

(iv)            after giving effect to such extension of credit, the Borrower shall be in pro forma compliance with each of the covenants set forth in Section 6.07;

(v)            the Custodian Agreement shall have been duly executed and delivered by the Borrower, the Collateral Agent and the Custodian and all other control arrangements required at the time by Section 5.08(c)(ii) with respect to the Obligors’ other deposit accounts and securities accounts shall have been entered into; and

(vi)            the proposed date of such extension of credit shall take place during the Availability Period.

Each Borrowing Request submitted by the Borrower shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 4.02.

Article V

AFFIRMATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 5.01.      Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender (provided that, the Administrative Agent shall not be required to distribute any document or report to any Lender to the extent such distribution would cause the Administrative Agent to breach or violate any agreement that it has with another Person (including any non-reliance or non-disclosure letter with any Approved Third-Party Appraiser), subject to any applicable exceptions contained in such agreement, including the entry by such Lender into an additional agreement with such Person):

(a)            within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2015), the audited consolidated statement of assets and liabilities and the related audited consolidated statements of operations, changes in net assets and cash flows and related audited consolidated schedule of investments of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (to the extent full fiscal year information is available), all reported on by RSM US LLP (formerly McGladrey LLP) or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (which report shall be unqualified as to going concern and scope of audit and shall not contain any explanatory paragraph or paragraph of emphasis with respect to going concern); provided that the requirements set forth in this clause (a) may be fulfilled by providing to the Administrative Agent for distribution to each Lender the report filed by the Borrower with the SEC on Form 10-K for the applicable fiscal year;

(b)            within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending March 31, 2016), the consolidated statement of assets and liabilities and the related consolidated statements of operations, changes in net assets and cash flows and related schedule of investments of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statement of assets and liabilities, as of the end of) the corresponding period or periods of the previous fiscal year (to the extent such information is available for the previous fiscal year), all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirements set forth in this clause (b) may be fulfilled by providing to the Administrative Agent for distribution to each Lender the report filed by the Borrower with the SEC on Form 10-Q for the applicable quarterly period;

(c)            concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer substantially in the form of Exhibit F hereto or such other form as is reasonably acceptable to the Administrative Agent (i) to the extent the requirements in clause (a) and (b) are not fulfilled by the Borrower delivering the applicable report delivered to (or filed with) the SEC, certifying that such statements are consistent with the financial statements filed by the Borrower with the SEC, (ii) certifying as to whether the Borrower has knowledge that a Default has occurred during the most recent period covered by such financial statement (and such Default has not previously been disclosed in writing pursuant to Section 5.02(a)) and, if such a previously undisclosed Default has occurred during such period (or has occurred and is continuing from a prior period), specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01(b), (c), (d) and (e), 6.02(f), 6.03(e) and (h), 6.04(i), 6.05(b) and 6.07, (iv) stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the ~~Original~~ Restatement Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred (and has not been previously reported to the Administrative Agent), specifying the effect of such change on the financial statements accompanying such certificate, (v) attaching a list of Subsidiaries as of the date of delivery of such certificate or a confirmation that there is no change in such information since the date of the last such list and (vi) providing a reconciliation of any difference between the assets and liabilities of the Borrower and its consolidated Subsidiaries presented in such financial statements and the assets and liabilities of the Borrower and its Subsidiaries for purposes of calculating the financial covenants in Section 6.07;

(d)            as soon as available and in any event not later than twenty (20) calendar days after the end of each monthly accounting period (ending on the last day of each calendar month and commencing with the month ended December 31, 2015) of the Borrower and its Subsidiaries, a Borrowing Base Certificate as of the last day of such accounting period, including an Excel schedule containing such additional information consistent with past practice as shall have been mutually agreed with the Administrative Agent;

(e)            (i) promptly but no later than two Business Days after the Borrower shall at any time be aware (based upon facts and circumstances known to it) that there is a Borrowing Base Deficiency or be aware (based upon facts and circumstances known to it) that the Borrowing Base has declined by more than 15% (or, with respect to the period from the Amendment No. 3 Effective Date to the Covid Relief Termination Date, the lesser of (x) 10% and (y) if applicable, the percentage by which the Borrowing Base exceeded the Covered Debt Amount in the Borrowing Base Certificate most recently delivered under this Agreement) from the Borrowing Base as of the end of the most recently ended calendar month, a Borrowing Base Certificate as at the date the Borrower has knowledge of such Borrowing Base Deficiency or decline indicating the amount of the Borrowing Base Deficiency or decline as at the date the Borrower obtained knowledge of such deficiency or decline and the amount of the Borrowing Base Deficiency or decline as of the date not earlier than two Business Days prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph and (ii) on the Covid Relief Termination Date, a Borrowing Base Certificate as of the Covid Relief Termination Date, including an Excel schedule containing such additional information consistent with past practice as shall have been mutually agreed with the Administrative Agent; provided that, for the avoidance of doubt, such Borrowing Base Certificate under this clause (ii) shall calculate the Borrowing Base based solely on the Unadjusted Borrowing Base and excluding the Borrowing Base Flex;

(f)            promptly upon receipt thereof copies of all significant written reports submitted to the management or board of directors of the Borrower by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or board of directors of the Borrower;

(g)            promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials sent to stockholders and filed by the Borrower or any of its Subsidiaries with the SEC or with any national securities exchange, as the case may be;

(h)            within 45 days after the last day of each fiscal quarter of the Borrower, all internal and external valuation reports relating to the Eligible Portfolio Investments and Non-Core Assets (including all valuation reports delivered by the Approved Third-Party Appraiser in connection with the quarterly appraisals of Unquoted Investments in accordance with Section 5.12(b)(ii)(B)), and any other information relating to the Eligible Portfolio Investments and Non-Core Assets as reasonably requested by the Administrative Agent or any Lender;

(i)            within 45 days after the initial closing of each Eligible Portfolio Investment and each Non-Core Asset that is acquired, made or entered into after the Original Restatement Effective Date, all underwriting memoranda for such Eligible Portfolio Investment and such Non-Core Asset;

(j)            to the extent not otherwise provided by the Custodian, within thirty (30) days after the end of each month, substantially in the form of Exhibit G hereto or such other form as is reasonably acceptable to the Administrative Agent, full, correct and complete updated copies of custody reports (including (i) activity reports with respect to cash and Cash Equivalents included in the calculation of the Borrowing Base and (ii) to the extent available, an itemized list of each Portfolio Investment held in any Custodian Account owned by the Borrower or any Subsidiary) reflecting all assets being held in any Custodian Account owned by the Borrower or any of its Subsidiaries or otherwise subject to a Custodian Agreement;

(k)            within 45 days after the end of each fiscal quarter of the Borrower commencing with the first fiscal quarter to end on or after the date on which the Borrower has any Financing Subsidiary, a certificate of a Financial Officer certifying that attached thereto is a complete and correct description of all Portfolio Investments as of the date thereof, including, with respect to each such Portfolio Investment, the name of the Borrower or Subsidiary holding such Portfolio Investment and the name of the issuer of such Portfolio Investment;

(l)            promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of any Obligor or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer”, anti-corruption and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;

(m)            to the extent required by the Beneficial Ownership Regulation, any change in the information provided in the Beneficial Ownership Certification delivered to a Lender that would result in a change to the list of beneficial owners identified in such certificate;

(n)            to the extent such information is not otherwise available in the financial statements delivered pursuant to clause (a) or (b) of this Section 5.01, upon the reasonable request of the Administrative Agent prior to the end of the applicable fiscal quarter or year, the Borrower shall deliver within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower and ninety (90) days after the end of each fiscal year of the Borrower, a schedule setting forth in reasonable detail with respect to each Portfolio Investment where there has been a realized gain or loss in the most recently completed fiscal quarter, (i) the cost basis of such Portfolio Investment, (ii) the realized gain or loss associated with such Portfolio Investment, (iii) the associated reversal of any previously unrealized gains or losses associated with such Portfolio Investment, (iv) the proceeds received with respect to such Portfolio Investment representing repayments of principal during the most recently ended fiscal quarter, and (v) any other amounts received with respect to such Portfolio Investment representing exit fees or prepayment penalties during the most recently ended fiscal quarter; and

(o)            if the Borrower has elected to use the relief offer by Release No. 33837, within two (2) Business Days after the end of each calendar month (commencing with the first calendar month ending after the Amendment No. 3 Effective Date in which the Borrower has elected to use the relief offered by Release No. 33837), a certificate of a Financial Officer in form and substance reasonably satisfactory to the Administrative Agent demonstrating the calculation of the Asset Coverage Ratio as of the last day of the applicable calendar month and certifying that as of the end of each day during such calendar month, the Asset Coverage Ratio (i) was at a level that did not violate any of the provisions of this Agreement and (ii) was or was not, as applicable, greater than 1.50 to 1.

Section 5.02.      Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)            the occurrence of any Default (provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder);

(b)            the filing or commencement (or threat in writing of the filing or commencement) of, or any material development in, any action, suit, claim, dispute or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that (i) pertains to, or arises in connection with, this Agreement, any of the Loan Documents or any of the Transactions, or (ii) if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)            the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $2,500,000;

(d)            any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e)            its electing to use the relief offered by Release No. 33837.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03.      Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.04.      Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities and material contractual obligations before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05.      Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar business, operating in the same or similar locations (including, without limitation, directors and officers liability insurance) and (c) after the request of the Administrative Agent, promptly deliver to the Administrative Agent any certificate or certificates from the Borrower’s insurance broker or other documentary evidence, in each case, demonstrating the effectiveness of, or any changes to, such insurance. Each such policy of insurance (other than any director and officer liability insurance policy) shall name the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, as additional insured with respect to liability policies (and, with respect to casualty policies, to the extent Borrower owns any material tangible Collateral other than documentation evidencing Portfolio Investments, loss payee) thereunder.

Section 5.06.      Books and Records; Inspection and Audit Rights.

(a)            Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep, or cause to kept, books of record and account in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice to the Borrower, at the sole expense of the Borrower, to (i) visit and inspect its properties, to examine and make extracts from its books and records, and (ii) discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records; provided, further, that the Borrower shall not be required to pay for more than two such visits and inspections in any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent visits and inspections during such calendar year.

(b)            Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base (and any components thereof) and the assets included in the Borrowing Base (and any components thereof, including, for clarity, audits of any Agency Accounts, funds transfers and custody procedures), all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable, documented fees and expenses of representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation or appraisal during such calendar year. The Borrower also agrees to modify or adjust the computation of the Borrowing Base and/or the assets included in the Borrowing Base, to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal indicating that such computation or inclusion of assets is not consistent with the terms of this Agreement, provided that if the Borrower demonstrates that such evaluation or appraisal is incorrect, the Borrower shall be permitted to re-adjust its computation of the Borrowing Base.

(c)            Notwithstanding the foregoing, nothing contained in this Section 5.06 shall impair or affect the rights of the Administrative Agent under Section 5.12(b)(ii)(I) in any respect.

Section 5.07.      Compliance with Laws and Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act (if applicable to such Person), and orders of any Governmental Authority applicable to it (including rules, regulations and orders issued by the SEC) or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain and enforce policies and procedures that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Borrower, by the Borrower and each of its Subsidiaries and (when acting on behalf of the Borrower or any of its Subsidiaries) their respective directors, officers, employees and agents with any applicable Anti-Corruption Laws and applicable Sanctions, in each case, giving due regard to the nature of such Person’s business and activities.

Section 5.08.      Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)            Subsidiary Guarantors.

(i)            Without limiting Section 6.17, in the event that (1) the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than a Financing Subsidiary, a CFC or a Transparent Subsidiary), or that any other Person shall become a “Subsidiary” within the meaning of the definition thereof (other than a Financing Subsidiary, a CFC or a Transparent Subsidiary), (2) any SBIC Subsidiary shall no longer constitute a “SBIC Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08), (3) any Structured Subsidiary shall no longer constitute a “Structured Subsidiary” pursuant to the definition thereof (including, for the avoidance of doubt, if such Structured Subsidiary ceases to have, in full force and effect, financing provided by an unaffiliated third party) (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08), (4) any CFC shall no longer constitute a “CFC” pursuant to the definition thereof (in which case such Person shall be deemed a “new” Subsidiary for purpose of this Section 5.08) and (5) any Transparent Subsidiary shall no longer constitute a “Transparent Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed a “new” Subsidiary for purposes of this Section 5.08), the Borrower will, in each case, (i) promptly provide notice thereof to the Administrative Agent and (ii) on or before thirty (30) days following such Person becoming a Subsidiary or such Financing Subsidiary, CFC or Transparent Subsidiary, as the case may be, no longer qualifying as such, cause such new Subsidiary or former Financing Subsidiary, former CFC or former Transparent Subsidiary, as the case may be, to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under the Guarantee and Security Agreement pursuant to a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent shall have reasonably requested.

(ii)            The Borrower acknowledges that the Administrative Agent and the Lenders have agreed to exclude each Structured Subsidiary, each SBIC Subsidiary, each CFC and each Transparent Subsidiary as an Obligor only for so long as such Person qualifies as a “Structured Subsidiary”, “SBIC Subsidiary”, “CFC” or “Transparent Subsidiary”, respectively, pursuant to the definition thereof, and thereafter such Person shall no longer constitute a “Structured Subsidiary”, “SBIC Subsidiary”, “CFC” or “Transparent Subsidiary”, respectively, for any purpose of this Agreement or any other Loan Document.

(iii)            Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Excluded Subsidiary shall not become a Subsidiary Guarantor.

(b)            Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly owned Subsidiary.

(c)            Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors, to:

(i)            take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Collateral Agent for the benefit of the Lenders (and any Affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower) and the holders of any Secured Longer-Term Indebtedness, perfected first-priority security interests and Liens in the Collateral (subject to Eligible Liens or any Liens described in clause (b) of the definition of “Permitted Liens”); provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents;

(ii)            with respect to each deposit account or securities account of the Obligors (other than (A) any such accounts that are maintained by the Borrower in its capacity as “servicer” for a Financing Subsidiary or any Agency Account, (B) any such accounts which hold solely money or financial assets of a Financing Subsidiary, (C) any payroll account so long as such payroll account is coded as such, (D) withholding tax and fiduciary accounts or any trust account maintained solely on behalf of a Portfolio Investment, (E) checking accounts of the Obligors that do not contain, at any one time, an aggregate balance in excess of $1,000,000, provided that Borrower will, and will cause each of its Subsidiary Guarantors to, use commercially reasonable efforts to obtain control agreements governing any such account in this clause (E), and (F) any account in which the aggregate value of deposits therein, together with all other such accounts under this clause (F), does not at any time exceed $75,000, provided that in the case of each of the foregoing clauses (A) through (F), no other Person (other than the depository institution at which such account is maintained) shall have “control” (within the meaning of the Uniform Commercial Code) over such account), cause each bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate in order that the Collateral Agent has “control” (within the meaning of the Uniform Commercial Code) over each such deposit account or securities account (each, a “Control Account”) and in that connection, the Borrower agrees, subject to Sections 5.08(c)(iv) and (v) below, to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be immediately deposited into a Control Account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, both prior to and following such deposit, delivery or registration such cash and other proceeds shall be held in trust by the Borrower for the benefit and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor or any other Person (including with any money or financial assets of the Borrower in its capacity as “servicer” for a Structured Subsidiary, or any money or financial assets of a Structured Subsidiary, or any money or financial assets of the Borrower in its capacity as an “agent” or “administrative agent” for any other Bank Loans subject to Section 5.08(c)(v) below);

(iii)            cause the Financing Subsidiaries to execute and deliver to the Administrative Agent such certificates and agreements, in form and substance reasonably satisfactory to the Administrative Agent, as it shall determine are necessary to confirm that such Financing Subsidiary qualifies or continues to qualify as a “Structured Subsidiary” or an “SBIC Subsidiary”, as applicable, pursuant to the definitions thereof;

(iv)            in the case of any Portfolio Investment consisting of a Bank Loan (as defined in Section 5.13) that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents and a Financing Subsidiary or Restricted Investment holds any interest in the loans or other extensions of credit under such loan documents, (x)(1) cause the interest owned by such Financing Subsidiary or such Restricted Investment, as applicable, to be evidenced by separate execution of relevant loan documentation by, or assignment documentation in the name of, such Financing Subsidiary or such Restricted Investment, as applicable, and, if such interest is evidenced by notes, cause such interest to be evidenced by a separate note or notes, which note or notes are either (A) in the name of such Financing Subsidiary or such Restricted Investment, as applicable, or (B) in the name of the Borrower, endorsed in blank and delivered to the applicable Financing Subsidiary or applicable Restricted Investment and beneficially owned by such Financing Subsidiary or such Restricted Investment, as applicable, and (2) not permit such Financing Subsidiary or such Restricted Investment, as applicable, to have a participation acquired from an Obligor in such underlying loan documents and the extensions of credit thereunder or any other indirect interest therein acquired from an Obligor; and (y) ensure that, subject to Section 5.08(c)(v) below, all amounts owing to any Obligor by the underlying borrower or other obligated party are remitted by such borrower or obligated party (or the applicable administrative agents, collateral agents or equivalent Person) directly to the Custodian Account and no other amounts owing by such underlying borrower or obligated party are remitted to the Custodian Account;

(v)            in the event that any Obligor is acting as an agent or administrative agent under any loan documents with respect to any Bank Loan (or is acting in an analogous agency capacity under any agreement related to any Portfolio Investment) and such Obligor does not hold all of the credit extended to the underlying borrower or issuer under the relevant underlying loan documents or other agreements, ensure that (1) all funds held by such Obligor in such capacity as agent or administrative agent are segregated from all other funds of such Obligor and clearly identified as being held in an agency capacity (an “Agency Account”); (2) all amounts owing on account of such Bank Loan or Portfolio Investment by the underlying borrower or other obligated party are remitted by such borrower or obligated party to either (A) such Agency Account or (B) directly to an account in the name of the underlying lender to whom such amounts are owed (for the avoidance of doubt, no funds representing amounts owing to more than one underlying lender may be remitted to any single account other than the Agency Account); and (3) within two (2) Business Days after receipt of such funds, such Obligor acting in its capacity as agent or administrative agent shall distribute any such funds belonging to any Obligor to the Custodian Account (provided that if any distribution referred to in this clause (c) is not permitted by applicable bankruptcy law to be made within such two-Business Day period as a result of the bankruptcy of the underlying borrower, such Obligor shall use commercially reasonable efforts to obtain permission to make such distribution and shall make such distribution as soon as legally permitted to do so);

(vi)            cause the documentation relating to each Investment in Indebtedness described in paragraph 1 of Schedule 1.01(d) and Schedule 1.01(f) to be delivered to the Custodian as provided therein; and

(vii)            in the case of any Portfolio Investment held by any Financing Subsidiary or any Restricted Investment, including any cash collection related thereto, ensure that such Portfolio Investment shall not be held in any Custodian Account, or any other account of any Obligor, and shall be segregated from the accounts holding Collateral.

Section 5.09.      Use of Proceeds. The Borrower will use the proceeds of the Loans only for general corporate purposes of the Borrower and its Subsidiaries (other than the Financing Subsidiaries except as expressly permitted under Section 6.03(e)) in the ordinary course of business, including making distributions not prohibited by this Agreement and the acquisition and funding (either directly or through one or more wholly owned Subsidiary Guarantors) of leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock and other Portfolio Investments; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan will be used in violation of applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. On the first day (if any) an Obligor acquires any Margin Stock or at any other time requested by the Administrative Agent or any Lender, the Borrower shall furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock (within the meaning of Regulation U), or with the proceeds of equity capital of the Borrower. No Obligor will, to its actual knowledge, directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds (I) to any Person for the purpose of financing the activities of any Person currently (A) subject to, or the subject of, any Sanctions or (B) organized or resident in a Sanctioned Country or (II) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.

Section 5.10.      Status of RIC and BDC. The Borrower shall at all times maintain its status as a RIC under the Code, and as a “business development company” under the Investment Company Act.

Section 5.11.      Investment Policies. The Borrower shall at all times be in compliance in all material respects with its Investment Policies.

Section 5.12.      Portfolio Valuation and Diversification Etc.; Risk Factor Ratings.

(a)            Industry Classification Groups. For purposes of this Agreement and the other Loan Documents, the Borrower shall assign each Eligible Portfolio Investment to an Industry Classification Group as reasonably determined by the Borrower. To the extent that the Borrower reasonably determines that any Eligible Portfolio Investment is not adequately correlated with the risks of other Eligible Portfolio Investments in an Industry Classification Group, such Eligible Portfolio Investment may be assigned by the Borrower to the Industry Classification Group that is most closely correlated to such Eligible Portfolio Investment.

(b)            Portfolio Valuation Etc.

(i)            Settlement-Date Basis. For purposes of this Agreement, all determinations of whether an investment is to be included as an Eligible Portfolio Investment or a Non-Core Asset shall be determined on a settlement-date basis (meaning that any investment that has been purchased will not be treated as an Eligible Portfolio Investment or a Non-Core Asset until such purchase has settled, and any Eligible Portfolio Investment or any Non-Core Asset which has been sold will not be excluded as an Eligible Portfolio Investment or a Non-Core Asset until such sale has settled), provided that no such investment shall be included as an Eligible Portfolio Investment or a Non-Core Asset to the extent it has not been paid for in full.

(ii)            Determination of Values. The Borrower will conduct reviews of the value to be assigned to each of its Eligible Portfolio Investments (and, as required on Schedule 1.01(f), each of its Non-Core Assets), as follows:

(A)            Quoted Investments External Review. With respect to Eligible Portfolio Investments (including Cash Equivalents) for which market quotations are readily available and are reflective of an actual trade executed within a reasonable period of such quotation (“Quoted Investments”), the Borrower shall, not less frequently than once each calendar week, determine the market value of such Quoted Investments which shall, in each case, be determined in accordance with one of the following methodologies as selected by the Borrower (each such value, an “External Quoted Value”):

(w)            in the case of public and Rule 144A securities, the average of the recent bid prices as determined by two Approved Dealers selected by the Borrower,

(x)            in the case of Bank Loans, the average of the recent bid prices as determined by two Approved Dealers selected by the Borrower or an Approved Pricing Service which makes reference to at least two Approved Dealers with respect to such Bank Loans,

(y)            in the case of any Quoted Investment traded on an exchange, the closing price for such Quoted Investment most recently posted on such exchange, and

(z)            in the case of any other Quoted Investment, the fair market value thereof as determined by an Approved Pricing Service.

(B)            Unquoted Investments External Review. With respect to Eligible Portfolio Investments for which market quotations are not readily available (“Unquoted Investments”), other than No External Review Assets, the Borrower shall request an Approved Third-Party Appraiser to assist the Board of Directors of the Borrower in determining the fair market value of such Unquoted Investments, as at the last day of each fiscal quarter following the Original Effective Date (each such value, an “External Unquoted Value”) and to provide the Board of Directors with a written independent valuation report as part of that assistance each quarter. Each such valuation report shall also include the information required to comply with paragraph 8 and paragraph 22 of Schedule 1.01(d).

(C)            Internal Review. The Borrower shall conduct internal reviews to determine the value of all Eligible Portfolio Investments at least once each calendar week which shall take into account any events of which the Borrower has knowledge that adversely affect the value of any Eligible Portfolio Investment (each such value, an “Internal Value”).

(D)            Value of Quoted Investments. Subject to clauses (G), (H) and (I) of this Section 5.12(b)(ii), the “Value” of each Quoted Investment for all purposes of this Agreement shall be the lowest of (1) the Internal Value of such Quoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C), (2) the External Quoted Value of such Quoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(A) and (3) 102% of the par or face value of the such Quoted Investment (or, in the case of Preferred Stock, the Liquidation Preference thereof without taking into account any Accretive Value).

(E)            Value of Unquoted Investments. Subject to clauses (G), (H) and (I) of this Section 5.12(b)(ii),

(I)            if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls below the range of the External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the Internal Value and (ii) 102% of the par or face value of such Unquoted Investment (or, in the case of Preferred Stock, the Liquidation Preference thereof without taking into account any Accretive Value);

(II)            if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls above the range of the External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the midpoint of the range of the External Unquoted Value and (ii) 102% of the par or face value of such Unquoted Investment (or, in the case of Preferred Stock, the Liquidation Preference thereof without taking into account any Accretive Value); and

(III)            if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) is within the range of the External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the Internal Value and (ii) 102% of the par or face value of such Unquoted Investment (or, in the case of Preferred Stock, the Liquidation Preference thereof without taking into account any Accretive Value);

except that:

(w)            if the difference between the highest and lowest External Unquoted Value in such range exceeds an amount equal to 6% of the midpoint of such range, the “Value” of such Unquoted Investment shall instead be deemed to be the lowest of (i) the lowest External Unquoted Value in such range, (ii) the Internal Value determined pursuant to Section 5.12(b)(ii)(C), and (iii) 102% of the par or face value of such Unquoted Investment (or, in the case of Preferred Stock, the Liquidation Preference thereof without taking into account any Accretive Value); and

(x)            [intentionally omitted]; and

(y)            the “Value” of any Unquoted Investment acquired during a fiscal quarter shall be deemed to be equal to the lower of the cost of such Unquoted Investment and the Internal Value of such Unquoted Investment until such time as the External Unquoted Value of such Unquoted Investment is determined in accordance with the provisions of Section 5.12(b)(ii)(E) as at the last day of such fiscal quarter.

(F)            Actions Upon a Borrowing Base Deficiency. If, based upon such weekly internal review (including, as required on Schedule 1.01(f), such weekly internal review of each of its Non-Core Assets), the Borrower determines that a Borrowing Base Deficiency exists or that the Borrowing Base has declined by more than 15% (or, with respect to the period from the Amendment No. 3 Effective Date to the Covid Relief Termination Date, the lesser of (x) 10% and (y) the amount, if any, that the Borrowing Base exceeded the Covered Debt Amount in the Borrowing Base Certificate most recently delivered under this Agreement) from the Borrowing Base stated in the Borrowing Base Certificate last delivered by the Borrower to the Administrative Agent, then the Borrower shall, promptly and in any event within two Business Days as provided in Section 5.01(e), deliver a Borrowing Base Certificate reflecting the new amount of the Borrowing Base and shall take the actions, and make the payments and prepayments (if any), all as more specifically set forth in Section 2.08(c).

(G)            Failure to Determine Values. If the Borrower shall fail to determine the value of any Eligible Portfolio Investment as at any date pursuant to the requirements (but subject to the exclusions) of the foregoing sub-clauses (A), (B), (C), (D) or (E), then the “Value” of such Eligible Portfolio Investment as at such date shall be deemed to be zero.

(H)            Adjustment of Values. Notwithstanding anything herein to the contrary, the Administrative Agent, in its sole and absolute discretion exercised in good faith, may, and upon the request of Required Lenders, shall, revise the Value of any Eligible Portfolio Investment (in which case the “Value” of such Eligible Portfolio Investment shall for all purposes hereof be deemed to be the Value assigned by the Administrative Agent) and/or exclude any Eligible Portfolio Investment from the Borrowing Base entirely, so long as the aggregate reduction in the Borrowing Base resulting from all such revisions and exclusions in any fiscal quarter does not exceed 7.5%. Any such revision or exclusion shall be effective ten Business Days after the Administrative Agent’s delivery of notice thereof to the Borrower.

(I)            Testing of Values; Valuation Dispute Resolution. Notwithstanding the foregoing, the Administrative Agent shall at any time have the right to request any Unquoted Investment be independently valued by an Approved Third-Party Appraiser retained by the Administrative Agent. There shall be no limit on the number of such appraisals requested by the Administrative Agent and the costs of any such valuation shall be at the expense of the Borrower. If the difference between the Borrower’s valuation pursuant to Section 5.12(b)(ii)(E) and the valuation of any Approved Third-Party Appraiser retained by the Administrative Agent pursuant to this Section 5.12(b)(ii)(I) is (1) less than 7.5% of the value thereof, then the Borrower’s valuation pursuant to Section 5.12(b)(ii)(E) shall be used, (2) between 7.5% and 20% of the value thereof, then the valuation of such Portfolio Investment shall be the average of the value determined by the Borrower pursuant to Section 5.12(b)(ii)(E) and the value determined by the Approved Third-Party Appraiser retained by the Administrative Agent pursuant to this Section 5.12(b)(ii)(I) and (3) greater than 20% of the value thereof, then the valuation of such Portfolio Investment shall be the lesser of the Borrower’s valuation pursuant to Section 5.12(b)(ii)(E) and the valuation of any Approved Third-Party Appraiser retained by the Administrative Agent pursuant to this Section 5.12(b)(ii)(I).

(c)            Investment Company Diversification Requirements. The Borrower (together with its Subsidiaries to the extent required by the Investment Company Act) will at all times comply with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies. The Borrower will at all times, subject to applicable grace periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RICs.

Section 5.13.      Calculation of Borrowing Base. For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum without duplication of (i) the sum of the products obtained by multiplying (x) the Value of each Eligible Portfolio Investment by (y) the applicable Advance Rate, expressed as a fraction (the amount calculated in this clause (i) as adjusted pursuant to the proviso below, the “Unadjusted Borrowing Base”) plus (ii) solely from the Amendment No. 3 Effective Date to the Covid Relief Termination Date, the Borrowing Base Flex; provided that:

(a)            the Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety shall be 0% at any time when the Unadjusted Borrowing Base is composed entirely of Eligible Portfolio Investments issued by less than 15 different issuers;

(b)            with respect to all Eligible Portfolio Investments issued by a single issuer, the Advance Rate applicable to that portion of the Value of such Eligible Portfolio Investments that exceeds 7.5% of the Obligors’ Net Worth shall be 0%; provided that, with respect to each of the six (6) largest Portfolio Companies (based on the fair value of the Eligible Portfolio Investments), only that portion of the Eligible Portfolio Investments issued by such Portfolio Company that exceeds 10% of the Obligors’ Net Worth shall have an Advance Rate of 0%;

(c)            if at any time the weighted average Risk Factor of all Eligible Portfolio Investments (other than Eligible Portfolio Investments that are ABL Transactions) in the Unadjusted Borrowing Base (based on the fair value of such Eligible Portfolio Investments) exceeds 3490, the Unadjusted Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the weighted average Risk Factor of all Eligible Portfolio Investments (other than Eligible Portfolio Investments that are ABL Transactions) in the Unadjusted Borrowing Base to be no greater than 3490 (subject to all other constraints, limitations and restrictions set forth herein);

(d)            the portion of the Unadjusted Borrowing Base attributable to Eligible Portfolio Investments (other than Eligible Portfolio Investments that are ABL Transactions) with a Risk Factor higher than 3490 shall not exceed 25% of the Unadjusted Borrowing Base and the Unadjusted Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 25% of the Unadjusted Borrowing Base;

(e)            the portion of the Unadjusted Borrowing Base attributable to Eligible Portfolio Investments that are not Cash, Cash Equivalents, Long-Term U.S. Government Securities or First Lien Bank Loans (including, for clarity, LTV Transactions that are not Indirect Real Estate LTV Transactions) shall not exceed 40% of the Unadjusted Borrowing Base and the Unadjusted Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 40% of the Unadjusted Borrowing Base; provided, that, (i) at any time that the Asset Coverage Ratio is less than 2.00 to 1, such contribution shall not exceed 35% and (ii) at any time that the Asset Coverage Ratio is less than 1.67 to 1, such contribution shall not exceed 30%;

(f)            if at any time the Weighted Average Recurring Revenue Ratio is greater than 2.40 to 1.00, the Unadjusted Borrowing Base shall be reduced by removing Recurring Revenue Transactions therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Recurring Revenue Ratio to be no greater than 2.40 to 1.00 (subject to all other constraints, limitations and restrictions set forth herein);

(g)            if at any time the Weighted Average Leverage Ratio is greater than 4.75 to 1.00, the Unadjusted Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Leverage Ratio to be no greater than 4.75 to 1.00 (subject to all other constraints, limitations and restrictions set forth herein); provided that any LTV Transactions shall be excluded from such calculation;

(h)            the portion of the Unadjusted Borrowing Base attributable to Eligible Portfolio Investments in each of the Industry Classification Groups that are part of the Two Largest Industry Classification Groups shall, in each case, not exceed 20% of the Unadjusted Borrowing Base and the Unadjusted Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Unadjusted Borrowing Base;

(i)            the portion of the Unadjusted Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than each of the Industry Classification Groups that are part of the Two Largest Industry Classification Groups) shall not exceed 15% of the Unadjusted Borrowing Base and the Unadjusted Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Unadjusted Borrowing Base;

(j)            if at any time the weighted average maturity of all Debt Eligible Portfolio Investments (based on the fair value of such Eligible Portfolio Investments to the extent included in the Unadjusted Borrowing Base) exceeds 5.0 years, the Unadjusted Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments that are Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the weighted average maturity of all Debt Eligible Portfolio Investments included in the Unadjusted Borrowing Base to be no greater than 5.0 years (subject to all other constraints, limitations and restrictions set forth herein);

(k)            the portion of the Unadjusted Borrowing Base attributable to Debt Eligible Portfolio Investments with a maturity greater than 7 years shall not exceed 15% of the Unadjusted Borrowing Base and the Unadjusted Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Unadjusted Borrowing Base;

(l)            the portion of the Unadjusted Borrowing Base attributable to PIK Obligations, DIP Loans, Covenant-Lite Loans and Preferred Stock shall not exceed 20% of the Unadjusted Borrowing Base and the Unadjusted Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Unadjusted Borrowing Base; provided, that the portion of the Unadjusted Borrowing Base attributable to Preferred Stock in the aggregate shall not exceed 10% of the Unadjusted Borrowing Base and the Unadjusted Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 10% of the Unadjusted Borrowing Base;

(m)            if at any time the Weighted Average Fixed Coupon (after giving effect to any Hedging Agreement) is less than the greater of (i) 8% and (ii) the ~~one-month LIBO Rate~~Benchmark in effect as of the date of determination for deposits in the applicable Currency for a period of one (1) month plus 4.5%, the Unadjusted Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Fixed Coupon to be at least equal to the greater of (x) 8% and (y) ~~LIBO Rate~~the Benchmark in effect as of the date of determination for deposits in the applicable Currency for a period of one (1) month plus 4.5% (subject to all other constraints, limitations and restrictions set forth herein);

(n)            if at any time the Weighted Average Floating Spread (after giving effect to any Hedging Agreement) is less than 4.5%, the Unadjusted Borrowing Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Floating Spread to be at least 4.5% (subject to all other constraints, limitations and restrictions set forth herein);

(o)            the portion of the Unadjusted Borrowing Base attributable to Eligible Portfolio Investments that are Low Risk Assets shall be at least 65% of the Unadjusted Borrowing Base, and the Unadjusted Borrowing Base shall be reduced by removing therefrom (but not from the Collateral) Eligible Portfolio Investments that are not Low Risk Assets so that the portion of the Unadjusted Borrowing Base attributable to Low Risk Assets will be at least 65% of the Unadjusted Borrowing Base;

(p)            no portion of the Unadjusted Borrowing Base shall be attributable to (a) any (i) Equity Interests (other than Preferred Stock), (ii) warrants, options or other rights for the purchase or acquisition of Equity Interests or (iii) securities convertible into or exchangeable for shares of Equity Interests, (b) any Affiliate Investment or (c) any Structured Finance Obligation;

(q)            [reserved];

(r)            to the extent that the fair value of the No External Review Assets included in the Unadjusted Borrowing Base exceeds 10% of the Unadjusted Borrowing Base (without taking into account any No External Review Assets), the Unadjusted Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent the fair value of the No External Review Assets included in the Unadjusted Borrowing Base would otherwise exceed 10% of the Unadjusted Borrowing Base;

(s)            the portion of the Unadjusted Borrowing Base attributable to Foreign Eligible Portfolio Investments shall not exceed 10% of the Unadjusted Borrowing Base and the Unadjusted Borrowing Base shall be reduced by removing Foreign Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 10% of the Unadjusted Borrowing Base;

(t)            the portion of the Unadjusted Borrowing Base attributable to Eligible Portfolio Investments that are not Cash, Cash Equivalents, Long-Term U.S. Government Securities, First Lien Bank Loans (including, for clarity, LTV Transactions that are not Indirect Real Estate LTV Transactions), Last Out Loans or Second Lien Bank Loans shall not exceed 20% of the Unadjusted Borrowing Base and the Unadjusted Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Unadjusted Borrowing Base; and

(u)            the portion of the Unadjusted Borrowing Base attributable to Eligible Portfolio Investments that are LTV Transactions shall not exceed 40% of the Unadjusted Borrowing Base and the Unadjusted Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 40% of the Unadjusted Borrowing Base; provided that the contribution to the Unadjusted Borrowing Base of Eligible Portfolio Investments that are LTV Transactions shall at no time exceed the aggregate contribution to the Unadjusted Borrowing Base of (x) Eligible Portfolio Investments that are First Lien Bank Loans (including Covenant-Lite Loans that are First Lien Bank Loans and excluding LTV Transactions), plus (y) Cash and Cash Equivalents plus (z) Long-Term U.S. Government Securities; provided further that the portion of the Unadjusted Borrowing Base attributable to Eligible Portfolio Investments that are Real Estate LTV Transactions shall not exceed 10% of the Unadjusted Borrowing Base and the Unadjusted Borrowing Base shall be reduced by removing Eligible Portfolio Investments that are Real Estate LTV Transactions therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 10% of the Unadjusted Borrowing Base; provided further that, (x) Recurring Revenue Transactions in the aggregate shall not exceed 25% of the Unadjusted Borrowing Base and (y) ABL Transactions in the aggregate shall not exceed 20% of the Unadjusted Borrowing Base; and provided further that the portion of the Unadjusted Borrowing Base attributable to Eligible Portfolio Investments that are Recurring Revenue Transactions that are Last Out Loans shall not exceed 6.25% of the Unadjusted Borrowing Base.

For the avoidance of doubt, no Portfolio Investment shall be an Eligible Portfolio Investment unless, among the other requirements set forth in this Agreement, (i) such Investment is subject only to Eligible Liens and (ii) such Investment is Transferable. In addition, as used herein, the following terms have the following meanings:

“ABL Transactions” has the meaning assigned to such term in the definition of LTV Transaction.

“Advance Rate” means, as to any Eligible Portfolio Investment and subject to adjustment as provided above, the following percentages with respect to such Eligible Portfolio Investment:

Eligible Portfolio Investment	Unquoted	Quoted
Cash and Cash Equivalents (including Short-Term U.S. Government Securities)	n/a	100%
Long-Term U.S. Government Securities	n/a	85%
Performing First Lien Bank Loans	67.5%	72.5%
Performing Last Out Loans and Performing LTV Transactions	60%	65%
Performing Last Out Loans that are both Recurring Revenue Transactions and Last Out Loans	55%	55%
Performing Second Lien Bank Loans	50%	60%
Performing High Yield Securities	45%	55%
Performing Mezzanine Investments, Performing Indirect Real Estate LTV Transactions and Performing Covenant-Lite Loans	40%	50%
Performing DIP Loans	50%	50%
Performing PIK Obligations and Performing Preferred Stock	35%	40%

provided, that, at any time the Asset Coverage Ratio is less than 1.67 to 1 and the contribution of First Lien Bank Loans (including, for clarity, LTV Transactions that are not Indirect Real Estate LTV Transactions) to the Borrowing Base is less than 70% (in each case, as reported in the most recently delivered monthly Borrowing Base Certificate) every Advance Rate in the table above that is below the line for “Performing First Lien Bank Loans” shall be 5% less than the applicable rate indicated in the table. For the avoidance of doubt, the above categories are intended to be indicative of the traditional investment types in a fully capitalized issuer. All determinations of whether a particular Portfolio Investment belongs to one category or another shall be made by the Borrower on a consistent basis with the foregoing. For example, a secured bank loan solely at a holding company, the only assets of which are the shares of an operating company, may constitute Mezzanine Investments, but would not ordinarily constitute a First Lien Bank Loan.

“Bank Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) that are generally provided under a credit facility or syndicated loan.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of and any and all other Equity Interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Cash” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Covenant-Lite Loan” means a Bank Loan that does not require the Portfolio Company thereunder to comply with any financial maintenance covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement), in each case regardless of whether compliance with one or more incurrence covenants is otherwise required by such Bank Loan.

“Debt Eligible Portfolio Investment” means an Eligible Portfolio Investment which is an Investment in Indebtedness.

“Defaulted Obligation” means:

(a)          any Debt Eligible Portfolio Investment as to which (x) a default as to the payment of principal and/or interest has occurred and is continuing for a period of thirty-two (32) consecutive days with respect to such debt (without regard to any grace period applicable thereto, or waiver thereof) or (y) a default not set forth in clause (x) has occurred and the holders of such debt have accelerated all or a portion of the principal amount thereof as a result of such default;

(b)          any Eligible Portfolio Investment that is Preferred Stock as to which the applicable Portfolio Company has failed, with respect to any class of Preferred Stock of such Portfolio Company, to meet any scheduled redemption obligations or pay its latest declared cash dividend after the applicable due date (and after giving effect to the expiration of any applicable grace period);

(c)           any Eligible Portfolio Investment (i) as to which a default as to the payment of principal and/or interest has occurred and is continuing for a period of the lesser of the applicable grace period or five (5) consecutive days on another material debt obligation of the applicable Portfolio Company which is senior or pari passu in right of payment to such Eligible Portfolio Investment (without regard to any waiver thereof); (ii) as to which a default as to the payment of principal and/or interest has occurred and is continuing for a period of the lesser of the applicable grace period or five (5) consecutive days on another material debt obligation of the applicable Portfolio Company which is junior in right of payment to such Eligible Portfolio Investment (without regard to any waiver thereof); or (iii) that is a Debt Eligible Portfolio Investment and the Portfolio Company of such Eligible Portfolio Investment has issued preferred stock and such Portfolio Company has failed to meet, with respect to such class of preferred stock, any scheduled redemption obligations or pay its latest declared cash dividend after the applicable due date (and after giving effect to the expiration of any applicable grace period);

(d)          any Eligible Portfolio Investment (i) as to which, with respect to such Eligible Portfolio Investment or any material debt obligation of the applicable Portfolio Company, a default rate of interest has been and continues to be charged for more than 120 consecutive days, or a default has occurred and the holders of such debt have accelerated all or a portion of the principal amount thereof as a result of such default, or foreclosure on collateral for such debt has been commenced and is being pursued by or on behalf of the holders thereof; (ii) as to which the applicable Portfolio Company or others have (A) engaged in an out-of-court restructuring process (including through any provision of the Uniform Commercial Code or other law) in the past ninety (90) days or (B) instituted proceedings to have such Portfolio Company adjudicated bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such obligor has filed for protection under Chapter 11 of the Bankruptcy Code or under any foreign bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it (unless, in the case of clause (A) or (B), such Eligible Portfolio Investment is a DIP Loan, in which case it shall not be deemed to be a Defaulted Obligation under such clause); or (iii) as to which (A) written notice declaring such Indebtedness in default has been delivered by any lender or agent under such Indebtedness and such default has not been remedied, cured or waived within 90 days after delivery of such notice; or (B) any lender or agent under such Eligible Portfolio Investment otherwise exercises significant remedies following a default; and

(e)          any Eligible Portfolio Investment that the Borrower has otherwise declared to be a Defaulted Obligation.

“DIP Loan” means any Bank Loan (whether revolving or term) originated after the commencement of a case under Chapter 11 of the Bankruptcy Code by the Portfolio Company, which is a debtor-in-possession as described in Section 1107 of the Bankruptcy Code or a debtor as defined in Section 101(13) of the Bankruptcy Code in such case (a “Debtor”) organized under the laws of the United States or any state therein and domiciled in the United States, which loan satisfies the following criteria: (a) the DIP Loan is duly authorized by a final order of the applicable bankruptcy court or federal district court under the provisions of subsection (b), (c) or (d) of 11 U.S.C. Section 364; (b) the Debtor’s bankruptcy case is still pending as a case under the provisions of Chapter 11 of the Bankruptcy Code and has not been dismissed or converted to a case under the provisions of Chapter 7 of the Bankruptcy Code; (c) the Debtor’s obligations under such loan have not been (i) disallowed, in whole or in part, or (ii) subordinated, in whole or in part, to the claims or interests of any other Person under the provisions of 11 U.S.C. Section 510; (d) the DIP Loan is secured and the Liens granted by the applicable bankruptcy court or federal district court in relation to the Loan are super-priority Liens and have not been subordinated or junior to, or are pari passu with, in whole or in part, the Liens of any other lender or creditor under the provisions of 11 U.S.C. Section 364(d) or otherwise; (e) the Debtor is not in default on its obligations under the loan; (f) neither the Debtor nor any party in interest has filed a Chapter 11 plan with the applicable federal bankruptcy or district court that, upon confirmation, would (i) disallow or subordinate the loan, in whole or in part, (ii) subordinate, in whole or in part, any Lien granted in connection with such loan, (iii) fail to provide for the repayment, in full and in cash, of the loan upon the effective date of such plan or (iv) otherwise impair, in any manner, the claim evidenced by the loan; (g) the DIP Loan is documented in a form that is commercially reasonable; (h) the DIP Loan shall not provide for more than 50% (or a higher percentage with the consent of the Required Lenders) of the proceeds of such loan to be used to repay prepetition obligations owing to all or some of the same lender(s) in a “roll-up” or similar transaction; (i) no portion of the DIP Loan is payable in consideration other than cash; and (j) no portion of the DIP Loan has been credit bid under Section 363(k) of the Bankruptcy Code or otherwise. For the purposes of this definition, an order is a “final order” if the applicable period for filing a motion to reconsider or notice of appeal in respect of a permanent order authorizing the Debtor to obtain credit has lapsed and no such motion or notice has been filed with the applicable bankruptcy court or federal district court or the clerk thereof.

“Direct Real Estate LTV Transaction” has the meaning assigned to such term in paragraph 16 of Schedule 1.01(d) hereto.

“EBITDA” means the consolidated net income of the applicable Person (excluding extraordinary gains and extraordinary losses (to the extent excluded in the definition of “EBITDA” in the relevant agreement relating to the applicable Eligible Portfolio Investment)) for the relevant period plus, without duplication, the following to the extent deducted in calculating such consolidated net income in the relevant agreement relating to the applicable Eligible Portfolio Investment for such period: (i) consolidated interest charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, and (iv) such other adjustments included in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Eligible Portfolio Investment, provided that such adjustments are usual and customary and substantially comparable to market terms for substantially similar debt of other similarly situated borrowers at the time such relevant agreements are entered into as reasonably determined in good faith by the Borrower; provided that, unless otherwise agreed to by the Administrative Agent, no such adjustments shall be made solely due to the impact of any Public Health Event.

“Eligible Liens” has the meaning assigned to such term in Section 1.01 of this Agreement.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings in such collateral, provided, however, that, in the case of accounts receivable and inventory (and the proceeds thereof), such lien and security interest may be second in priority to a Permitted Prior Working Capital Lien; and further provided that (other than for an LTV Transaction) any portion (and only such portion) of such a Bank Loan which has a total debt to EBITDA ratio above 4.50x will have the advance rate of a Second Lien Bank Loan applied to such portion and any portion of such a Bank Loan which has a total debt to EBITDA ratio above 6.00x will have the advance rate of a Mezzanine Investment applied to such portion. For the avoidance of doubt, in no event shall a First Lien Bank Loan include a Last Out Loan.

“Fixed Rate Portfolio Investment” means a debt Eligible Portfolio Investment that bears interest at a fixed rate.

“Floating Rate Portfolio Investment” means a debt Eligible Portfolio Investment that bears interest at a floating rate.

“High Yield Securities” means debt Securities, in each case (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments (described under clause (i) of the definition thereof) or Bank Loans.

“Indirect Real Estate LTV Transactions” has the meaning assigned to such term in paragraph 16 of Schedule 1.01(d) hereto.

“Last Out Loan” shall mean, with respect to any Bank Loan that is a term loan structured in a first out tranche and a last out tranche (with the first out tranche entitled to a lower interest rate but priority with respect to payments), that portion of such Bank Loan that is the last out tranche; provided that:

(a) such last out tranche is entitled (along with the first out tranche) to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings;

(b) the ratio of (x) the amount of the first out tranche to (y) EBITDA of the underlying obligor does not at any time exceed 2.25x;

(c) such last out tranche (i) gives the holders of such last out tranche full enforcement rights during the existence of an event of default (subject to customary exceptions if the holders of the first out tranche have previously exercised enforcement rights), (ii) shall have the same maturity date as the first out tranche, (iii) is entitled to the same representations, covenants and events of default as the holders of the first out tranche, and (iv) provides the holders of such last out tranche with customary protections (including, without limitation, consent rights with respect to (1) any increase of the principal balance of the first out tranche, (2) any increase of the margins applicable to the interest rates with respect to the first out tranche, (3) any reduction of the final maturity of the first out tranche, and (4) amending or waiving any provision in the underlying loan documents that is specific to the holders of such last out tranche); and

(d) such first out tranche is not subject to multiple drawings (unless, at the time of such drawing and after giving effect thereto, the ratio referenced in clause (b) above is not exceeded).

“Liquidation Preference” means, with respect to Preferred Stock, the dollar amount required to be paid to the holder thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the issuer of such Preferred Stock or the distribution of assets of such issuer that represents a return of capital or the purchase price paid for such Preferred Stock at the time of issuance of such Preferred Stock by such issuer.

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than three months from the applicable date of determination, so long as such securities have a credit rating of at least AAA from S&P and Aaa from Moody’s.

“Low Risk Assets” means each of Cash Equivalents, Long-Term U.S. Government Securities, First Lien Bank Loans (including, for clarity, LTV Transactions that are not Indirect Real Estate LTV Transactions) and Last Out Loans.

“LTV Transaction” means any transaction that (i) is either (a) structured in a way that would customarily be considered a specialized asset-backed transaction supported by receivables, inventory or other assets (“ABL Transactions”) or (b) structured as a recurring revenue loan that (1) is in a high-growth industry or industry that customarily has businesses with revenue derived from perpetual licenses, subscription agreements, maintenance streams or other similar and perpetual cash flow streams (as reasonably determined in good faith by the Borrower) (“Recurring Revenue Transactions”), (2) has a loan to enterprise value ratio (determined in a manner consistent with the methodology outlined in paragraph (8) of Schedule 1.01(d)) of less than 65% and (3) at the time of the origination of the loan, does not have a debt to recurring revenue ratio of greater than 3.00 to 1.00, (ii) does not include and would not customarily be expected to include (at the time of the origination of the loan) a financial covenant based on debt to EBITDA, debt to EBIT or a similar multiple of debt to operating cash flow, (iii) is a First Lien Bank Loan or Last Out Loan (or, with respect to an Indirect Real Estate LTV Transaction, is a Mezzanine Investment), (iv) is not subject to a Permitted Prior Working Capital Lien and (v) is designated as an LTV Transaction by the Borrower at the time of the initial investment, provided that any portion (and only such portion) of such LTV Transaction (a) if it is an ABL Transaction, in excess of an alternative financial covenant or ratio mutually agreeable to the Borrower and the Administrative Agent, or (b) if it is a Recurring Revenue Transaction, which has a loan to enterprise value ratio that is greater than 35% but does not exceed 50%, such portion will, in each case, be deemed, solely for the purposes of determining the applicable Advance Rate pursuant to clause (y) of the definition of “Borrowing Base” and not for any other purpose herein, to be a Second Lien Bank Loan, and provided further that the Advance Rate applicable to that portion of such Recurring Revenue Transaction representing a loan to enterprise value (determined in a manner consistent with the methodology outlined in paragraph (8) of Schedule 1.01(d)) equal to or greater than 50% shall have an Advance Rate of 0%.

“Mezzanine Investments” means (i) debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)), in each case (a) issued by public or private Portfolio Companies, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same Portfolio Company and (ii) a Bank Loan that is not a First Lien Bank Loan, Last Out Loan, Second Lien Bank Loan, High Yield Security or a Covenant-Lite Loan.

“Performing” means with respect to any Eligible Portfolio Investment, such Eligible Portfolio Investment (i) is not a Defaulted Obligation, (ii) other than with respect to DIP Loans, does not represent debt or Capital Stock of an issuer that has issued a Defaulted Obligation, and (iii) is not on non-accrual.

“Performing Covenant-Lite Loans” means funded Covenant-Lite Loans that (a) are not PIK Obligations and (b) are Performing.

“Performing DIP Loans” means funded DIP Loans that (a) are not PIK Obligations and (b) are not Defaulted Obligations.

“Performing First Lien Bank Loans” means funded First Lien Bank Loans that (a) are not PIK Obligations, DIP Loans, Covenant-Lite Loans, Second Lien Bank Loans or Last Out Loans and (b) are Performing.

“Performing High Yield Securities” means funded High Yield Securities that (a) are not PIK Obligations and (b) are Performing.

“Performing Indirect Real Estate LTV Transactions” means funded Indirect Real Estate LTV Transactions that are Performing.

“Performing Last Out Loans” means funded Last Out Loans that (a) are not PIK Obligations, DIP Loans, Covenant-Lite Loans or Second Lien Bank Loans and (b) are Performing.

“Performing LTV Transactions” means funded LTV Transactions that (a) are not Indirect Real Estate LTV Transactions and (b) are Performing.

“Performing Mezzanine Investments” means funded Mezzanine Investments that (a) are not PIK Obligations and (b) are Performing.

“Performing PIK Obligations” means funded PIK Obligations that are Performing.

“Performing Second Lien Bank Loans” means funded Second Lien Bank Loans that (a) are not PIK Obligations, DIP Loans, Covenant-Lite Loans or Last Out Loans and (b) are Performing.

“Permitted Prior Working Capital Lien” means, with respect to a Portfolio Company that is a borrower under a Bank Loan, a security interest to secure a working capital facility for such Portfolio Company in the accounts receivable and inventory (and all accounts and other assets associated therewith and the proceeds thereof) of such Portfolio Company and any of its subsidiaries that are guarantors of such working capital facility; provided that (i) such Bank Loan has a second priority lien on such accounts receivable and inventory, (ii) such working capital facility is not secured by any other assets (other than a second priority lien, subject to the first priority lien of the Bank Loan, on any other assets) and does not benefit from any standstill rights or other agreements with respect to any other assets and (iii) the maximum principal amount of such working capital facility is not at any time greater than 15% of the aggregate enterprise value of the Portfolio Company (as determined in accordance with the valuation methodology for determining the enterprise value of the applicable Portfolio Company as established by an Approved Third-Party Appraiser).

“PIK Obligation” means an obligation that provides that any portion of the interest accrued for a specified period of time or until the maturity thereof is, or at the option of the obligor may be, added to the principal balance of such obligation or otherwise deferred and accrued rather than being paid in cash, provided that any such obligation shall not constitute a PIK Obligation if it (a) is a fixed rate obligation and requires payment of interest in cash on an at least semi-annual basis at a rate of not less than 8% per annum or (b) is not a fixed rate obligation and requires payment of interest in cash on an at least semi-annual basis at a rate of not less than 4.5% per annum in excess of the applicable index.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of other Capital Stock of such Person, and shall include, without limitation, cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred Capital Stock; provided, that such Preferred Stock (i) pays a cash dividend on a monthly or quarterly basis, (ii) has a maturity date or is subject to mandatory redemption on a date certain that is not greater than ten (10) years from the date of initial issuance of such Preferred Stock and (iii) has a Liquidation Preference.

“Real Estate LTV Transaction” has the meaning assigned to such term in paragraph 16 of Schedule 1.01(d) hereto.

“Recurring Revenue Transaction” has the meaning assigned to such term in the definition of LTV Transaction.

“Restructured Investment” means, as of any date of determination, (a) any Portfolio Investment that has been a Defaulted Obligation within the past six months, (b) any Portfolio Investment that has in the past six months been on cash non-accrual, or (c) any Portfolio Investment that has in the past six months been amended or subject to a deferral or waiver the effect of which is to (i) change the amount of previously required scheduled debt amortization (or, in the case of Preferred Stock, required payments on such Preferred Stock (other than by reason of repayment thereof)) or (ii) extend the tenor of previously required scheduled debt amortization (or, in the case of Preferred Stock, required payments on such Preferred Stock), in each case such that the remaining weighted average life of such Portfolio Investment is extended by more than 20%. A DIP Loan shall not be deemed to be a Restructured Investment, so long as it does not meet the conditions of the definition of Restructured Investment.

“Second Lien Bank Loan” means a Bank Loan (other than a First Lien Bank Loan and a Last Out Loan) that is entitled to the benefit of a first and/or second lien and first and/or second priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof; provided that any portion of such a Loan which has a total debt to EBITDA ratio above 6.00x will have the advance rate of a Mezzanine Investment applied to such portion.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of Indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within three (3) months of the applicable date of determination.

“Spread” means, with respect to a Floating Rate Portfolio Investment, the cash interest spread of such Floating Rate Portfolio Investment over the applicable LIBO Rate; provided, that, in the case of any Floating Rate Portfolio Investment that does not bear interest by reference to the applicable LIBO Rate, “Spread” shall mean the cash interest spread of such Floating Rate Portfolio Investment over the ~~LIBO Rate~~Benchmark in effect as of the date of determination for deposits in ~~Dollars~~the applicable Currency for a period of three (3) months.

“Structured Finance Obligation” means any obligation issued by a special purpose vehicle (or any similar obligor in the principal business of offering, originating, financing or warehousing pools of receivables or other financial assets) and secured directly by, referenced to, or representing ownership of or investment in, a pool of receivables or other financial assets of any obligor, including collateralized loan obligations, collateralized debt obligations and mortgage-backed securities, or any finance lease. For the avoidance of doubt, if an obligation satisfies this definition of “Structured Finance Obligation”, such obligation (a) shall not qualify as any other category of Portfolio Investment and (b) shall not be included in the Borrowing Base.

“U.S. Government Securities” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Value” means (i) with respect to any Eligible Portfolio Investment, the value thereof determined for purposes of the Loan Documents in accordance with Section 5.12(b)(ii) and (ii) with respect to any Non-Core Asset, the value thereof determined for purposes of the Loan Documents as required by Schedule 1.01(f).

“Weighted Average Fixed Coupon” means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by multiplying the cash interest coupon of each Fixed Rate Portfolio Investment included in the Unadjusted Borrowing Base as of such date by the outstanding principal balance (or, in the case of Preferred Stock, the Liquidation Preference or fixed amount (other than interest or fees) owed on account of such Preferred Stock) of such Fixed Rate Portfolio Investment included in the Unadjusted Borrowing Base as of such date, dividing such sum by the aggregate outstanding principal balance (or, in the case of Preferred Stock, the Liquidation Preference or fixed amount (other than interest or fees) owed on account of such Preferred Stock) of all such Fixed Rate Portfolio Investments included in the Unadjusted Borrowing Base and rounding up to the nearest 0.01%. For the purpose of calculating the Weighted Average Fixed Coupon, all Fixed Rate Portfolio Investments included in the Unadjusted Borrowing Base that are not currently paying cash interest shall have an interest rate of 0%.

“Weighted Average Floating Spread” means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by multiplying, in the case of each Floating Rate Portfolio Investment included in the Unadjusted Borrowing Base, on an annualized basis, the Spread of such Floating Rate Portfolio Investment included in the Unadjusted Borrowing Base, by the outstanding principal balance (or, in the case of Preferred Stock, the Liquidation Preference or fixed amount (other than interest or fees) owed on account of such Preferred Stock) of such Floating Rate Portfolio Investment included in the Unadjusted Borrowing Base as of such date and dividing such sum by the aggregate outstanding principal balance (or, in the case of Preferred Stock, the Liquidation Preference or fixed amount (other than interest or fees) owed on account of such Preferred Stock) of all such Floating Rate Portfolio Investments included in the Unadjusted Borrowing Base and rounding the result up to the nearest 0.01%.

“Weighted Average Leverage Ratio” means, as of any date of determination, the number obtained by summing the products obtained by multiplying, in the case of each Debt Eligible Portfolio Investment included in the Unadjusted Borrowing Base (but, for the avoidance of doubt, excluding any Debt Eligible Portfolio Investments that are LTV Transactions), the leverage ratio (expressed as a number) for the Portfolio Company of such Eligible Portfolio Investment of all Indebtedness (or, as applicable, Preferred Stock) that has a ranking of payment or lien priority senior to or pari passu with and including the tranche that includes the Borrower’s Eligible Portfolio Investment included in the Unadjusted Borrowing Base, by the fair value of such Eligible Portfolio Investment as of such date and dividing such sum by the aggregate of the fair values of all such Eligible Portfolio Investments including in the Unadjusted Borrowing Base as of such date and rounding the result up to the nearest 0.01.

“Weighted Average Recurring Revenue Ratio” means, as of any date of determination, the number obtained by summing the products obtained by multiplying, in the case of each Recurring Revenue Transaction included in the Unadjusted Borrowing Base, the debt to recurring revenue ratio (expressed as a number) for the Portfolio Company of such Eligible Portfolio Investment of all Indebtedness that has a ranking of payment or lien priority senior to or pari passu with and including the tranche that includes the Borrower’s Eligible Portfolio Investment, by the fair value of such Eligible Portfolio Investment as of such date and dividing such sum by the aggregate of the fair values of all such Eligible Portfolio Investments and rounding the result up to the nearest 0.01.

Section 5.14.      Anti-Hoarding of Assets at Financing Subsidiaries. If any Financing Subsidiary is not prohibited by any law, rule or regulation or by any contract or agreement relating to indebtedness from distributing all or any portion of its assets to an Obligor, then such Financing Subsidiary shall, if the Borrowing Base is not at least 115% of the Covered Debt Amount at the time of determination, distribute to an Obligor the amount of assets held by such Financing Subsidiary that such Financing Subsidiary is permitted to distribute and that, in the good faith judgment of the Borrower, such Financing Subsidiary does not reasonably expect to utilize, in the ordinary course of business, to obtain or maintain a financing from an unaffiliated third party.

Section 5.15.      Taxes. Each of the Borrower and its Subsidiaries will timely file or cause to be timely filed all U.S. federal, state and local Tax returns that are required to be filed by it and all other Tax returns that are required to be filed by it and will pay all Taxes for which it is directly or indirectly liable and any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except Taxes that are being contested in good faith by appropriate proceedings, and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower or its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of Taxes and other governmental charges will be adequate in accordance with GAAP.

Section 5.16.      Operations. The Borrower will, and will cause each of its Subsidiaries to, act, in all material respects, in accordance with their respective Constituent Documents.

Article VI

NEGATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 6.01.      Indebtedness. The Borrower will not nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)            Indebtedness created hereunder or under any other Loan Document;

(b)            (i) Unsecured Shorter-Term Indebtedness in an aggregate principal amount not to exceed $5,000,000, so long as no Default exists at the time of the incurrence thereof (or immediately after the incurrence thereof) and (ii) Secured Longer-Term Indebtedness, in each case, so long as (w) no Default exists at the time of the incurrence thereof (and immediately after the incurrence thereof), (x) prior to and immediately after giving effect to the incurrence thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Section 6.07 after giving effect to the incurrence thereof and on the date of such incurrence the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, (y) prior to and immediately after giving effect to the incurrence thereof, the Covered Debt Amount does not or would not exceed the Borrowing Base then in effect; and (z) on the date of the incurrence thereof, the Borrower delivers to the Administrative Agent and each Lender a Borrowing Base Certificate as at such date demonstrating compliance with (or a certification that the Borrower is in compliance with) subclause (y) after giving effect to such incurrence. For purposes of preparing such Borrowing Base Certificate, (A) the fair market value of Quoted Investments shall be the most recent quotation available for such Eligible Portfolio Investment and (B) the fair market value of Unquoted Investments shall be the Value set forth in the Borrowing Base Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to Section 5.01(d) or if an Unquoted Investment is acquired after the delivery of the Borrowing Base Certificate most recently delivered, then the Value of such Unquoted Investment shall be the lower of the cost of such Unquoted Investment and the Internal Value of such Unquoted Investment; provided, that the Borrower shall reduce the Value of any Eligible Portfolio Investment referred to in this sub-clause (B) to the extent necessary to take into account any events of which the Borrower has knowledge that adversely affect the value of such Eligible Portfolio Investment; provided further that, no Unsecured Shorter-Term Indebtedness or Secured Longer-Term Indebtedness shall be incurred from the Amendment No. 3 Effective Date until the date on which the Borrower delivers to the Administrative Agent a Covid Relief Financial Officer’s Certificate certifying that each of the Covid Relief Borrowing Base Condition and the condition that the Asset Coverage Ratio shall be greater than 1.70 to 1 has been satisfied for each date in the two (2) consecutive month period ending on such date (or, if such date is not the end of the month, the date of the month then most recently ended).

(c)           Unsecured Longer-Term Indebtedness, so long as (x) no Default exists at the time of the incurrence thereof (or immediately after the incurrence thereof), (y) prior to and immediately after giving effect to the incurrence thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Section 6.07 and on the date of such incurrence the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect and (z) the Net Cash Proceeds of such Unsecured Longer-Term Indebtedness are applied to the Loans pursuant to Section 2.08(d)(v);

(d)           Indebtedness of Financing Subsidiaries; provided that (i) on the date that such Indebtedness is incurred (for clarity, with respect to any and all revolving loan facilities, term loan facilities, staged advance loan facilities or any other credit facilities, “incurrence” shall be deemed to take place at the time such facility is entered into, and not upon each borrowing thereunder), prior to and immediately after giving effect to the incurrence thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Section 6.07 and on the date of such incurrence Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, and (ii) in the case of revolving loan facilities or staged advance loan facilities, upon each borrowing thereunder, the Borrower is in pro forma compliance with each of the covenants set forth in Section 6.07;

(e)            Other Permitted Indebtedness in an aggregate principal amount not to exceed $5,000,000;

(f)            repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

(g)            obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

(h)            obligations of the Borrower under a Permitted SBIC Guarantee and obligations (including Guarantees) in respect of Standard Securitization Undertakings; and

(i)             the 2023 Notes.

Section 6.02.      Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset (including Equity Interests in any Financing Subsidiary or any other Subsidiary) now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof except:

(a)            any Lien on any property or asset of the Borrower existing on the Amendment No. 3 Effective Date and set forth in Schedule 3.11(b), provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries, and (ii) any such Lien shall secure only those obligations which it secures on the Amendment No. 3 Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b)            Liens created pursuant to the Security Documents;

(c)            Liens on assets owned by Financing Subsidiaries securing Indebtedness permitted under Section 6.01(d);

(d)            Liens created pursuant to the Security Documents securing Secured Longer-Term Indebtedness incurred pursuant to Section 6.01(b);

(e)            Permitted Liens;

(f)            additional Liens securing Indebtedness not to exceed $3,000,000 in the aggregate provided such Indebtedness is incurred under Section 6.01(e) of this Agreement; and

(g)            Liens on Equity Interests in any SBIC Subsidiary created in favor of the SBA.

Section 6.03.      Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger, division, consolidation or amalgamation, or liquidate or provisionally liquidate, wind up or dissolve itself (or suffer any liquidation, provisional liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries to reorganize under the laws of a jurisdiction other than any jurisdiction in the United States. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets (including, without limitation, Cash, Cash Equivalents and Equity Interests), whether now owned or hereafter acquired, but excluding assets (including Cash and Cash Equivalents but excluding Portfolio Investments) sold or disposed of in the ordinary course of business of the Borrower and its Subsidiaries (including to make expenditures of cash in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries), in each case, other than sales or dispositions to any Financing Subsidiary, any CFC, any Transparent Subsidiary, the Excluded Subsidiary or any Restricted Investment. The Borrower will not, nor will it permit any of its Subsidiaries to, change its name, jurisdiction of formation, chief executive office and/or principal place of business without giving the Administrative Agent a minimum of thirty (30) days’ (or such lesser period as the Administrative Agent may reasonably agree) written notice thereof. The Borrower will not, nor will it permit any of its Subsidiaries to, (x) file a certificate of division; adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to applicable law with respect to any corporation, limited liability company, partnership or other entity) or (y) create or reorganize into one or more series under Section 18-215 or 18-218 of the Delaware Limited Liability Company Act (or any analogous action pursuant to applicable law with respect to any corporation, limited liability company or other entity).

Notwithstanding the foregoing provisions of this Section:

(a)            any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that if any such transaction shall be (i) between a Subsidiary or a wholly owned Subsidiary Guarantor and the Borrower, the Borrower shall be the continuing or surviving entity and (ii) between a Subsidiary and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving entity;

(b)            any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c)            the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(d)            the Obligors may sell, transfer or otherwise dispose of Portfolio Investments (other than to a Financing Subsidiary, a Restricted Investment or the Excluded Subsidiary) so long as prior to and after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base; provided that, with respect to any such sale, transfer or other disposition of Portfolio Investments to any CFC or any Transparent Subsidiary, such sale, transfer or other disposition shall only be permitted if (i) in the Borrower’s good faith business judgment, such sale, transfer or other disposition is anticipated to maximize tax efficiencies for the Obligors and their Subsidiaries (considered in the aggregate) and (ii) no Default exists at the time of making such sale, transfer or disposition (or immediately after making such sale, transfer or disposition);

(e)           so long as no Default exists at the time of making such sale, transfer or disposition (or immediately after making such sale, transfer or disposition), the Obligors may sell, transfer or otherwise dispose of Portfolio Investments (but may not sell, transfer or dispose of ownership interests in Financing Subsidiaries, Restricted Investments or the Excluded Subsidiary) or Cash and Cash Equivalents to a Financing Subsidiary or a Restricted Investment so long as both immediately prior to and immediately after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) (i) the Covered Debt Amount does not exceed the Borrowing Base and no Default exists, and the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, (ii) either (x) the amount by which the Borrowing Base exceeds the Covered Debt Amount immediately prior to such release is not diminished as a result of such release or (y) the Borrowing Base immediately after giving effect to such release is at least 115% of the Covered Debt Amount, (iii) the sum of (x) all sales, transfers or other dispositions under this clause (e) that occur after the Revolver Termination Date and do not result in Net Asset Sale Proceeds for fair value that are applied in accordance with Section 2.08(d)(i) and (y) all Investments under Section 6.04(e) that occur after the Revolver Termination Date, shall not exceed 20% of the aggregate principal amount of the Loans outstanding immediately after the Revolver Termination Date, and (iv) the Asset Coverage Ratio is not less than 1.67 to 1 (and the Borrower delivers to the Administrative Agent a certificate of a Financial Officer with respect to each of clauses (i) through (iv) of this clause (e)); provided that, from the Amendment No. 3 Effective Date until the date set forth in the final proviso of this clause (e), no Obligor shall sell, transfer or otherwise dispose of Portfolio Investments or Cash and Cash Equivalents to a Financing Subsidiary or a Restricted Investment other than sales, transfers and other dispositions otherwise permitted under this Section 6.03(e) to the Monroe Joint Venture in an aggregate amount not to exceed $5,000,000; provided, further, that the aggregate amount of such sales, transfers and other dispositions to the Monroe Joint Venture shall be deemed to be equal to the aggregate amount of all sales, transfers and other dispositions made to the Monroe Joint Venture after the Amendment No. 3 Effective Date less the amount of Cash received after the Amendment No. 3 Effective Date by the Borrower from the Monroe Joint Venture on account of such sales, transfers and other dispositions; provided, further, that the foregoing provisos will only remain effective until the date on which the Borrower delivers to the Administrative Agent a Covid Relief Financial Officer’s Certificate certifying that each of the Covid Relief Borrowing Base Condition and the condition that the Asset Coverage Ratio shall be greater than 1.70 to 1 has been satisfied for each date in the two (2) consecutive month period ending on such date (or, if such date is not the end of the month, the date of the month then most recently ended);

(f)            other than during the Financing Subsidiary Limitation Period, an Obligor may transfer assets to a Financing Subsidiary for the sole purpose of facilitating the transfer of assets from one Financing Subsidiary (or a Subsidiary that was a Financing Subsidiary immediately prior to such disposition) to another Financing Subsidiary, directly or indirectly through such Obligor (such assets, the “Transferred Assets”); provided that (i) no Default exists or is continuing at such time, and the Covered Debt Amount shall not exceed the Borrowing Base at such time and the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, and (ii) the Transferred Assets were transferred to such Obligor by the transferor Financing Subsidiary on the same Business Day that such assets are transferred by such Obligor to the transferee Financing Subsidiary;

(g)            the Borrower may merge or consolidate with any other Person, so long as (i) the Borrower is the continuing or surviving entity in such transaction and (ii) at the time thereof and after giving effect thereto, no Default shall have occurred and be continuing;

(h)            the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $5,000,000 in any fiscal year;

(i)             any Subsidiary of the Borrower may be liquidated or dissolved; provided that (i) in connection with such liquidation or dissolution, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower and (ii) the Borrower determines in good faith that such liquidation is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(j)             any Financing Subsidiary may sell or dispose of Portfolio Investments in the ordinary course of business of such Financing Subsidiary; and

(k)            the Borrower may transfer Cash (other than Portfolio Investments) to the Excluded Subsidiary in an aggregate amount not to exceed $10,000 after the Amendment No. 3 Effective Date.

Section 6.04.      Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire, make or enter into, or hold, any Investments except:

(a)            operating deposit accounts with banks;

(b)            Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

(c)            Hedging Agreements entered into in the ordinary course of the Borrower’s business for financial planning and not for speculative purposes;

(d)            Portfolio Investments (other than Restricted Investments) by the Borrower and its Subsidiaries to the extent such Portfolio Investments are permitted under the Investment Company Act (to the extent such applicable Person is subject to the Investment Company Act) and the Borrower’s Investment Policies; provided that, from the Amendment No. 3 Effective Date until the date set forth in the below proviso, the Borrower will not, nor will it permit any of its Subsidiaries, to acquire, make, or enter into any Portfolio Investments other than Portfolio Investments consisting solely of the following with respect to Investments existing on the Amendment No. 3 Effective Date and described on the Existing Investments Certificate, (x) revolving loan or delayed draw term loan commitments the funding of which are not at the sole discretion or sole consent of the Borrower or its Subsidiaries and (y) the making of (i) follow on advances and (ii) any protective advances (other than protective advances with respect to any Restricted Investment) consisting of payments customarily made by lenders for purposes of preserving and protecting collateral, in each case under the forgoing clauses (x) and (y), in an aggregate amount for all such Portfolio Investments collectively not to exceed $30,000,000; provided, further, that, solely with respect to any Portfolio Investments consisting of a revolving loan, the aggregate amount of an Investment in such revolving loan after the Amendment No. 3 Effective Date shall be deemed to be equal to the aggregate amount of all Investments made after the Amendment No. 3 Effective Date with respect to such revolving loan less the amount of Cash received after the Amendment No. 3 Effective Date by the Borrower from the underlying obligor on account of principal payments on such revolving loan; provided, further, that the foregoing proviso will only remain effective until the date on which the Borrower delivers to the Administrative Agent a Covid Relief Financial Officer’s Certificate certifying that each of the Covid Relief Borrowing Base Condition and the condition that the Asset Coverage Ratio shall be greater than 1.67 to 1 has been satisfied for each date in the thirty (30) consecutive day period ending on such date;

(e)            Equity Interests in (x) Financing Subsidiaries formed after the Amendment No. 3 Effective Date to the extent expressly permitted under Section 6.03(e) and (y) Restricted Investments formed after the Amendment No. 3 Effective Date to the extent expressly permitted by Section 6.03(e);

(f)             Investments by any Financing Subsidiary;

(g)            Investments in Cash and Cash Equivalents;

(h)            Investments existing on the Amendment No. 3 Effective Date and described on the Existing Investments Certificate, but excluding any follow on or additional interests in such Investments unless expressly permitted under Section 6.04(d);

(i)             so long as no Default exists at the time of making such Investment (or immediately after making such Investment), other Investments (excluding, for the avoidance of doubt, any Investments in Portfolio Investments, any Financing Subsidiary, any Restricted Investment or the Excluded Subsidiary) up to but not exceeding $5,000,000 in the aggregate for all such other Investments made since the Restatement Effective Date; provided, that, the Borrower will not, nor will it permit any of its Subsidiaries to, acquire, make or enter into any Investments pursuant to this Section 6.04(i) from the Amendment No. 3 Effective Date until the date on which the Borrower delivers to the Administrative Agent a Covid Relief Financial Officer’s Certificate certifying that each of the Covid Relief Borrowing Base Condition and the condition that the Asset Coverage Ratio shall be greater than 1.67 to 1 has been satisfied for each date in the thirty (30) consecutive day period ending on such date (for purposes of this clause (i), the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment, minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment after the Amendment No. 3 Effective Date; provided that in no event shall the aggregate amount of any Investment be less than zero, and provided further that the amount of any Investment shall not in any event be reduced by reason of any write-off of such Investment, nor increased by way of any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out); and

(j)             Cash Investments in the Excluded Subsidiary to the extent permitted by Section 6.03(k).

Section 6.05.      Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries (other than the Financing Subsidiaries) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a)            the Borrower may declare and pay dividends with respect to the capital stock of the Borrower payable solely in additional shares of the Borrower’s common stock;

(b)            provided that the Asset Coverage Ratio exceeds 1.50 to 1 on a pro forma basis both immediately before and immediately after giving effect thereto, the Borrower may declare and pay dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year of the Borrower (or any calendar year, as relevant) in amounts not to exceed 115% of the amounts that are required to be distributed to: (i) allow the Borrower to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year its liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero its liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto); provided that, notwithstanding the foregoing, from the Amendment No. 3 Effective Date to the Covid Relief Termination Date, in no event shall the amount of such dividends and distributions pursuant to this paragraph (b) exceed the greater of (i) $9,000,000 and (ii) the minimum amount required to be payable in cash to maintain the Borrower’s eligibility to be taxed as a RIC);

(c)            the Subsidiaries of the Borrower may make Restricted Payments to the Borrower or to any Subsidiary Guarantor;

(d)            Obligors may make Restricted Payments to repurchase Equity Interests of the Borrower from officers, directors and employees of the Investment Advisor or the Borrower or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the Board of Directors of the Investment Advisor or the Borrower or any of its Subsidiaries; provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) such Equity Interests are not registered on Form S-8 or other registration statement or are not transferable under Rule 144 of the Securities Exchange Act of 1934, and (iii) the aggregate amount of all repurchases in any calendar year shall not exceed $500,000, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $1,000,000 in any calendar year; and

(e)            the Borrower may make other Restricted Payments, including the repurchase by Borrower of its Equity Interests, so long as, (i) on the date of such payment and immediately prior to and immediately after giving effect thereto, no Default shall have occurred and be continuing, (ii) prior to and immediately after giving effect to such payment, the Covered Debt Amount does not exceed 85% of the Borrowing Base and (iii) on the date of such Restricted Payment, the Borrower delivers to the Administrative Agent a Borrowing Base Certificate as of such date demonstrating compliance with the foregoing immediately after giving effect to such Restricted Payment; provided that, solely in the case of Restricted Payments made pursuant to this Section 6.05(e) consisting of the repurchase by the Borrower of its Equity Interests, such compliance may be demonstrated on the next Borrowing Base Certificate delivered pursuant to Section 5.01(d); provided further, that, the Borrower may not make Restricted Payments pursuant to this Section 6.05(e) from the Amendment No. 3 Effective Date until the date on which the Borrower delivers to the Administrative Agent a Covid Relief Financial Officer’s Certificate certifying that each of the Covid Relief Borrowing Base Condition and the condition that the Asset Coverage Ratio shall be greater than 1.75 to 1 has been satisfied for each date in the three (3) consecutive month period ending on such date (or, if such date is not the end of the month, the date of the month then most recently ended).

For the avoidance of doubt, the Borrower shall not declare any dividend to the extent such declaration violates the provisions of the Investment Company Act applicable to it.

Section 6.06.       Certain Restrictions on Subsidiaries. The Borrower will not permit any of its Subsidiaries to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property, except for any prohibitions or restraints contained in (i) any Indebtedness permitted under Section 6.01(b) or (c), (ii) any Indebtedness permitted under Section 6.01(e) secured by a Lien permitted under Section 6.02(f) provided that such prohibitions and restraints are applicable by their terms only to the assets that are subject to such Lien and (iii) any Indebtedness permitted under Section 6.01(f) or (g) secured by a Permitted Lien provided that such prohibitions and restraints are applicable by their terms only to the assets that are subject to such Lien.

Section 6.07.       Certain Financial Covenants.

(a)            Minimum Total Net Assets. The Borrower will not permit Total Net Assets at the last day of any fiscal quarter of the Borrower to be less than the sum of (x) $150,000,000 plus (y) 65% of the aggregate net proceeds of all sales of Equity Interests by the Borrower and its Subsidiaries after the Restatement Effective Date (other than the proceeds of sales of Equity Interests by and among the Borrower and its Subsidiaries).

(b)            Asset Coverage Ratios. After the Restatement Effective Date, the Borrower will not permit the Asset Coverage Ratio and/or the Modified Asset Coverage Ratio to be less than 1.50 to 1 at any time, provided that, if the Borrower elects to use the relief offered by Release No. 33837 for the purposes of any public reporting of its financial performance, then, with respect to the period from the Amendment No. 3 Effective Date to the earlier of (x) the date Release No. 33837 is no longer in effect with respect to the Borrower and (y) December 31, 2020, the Asset Coverage Ratio shall not be less than 1.35 to 1 at any time.

(c)            Senior Coverage Ratio. After the Restatement Effective Date, the Borrower will not permit the Senior Coverage Ratio to be less than 2.00 to 1 at any time.

(d)            [Reserved].

(e)            Obligors’ Net Worth Test. After the Restatement Effective Date, the Borrower will not permit the Obligors’ Net Worth at the last day of any fiscal quarter to be less than an amount equal to $110,000,000.

Section 6.08.      Transactions with Affiliates. (a)  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary (or, in the case of a transaction between an Obligor and a non-Obligor Subsidiary, not less favorable to such Obligor) than could be obtained at the time on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Obligors not involving any other Affiliate, (iii) transactions between or among the Obligors and any SBIC Subsidiary or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of an Obligor at prices and on terms and conditions not less favorable to the Obligors than could be obtained at the time on an arm’s-length basis from unrelated third parties, (iv) Restricted Payments permitted by Section 6.05, (v) the transactions provided in the Affiliate Agreements as the same may be amended in accordance with Section 6.11(b) or (vi) transactions with Affiliates existing on the Amendment No. 3 Effective Date as set forth in Schedule 6.08.

(b)            The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transactions with any issuer of an Affiliate Investment (including any Investment that becomes an Affiliate Investment as a result of such transaction or any modification, supplement or waiver to an existing Affiliate Investment), even if otherwise permitted under this Agreement, except transactions in the ordinary course of business that are either (i) on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained at the time on an arm’s-length basis from unrelated third parties or (ii) in the nature of an amendment, supplement or modification to any such Affiliate Investment on terms and conditions that are similar to those obtained by debt or equity investors in similar types of investments in which such investors do not have the controlling equity interest, in each case, as reasonably determined in good faith by the Borrower.

Section 6.09.      Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage in any business other than in accordance with its Investment Policies.

Section 6.10.      No Further Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; and (d) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Hedging Agreement.

Section 6.11.      Modifications of Certain Documents. The Borrower will not, and will not permit any of its Subsidiaries to:

(a)            consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to any Secured Longer-Term Indebtedness, Unsecured Longer-Term Indebtedness or Unsecured Shorter-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Secured Longer-Term Indebtedness”, “Unsecured Longer-Term Indebtedness” or “Unsecured Shorter-Term Indebtedness”, as applicable, set forth in Section 1.01 of this Agreement, unless, in the case of Unsecured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Unsecured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Unsecured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Unsecured Shorter-Term Indebtedness” for all purposes of this Agreement);

(b)            consent to any modification, supplement or waiver of any of the Affiliate Agreements, unless such modification, supplement or waiver is not less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties;

(c)            consent to any modification, supplement or waiver of any Constituent Document of the Borrower or any of its Subsidiaries to the extent such modification, supplement or waiver would be materially adverse to the Agent or any of the Lenders; or

(d)            enter into or maintain any advisory or investment management agreement other than the Affiliate Agreements.

The Administrative Agent hereby acknowledges and agrees that the Borrower may, at any time and from time to time, without the consent of the Administrative Agent, freely amend, restate, terminate, or otherwise modify any documents, instruments and agreements evidencing, securing or relating to Indebtedness permitted pursuant to Section 6.01(d) and (e), including increases in the principal amount thereof, modifications to the advance rates and/or modifications to the interest rate, fees or other pricing terms, so long as such Indebtedness continues to be permitted under Section 6.01(d) or (e); provided that no such amendment, restatement, termination or modification shall, unless Borrower complies with the terms of Section 5.08(a)(i) hereof, cause a Financing Subsidiary to fail to be a “Financing Subsidiary” in accordance with the definition thereof.

Section 6.12.      Payments of Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary or involuntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Secured Longer-Term Indebtedness, any Unsecured Longer-Term Indebtedness or the 2023 Notes (other than, so long as no Default has occurred and is continuing or would result therefrom, (i) the refinancing of any Secured Longer-Term Indebtedness, any Unsecured Longer-Term Indebtedness or the 2023 Notes with the Net Cash Proceeds of any Indebtedness permitted under Section 6.01(b)(ii) and (c) and (ii) with the Net Cash Proceeds of any issuance of Equity Interests after the Amendment No. 3 Effective Date so long as such Net Cash Proceeds are promptly used to purchase any such Secured Longer-Term Indebtedness, Unsecured Longer-Term Indebtedness or the 2023 Notes at a discount to the applicable par value of the applicable Indebtedness, in each case under the foregoing clauses (i) and (ii), solely to the extent not required to be used to prepay Loans and such refinanced or purchased debt is immediately discharged, extinguished or terminated), except for (a) regularly scheduled payments of interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and the payment when due of the types of fees and expenses that are customarily paid in connection with such Indebtedness (it being understood that: (w) the conversion features into Permitted Equity Interests under convertible notes; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; and (y) any cash payment on account of interest or expenses on such convertible notes made by the Borrower in respect of such triggering and/or settlement thereof, shall be permitted under this clause (a)), or (b) payments and prepayments of Secured Longer-Term Indebtedness required to comply with requirements of Section 2.08(c).

Section 6.13.      Modification of Investment Policies. Other than with respect to Permitted Policy Amendments, the Borrower will not amend, supplement, waive or otherwise modify in any material respect the Investment Policies as in effect on the Restatement Effective Date.

Section 6.14.      SBIC Guarantee. The Borrower will not, nor will it permit any of its Subsidiaries to, cause or permit the occurrence of any event or condition that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

Section 6.15.      Derivative Transactions. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any derivative, swap or other similar transactions or agreements, except for Hedging Agreements to the extent permitted pursuant to Sections 6.01(e) and 6.04(c).

Section 6.16.      Convertible Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness that is convertible into Equity Interests other than Permitted Equity Interests.

Section 6.17.      Financing Subsidiaries and Restricted Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, create any new Financing Subsidiaries, CFCs, Transparent Subsidiaries or Restricted Investments for the period (the “Financing Subsidiary Limitation Period”) from and after the Amendment No 3. Effective Date until the date on which the Borrower delivers to the Administrative Agent a Covid Relief Financial Officer’s Certificate certifying that each of the Covid Relief Borrowing Base Condition and the condition that the Asset Coverage Ratio shall be greater than 1.70 to 1 has been satisfied for each date in the two (2) consecutive month period ending on such date (or, if such date is not the end of the month, the date of the month then most recently ended).

Article VII

EVENTS OF DEFAULT

Section 7.01.      Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)            the Borrower shall fail to pay any principal of any Loan (including, without limitation, any principal payable under Section 2.08(b), (c) or (d)) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)            the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

(c)            any representation or warranty made or deemed made by or on behalf of any Obligor or any of its or their Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect (except that such materiality qualifier shall not be applicable to any representation or warranty already qualified by materiality or Material Adverse Effect);

(d)            the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in

(i)             Section 5.01(d), Section 5.01(e), Section 5.02(a), Section 5.03 (with respect to the Borrower’s and its Subsidiaries’ existence only, and not with respect to the Borrower’s and its Subsidiaries’ rights, licenses, permits, privileges or franchises), Sections 5.08(a) or (b), Section 5.09, Section 5.10, Section 5.12(c) or in Article VI;

(ii)            Section 7 of the Guarantee and Security Agreement solely to the extent such covenant, condition or agreement is not also contained in this Agreement (and if also contained in this Agreement, such covenant, condition or agreement shall be subject to the relevant provision (including any cure or grace period with respect thereto) in this Section 7.01 applicable thereto and not this clause (ii)); or

(iii)            Section 5.01(f) or Sections 5.02(b), (c) or (d) and, in the case of this clause (iii), such failure shall continue unremedied for a period of five or more days after the Borrower has knowledge of such failure;

(e)            the Borrower or any Obligor shall fail to observe or perform any covenant, condition or agreement applicable to it contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of thirty (30) or more days after the earlier of (i) notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower and (ii) the Borrower having obtained actual knowledge thereof;

(f)            the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account (other than with respect to payments of principal) any applicable grace period;

(g)            any event or condition occurs that (i) results in all or any portion of any Material Indebtedness becoming due prior to its scheduled maturity, or (ii) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, unless, in the case of this clause (ii), such event or condition is no longer continuing or has been waived in accordance with the terms of such Material Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (2) convertible debt that becomes due as a result of a contingent mandatory conversion or redemption event provided such conversion or redemption is effectuated only in capital stock that is not Disqualified Equity Interests.

(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or any of their respective debts, or of a substantial part of any of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of any of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)             the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of any of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)             the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay any of their respective debts as they become due;

(k)            (x) there is rendered against the Borrower or any of its Subsidiaries or any combination thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) in excess of $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage) or (ii) any one or more non-monetary judgments that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect and, in either case, (1) enforcement proceedings, actions or collection efforts are commenced by any creditor upon such judgment or order, or (2) there is a period of thirty (30) consecutive days during which such judgment is undischarged or a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect or (y) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

(l)             the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $2,500,000; and

(m)            a Change in Control shall occur;

(n)            any SBIC Subsidiary shall become the subject of an enforcement action and be transferred into liquidation status by the SBA;

(o)            the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments held by Obligors having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments held by Obligors, not be, valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent (or any Obligor or any Affiliate of an Obligor shall so assert in writing), free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents), except to the extent that any such loss of perfection results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Security Agreement; provided that if such default is as a result of any action of the Administrative Agent or Collateral Agent or a failure of the Administrative Agent or Collateral Agent to take any action within its control, then there shall be no Default or Event of Default hereunder unless such default shall continue unremedied for a period of ten (10) consecutive Business Days after the earlier of (i) the Borrower becoming aware of such default and (ii) the Borrower’s receipt of written notice of such default thereof from the Administrative Agent, unless, in each case, the continuance thereof is a result of a failure of the Collateral Agent or Administrative Agent to take an action within their control (and the Borrower has requested that the Collateral Agent or Administrative Agent take such action);

(p)            except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by any Obligor, or declared ineffective, illegal or inoperative in any material respect or in any way whatsoever cease to give or provide the respective material rights, titles, interest remedies, powers or privileges intended to be created thereby, or there shall be any actual invalidity of any guaranty thereunder or any Obligor or any Affiliate of an Obligor shall so assert in writing; or

(q)            the Borrower or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

then, and in every such event (other than an event described in clause (h), (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h), (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) without notice of default or demand, pursue and enforce any of the Administrative Agent’s or the Lender’s rights and remedies under the Loan Document, or as otherwise provided under or pursuant to any applicable law or agreement.

Notwithstanding anything to the contrary contained herein, on the CAM Exchange Date, to the extent not otherwise prohibited by law, (a) the Commitments shall automatically and without further act be terminated, the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Loan in which it shall participate as of such date, such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the Loans, whether or not such Lender shall previously have participated therein, and (b) simultaneously with the deemed exchange of interests pursuant to clause (a) above, the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent of such amount (as of the Business Day immediately prior to the CAM Exchange Date) and on and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 9.04 and the Borrower hereby consents and agrees to the CAM Exchange. It is understood and agreed that the CAM Exchange, in itself, will not affect the aggregate amount of Designated Obligations owing by the Obligors. The Borrower and the Lenders agree from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Borrower to execute or deliver or of any Lender to accept such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment). Any direct payment received by a Lender on or after the CAM Exchange Date, including by way of set-off, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

Article VIII

THE ADMINISTRATIVE AGENT

Section 8.01.      Appointment.

(a)            Appointment of the Administrative Agent. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)            Appointment of the Collateral Agent. The Collateral Agent is hereby confirmed and reaffirmed as having been appointed as the collateral agent hereunder and under the other Loan Documents and in such capacity has been and is authorized to have all the rights and benefits hereunder and thereunder (including Section 9 of the Guarantee and Security Agreement), and to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In addition to the rights, privileges and immunities in the Guarantee and Security Agreement, the Collateral Agent has been and shall be entitled to all rights, privileges, immunities, exculpations and indemnities of the Administrative Agent for such purpose and each reference to the Administrative Agent in this Article VIII shall be deemed to include the Collateral Agent.

Section 8.02.      Capacity as Lender. The Person serving as an Agent hereunder and under any other Loan Document shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may (without having to account therefor to any other Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder, and such Person and its Affiliates may accept fees and other consideration from the Borrower or any Subsidiary or other Affiliate thereof for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders.

Section 8.03.      Limitation of Duties; Exculpation. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except, solely in the case of the Administrative Agent, discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise upon receipt of and pursuant to specific instruction in writing to do so delivered by the Required Lenders (or such other number or percentage of Lenders as is expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent is not required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth herein and in the other Loan Documents, no Agent shall have any duty to disclose, nor shall any Agent be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, including under the circumstances as provided in Section 9.02 or Article VIII of this Agreement) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien purported to be created by the Loan Documents or the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to such Agent. Notwithstanding anything to the contrary contained herein, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Adjusted LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.11(c)(i), whether upon the occurrence of an Early Opt-in Election or otherwise, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(c)(ii)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Adjusted LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

Section 8.04.      Reliance. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by or on behalf of the proper Person or Persons, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05.      Sub-Agents. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. The Administrative Agent is not responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06.      Resignation; Successor Administrative Agent. Any Agent may resign at any time by notifying the Lenders and, solely in the case of the Administrative Agent, the Borrower. Upon any such resignation, the Required Lenders shall have the right, with, solely in the case of the Administrative Agent, the consent of the Borrower not to be unreasonably withheld (provided that no such consent shall be required if an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after any retiring Agent gives notice of its resignation, then, solely with respect to the Administrative Agent, the Administrative Agent’s resignation shall nonetheless become effective except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of such retiring (or retired) Agent and such retiring Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any Agent’s resignation hereunder or under any other Loan Document, the provisions of this Article VIII and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent. The Collateral Agent may resign in accordance with the Guarantee and Security Agreement.

Section 8.07.      Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08.      Modifications to Loan Documents. Except as otherwise provided in Section 9.02(b) or 9.02(c) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (or such other number or percentage of Lenders as is expressly provided for herein or in the other Loan Documents) (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided that, without the prior consent of each Lender, no Agent shall (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security, or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral, except that no such consent shall be required, and each Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders (or such other number or percentage of Lenders as is expressly provided for herein or in the other Loan Documents) have consented.

Section 8.09.      [Reserved].

Section 8.10.      Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(i)             such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)           such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

For purposes of this Section 8.10, the following definitions apply to each of the capitalized terms below:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

Section 8.11.      Arranger and Bookrunner(a). The Arranger and the Bookrunner shall not have obligations or duties whatsoever in such capacities under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacities, but the Arranger and the Bookrunner shall have the benefit of the indemnities provided for hereunder.

Section 8.12.      Collateral Matters.     (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Guaranteed Obligations (as defined in the Guarantee and Security Agreement), it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent and/or the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)            In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of any Hedging Agreement, the obligations under which constitute Hedging Agreement Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Obligor under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Hedging Agreements shall be deemed to have appointed the Administrative Agent and Collateral Agent to serve as administrative agent and collateral agent, respectively, under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)            Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s or the Collateral Agent’s Lien thereon or any certificate prepared by any Obligor in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

(d)            Without limiting the provisions of Section 8.13, any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released, and the Lenders irrevocably authorize the Administrative Agent to take any action with respect to such release: (a) upon termination of the Commitments and payment in full of all Obligations (other than contingent, unasserted indemnification and expense reimbursement obligations); (b) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document; or (c) subject to Section 9.02, if approved, authorized or ratified in writing by the Required Lenders (or such other number or percentage of Lenders as is expressly provided for herein or in the other Loan Documents). Upon request by the Administrative Agent at any time, the Required Lenders (or such other number or percentage of Lenders as is expressly provided for herein (including, without limitation, Section 9.02) or in the other Loan Documents) will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property pursuant to this Section 8.11.

Section 8.13.      Third Party Beneficiaries. The provisions of this Article VIII are solely for the benefit of the Secured Parties, and no Obligor will have rights as a third party beneficiary of any of such provisions.

Section 8.14.      Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on the Borrower) will be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties under Section 2.09 and otherwise hereunder) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

Nothing contained herein is deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.15.      Credit Bidding. The Secured Parties hereby irrevocably authorize the Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which an Obligor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Collateral Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Collateral Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Collateral Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Collateral Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Collateral Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 8.16.      Erroneous Payment.

(a)            If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.16 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the applicable Overnight Rate. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns) agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) then in each such case:

(i)            it acknowledges and agrees that (A) in the case of immediately preceding clause (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.16(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.16(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.16(a) or on whether or not an Erroneous Payment has been made.

(c)            Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)

(i)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time then effective immediately (with the consideration therefor being acknowledged by the parties hereto)), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment and (E) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment.

(ii)            Subject to Section 9.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)            The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Obligor for the purposes of making such Erroneous Payment.

(f)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g)            Each party’s obligations, agreements and waivers under this Section 8.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article IX

MISCELLANEOUS

1

Section 9.01.      Notices; Electronic Communications.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or to the extent permitted by Section 9.01(b) or otherwise herein, e-mail, as follows:

(i)            if to the Borrower, to it at:

Monroe Capital Corporation

311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Attention: Aaron D. Peck

Telephone: (312) 523-2363

Fax: (312) 258-8350

E-mail: ~~apeck@monroecap.com~~apeck@monroecap.com

With a copy to:

Monroe Capital BDC Advisors, LLC
311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Attention: Aaron D. Peck

Telephone: (312) 523-2363

Fax: (312) 258-8350

E-mail: ~~apeck@monroecap.com~~apeck@monroecap.com

With a copy to:

Monroe Capital, LLC
311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Attention: Aaron D. Peck

Telephone: (312) 523-2363

Fax: (312) 258-8350

E-mail: ~~apeck@monroecap.com~~apeck@monroecap.com

With a copy to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, DC 20001

Attention: Jonathan H. Talcott

Telephone: (202) 689-2806

Fax: (202) 689-2862

E-mail: ~~jon.talcott@nelsonmullins.com~~jon.talcott@nelsonmullins.com

(ii)            if to the Administrative Agent, to it at:

ING Capital LLC
1133 Avenue of the Americas
New York, New York 10036
Attention:  Patrick Frisch
Telephone Number: (646) 424-6912
Telecopy Number: (646) 424-6919

E-mail: ~~Patrick.Frisch@ing.com~~Patrick.Frisch@ing.com

with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: Jay R. Alicandri, Esq.
Telephone Number: (212) ~~698-3500~~698-3800
Telecopy Number: (212) 698-3599

E-mail: ~~Jay.Alicandri@dechert.com~~Jay.Alicandri@dechert.com

(iii)           if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)            Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2.03 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)            Posting of Communications.

(i)            For so long as Debtdomain™ or an equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Section 5.01 by delivering either an electronic copy or a notice identifying the website where such information is located for posting by the Administrative Agent on Debtdomain™ or such equivalent website (and, at the request of the Administrative Agent, one hard copy thereof to the Administrative Agent); provided that the Administrative Agent shall have no responsibility to maintain access to Debtdomain™ or an equivalent website.

(ii)            The Obligors agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, Debtdomain™, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(iii)           Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Restatement Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and each of the Obligors acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders and each Obligor hereby approves distribution of the Communications (as defined below) through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(iv)          THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY BOOKRUNNER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT FOR DIRECT DAMAGES THAT A COURT OF COMPETENT JURISDICTION DETERMINES IN A FINAL AND NON-APPEALABLE JUDGMENT THAT THE ADMINISTRATIVE AGENT ACTED WITH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN THE SELECTION OF SUCH SUB-AGENTS.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(v)            Each Lender and Administrative Agent agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender and Administrative Agent for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(vi)           Each of the Lenders and the Obligors agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(vii)         Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.02.      Waivers; Amendments.

(a)            No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)            Amendments to this Agreement. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that, subject to Section 2.16(b), no such agreement shall

(i)             increase the Commitment of any Lender without the written consent of such Lender,

(ii)            reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby,

(iii)            postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees or other amounts payable to a Lender hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (other than any waiver of the default rate of interest),

(iv)            change Section 2.15(b), (c) or (d) (or other sections referred to therein to the extent relating to pro rata payments) in a manner that would alter the pro rata reduction of commitments, sharing of payments, or making of disbursements, required thereby without the written consent of each Lender directly affected thereby,

(v)            change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

(vi)            change any of the provisions of the definition of the term “Agreed Foreign Currency” or any other provision hereof specifying the Foreign Currencies in which each Multicurrency Lender must make Multicurrency Loans, or make any determination or grant any consent hereunder with respect to the definition of “Agreed Foreign Currencies” without the written consent of each Multicurrency Lender, or

(vii)            permit the assignment or transfer by any Obligor of any of its rights or obligations under any Loan Document without the written consent of each Lender;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such affected Agent, and (y) the consent of Lenders holding not less than two-thirds of the total Revolving Credit Exposures and unused Commitments will be required for (A) any change adverse to the Lenders affecting the provisions of this Agreement relating to the Borrowing Base (including the definitions used therein), or the provisions of Section 5.12(b)(ii), and (B) any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents. Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes in the same manner shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver, amendment or modification as provided above; provided, however, for the avoidance of doubt, in no other circumstances shall the concurrence of the Required Lenders of a particular Class be required for any waiver, amendment or modification of any provision of this Agreement or any other Loan Document.

For purposes of this Section, the “scheduled date of payment” of any amount shall refer to the date of payment of such amount specified in this Agreement, and shall not refer to a date or other event specified for the mandatory or optional prepayment of such amount. In addition, whenever a waiver, amendment or modification requires the consent of a Lender “affected” thereby, such waiver, amendment or modification shall, upon consent of such Lender, become effective as to such Lender whether or not it becomes effective as to any other Lender, so long as the Required Lenders consent to such waiver, amendment or modification as provided above.

(c)            Amendments to Security Documents.  No Security Document nor any provision thereof may be waived, amended or modified, except to the extent otherwise expressly contemplated by the Guarantee and Security Agreement or the Custodian Agreement, as applicable, and the Liens granted under the Guarantee and Security Agreement may not be spread to secure any additional obligations (including any increase in Loans hereunder, but excluding (i) any such increase pursuant to a Commitment Increase under Section 2.06(f) to an amount not greater than the amount specified in Section 2.06(f)(i)(B)(x) and (ii) any Secured Longer-Term Indebtedness permitted hereunder) except to the extent otherwise expressly contemplated by the Guarantee and Security Agreement and except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders; provided that, subject to Section 2.16(b), (i) without the written consent of the holders of at least two-thirds of the total Revolving Credit Exposures and unused Commitments, no such waiver, amendment or modification to the Guarantee and Security Agreement shall (A) release any Obligor representing more than 10% of the Total Net Assets of the Borrower from its obligations under the Security Documents, (B) release any guarantor representing more than 10% of the Total Net Assets of the Borrower under the Guarantee and Security Agreement from its guarantee obligations thereunder, or (C) amend the definition of “Collateral” under the Security Documents (except to add additional collateral) and (ii) without the written consent of each Lender, no such agreement shall (W) release all or substantially all of the Obligors from their respective obligations under the Security Documents, (X) release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, (Y) release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, or (Z) alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to the collateral security provided thereby; except that no such consent described in clause (i) or (ii) above shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement, to release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders (or such other number or percentage of Lenders as is expressly provided for herein or in the other Loan Documents) have consented, or otherwise in accordance with Section 9.15.

(d)            Replacement of Non-Consenting Lender. If, in connection with any proposed amendment, waiver or consent requiring (i) the consent of “each Lender” or “each Lender affected thereby,” or (ii) the consent of “two-thirds of the holders of the total Revolving Credit Exposures and unused Commitments”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender or Lenders with one or more replacement Lenders pursuant to Section 2.17(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.

(e)            Ambiguity, Omission, Mistake or Typographical Error. Notwithstanding the foregoing, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document that, without correction, would materially affect the intent of such provision, would cause more credit to be available to the Borrower or would adversely affect the Lenders in any way; provided that any amendment that would require the consents set forth in clauses (i) through (vi) of Section 9.02(b) or the proviso thereto shall be material for purposes of this Section 9.02(e), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement; provided that the Administrative Agent shall promptly provide each Lender with a copy of such amendment.

Section 9.03.      Expenses; Indemnity; Damage Waiver.

(a)            Costs and Expenses. The Borrower shall pay (i) all reasonable documented and out-of-pocket fees, costs and expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of up to one firm of outside counsel (plus any necessary special or local outside counsel in each jurisdiction where the nature of the Collateral requires such additional counsel and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel in each applicable jurisdiction to the affected Persons) for the Administrative Agent and the Collateral Agent collectively (other than the allocated costs of internal counsel), in connection with the syndication of the credit facilities provided for herein, the preparation and administration (other than internal overhead charges) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket fees, costs and expenses incurred by the Administrative Agent, the Collateral Agent or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iii) and all reasonable out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b)            Indemnification by the Borrower. The Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.14), including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee (other than the allocated costs of internal counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether brought by the Borrower, any Indemnitee or a third party and regardless of whether any Indemnitee is a party thereto IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Indemnitee.

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages (other than in respect of any such damages incurred or paid by an Indemnitee to a third party)) arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor; provided that the foregoing limitation shall not be deemed to impair or affect the obligations of the Borrower under the preceding provisions of this subsection.

(c)            Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to such Agent, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such or against any Related Party of any of the foregoing acting for any Agent (or any sub-agent) in connection with such capacity.

(d)            Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party to this Agreement on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof. No party to this Agreement shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent caused by the willful misconduct or gross negligence of such Person, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e)            Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

(f)            No Fiduciary Relationship. Each Agent, each Lender and each of their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower or any of its Subsidiaries, their equityholders and/or their affiliates. The Borrower, on behalf of itself and each of its Subsidiaries, agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender, on the one hand, and the Borrower or any of its Subsidiaries, its equityholders or its Affiliates, on the other. The Borrower and each of its Subsidiaries each acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and its Subsidiaries, on the other, and (ii) in connection therewith and with the process leading thereto, (x) except as otherwise expressly provided in any of the Loan Documents, no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or any of its Subsidiaries, any of their equityholders or affiliates (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or any of its Subsidiaries, their equityholders or their affiliates on other matters) and (y) each Lender is acting hereunder solely as principal and not as the agent or fiduciary of the Borrower or any of its Subsidiaries, their management, equityholders, creditors or any other Person. The Borrower and each Obligor each acknowledge and agree that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower and each Obligor each agree that it will not claim that any Lender has rendered advisory services hereunder of any nature or respect, or owes a fiduciary duty to the Borrower or any of its Subsidiaries, in each case, in connection with such transactions contemplated hereby or the process leading thereto.

Section 9.04.      Successors and Assigns.

(a)            Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by any Lender which is not in accordance with this Section shall be treated as provided in the last sentence of Section 9.04(b)(iii)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders.

(i)             Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)           the Borrower, provided that (i) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, any other assignee, and (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof; and

(B)            the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment by a Lender to a Lender or an Affiliate of a Lender with prior written notice by such assigning Lender to the Administrative Agent.

(ii)             Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of a Class, the amount of the Commitment or Loans of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)            each partial assignment of any Class of Commitments or Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments and Loans;

(C)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender), for which the Borrower and the Subsidiary Guarantors shall not be obligated (except in the case of an assignment pursuant to Section 2.17(b)); and

(D)            the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)            Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(c)            Maintenance of Registers by Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and stated interest of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)            Special Purposes Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Sections 2.12 (or any other increased costs protection provision), 2.13 or 2.14. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC nor of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (f) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

(f)            Participations. Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including Sections 2.14(f) and (g) (it being understood that the documentation required under Sections 2.14(f) and (g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 2.17 as if it were an assignee under paragraph (b) of this Section 9.04. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(d) as though it were a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts and stated interest of each Participant’s interest in the Loans or other obligations under the Loan Documents (each a “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in each Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)            Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless such Participant agrees to comply with Section 2.14(f) as though it were a Lender (it being understood that that the documentation required under Section 2.14(f) shall be delivered to the participating Lender).

(h)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)             No Assignments or Participations to the Borrower or Affiliates or Certain Other Persons. Anything in this Section to the contrary notwithstanding, no Lender may (i) assign or participate any interest in any Commitment or Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender, or (ii) assign any interest in any Commitment or Loan held by it hereunder to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or to any Person known by such Lender at the time of such assignment to be a Defaulting Lender, a Subsidiary of a Defaulting Lender or a Person who, upon consummation of such assignment would be a Defaulting Lender.

(j)             Multicurrency Lenders. Any assignment by a Multicurrency Lender, so long as no Event of Default has occurred and is continuing, must be to a Person that is able to fund and receive payments on account of each outstanding Agreed Foreign Currency at such time without the need to obtain any authorization referred to in clause (c) of the definition of “Agreed Foreign Currency.”

Section 9.05.      Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06.      Counterparts; Integration; Effectiveness; Electronic Execution.

(a)            Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)            Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.07.      Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08.      Right of Setoff. In addition to any rights and remedies of the Agents and the Lenders provided by law, if an Event of Default shall have occurred and be continuing, each Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, without prior notice to the Borrower or any other Obligor, any such notice being waived by the Borrower (on its own behalf, on behalf of its Subsidiaries and on behalf of each Obligor) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement or under any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured, or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness; provided that such Lender shall not exercise any right of setoff given in this Section 9.08 without obtaining the prior written consent of the Administrative Agent. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have; provided that in the event any Defaulting Lender exercises any such right of setoff, (a) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 9.09.      Governing Law; Jurisdiction; Etc.

(a)            Governing Law. This Agreement and each of the other Loan Documents (unless otherwise set forth therein) shall be construed in accordance with and governed by the law of the State of New York.

(b)            Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document (unless otherwise set forth therein), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)            Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Service of Process. Each party to this Agreement (i) irrevocably consents to service of process in the manner provided for notices in Section 9.01 and (ii) agrees that service as provided in the manner provided for notices in Section 9.01 is sufficient to confer personal jurisdiction over such party in any proceeding in any court and otherwise constitutes effective and binding service in every respect. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10.      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11.      Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”) and payment in New York City or the country of the Specified Currency (the “Specified Place”) is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. Subject to Section 2.15(a), the payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency in the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Other Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Other Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

Section 9.12.      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13.      Treatment of Certain Information; Confidentiality.

(a)            Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Agent or Lender or by one or more subsidiaries or affiliates of such Agent or Lender and the Borrower hereby authorizes each Agent and Lender to share any information delivered to such Agent or Lender by the Borrower or its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Agent or Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were an Agent or Lender (as applicable) hereunder. Such authorization shall survive the repayment of the Loan, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lender”), may have economic interests that conflict with those of the Borrower or any of its Subsidiaries and/or their Affiliates.

(b)            Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and consultants and to its and its Affiliates’ and consultants’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or securitization transaction relating to the Borrower and its obligations, or (iii) any insurer, (g) with the consent of the Borrower, (h) on a confidential basis to (i) any insurer, (ii) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans and (iii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (j) in connection with the Lenders’ right to grant a security interest pursuant to Section 9.04(h) to the Federal Reserve Bank or any other central bank, or subject to an agreement containing provisions substantially the same as those of this Section, to any other pledgee or assignee pursuant to Section 9.04(h).

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses (including, without limitation, any Portfolio Investments), other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Original Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.14.      USA PATRIOT Act. Each Lender hereby notifies the Obligors that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender to identify such Obligor in accordance with said Act. The Obligors shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation (including delivery to such Lender of a Beneficial Ownership Certification).

Section 9.15.      Termination. Promptly upon the Termination Date, the Administrative Agent shall direct the Collateral Agent to, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, deliver to Borrower such termination statements and releases and other documents necessary or appropriate to evidence the termination of this Agreement, the other Loan Documents, and each of the documents securing the obligations hereunder as the Borrower may reasonably request, all at the sole cost and expense of the Borrower.

Section 9.16.      Amendment and Restatement.

(a)            On the Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect, except to evidence (i) the incurrence by the Borrower of the obligations under the Existing Credit Agreement (whether or not such obligations are contingent as of the Restatement Effective Date), (ii) the representations and warranties made by the Borrower prior to the Restatement Effective Date and (iii) any action or omission performed or required to be performed pursuant to such Existing Credit Agreement prior to the Restatement Effective Date (including any failure, prior to the Restatement Effective Date, to comply with the covenants contained in such Existing Credit Agreement). The amendments and restatements set forth herein shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Existing Credit Agreement prior to the Restatement Effective Date.

(b)            It is the intention of each of the parties hereto that the Existing Credit Agreement be amended and restated hereunder so as to preserve the perfection and priority of all Liens securing the “Secured Obligations” under the Loan Documents and that all “Secured Obligations” of the Borrower and the Subsidiary Guarantors hereunder shall continue to be secured by Liens evidenced under the Security Documents, and that this Agreement does not in any way constitute a novation or termination of the Indebtedness, obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any portion of such obligations and liabilities.

(c)            The terms and conditions of this Agreement and the Administrative Agent’s and the Lenders’ rights and remedies under this Agreement and the other Loan Documents shall apply to all of the obligations incurred under the Existing Credit Agreement.

(d)            On and after the Restatement Effective Date, (i) all references to the Existing Credit Agreement in the Loan Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby, (ii) all references to any Article, Section or sub-clause of the Existing Credit Agreement in any Loan Document (other than this Agreement) shall be deemed to be references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Restatement Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby.

(e)            This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Loan Document.

Section 9.17.      Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.18.      Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.19.      Release. The Borrower hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against the Administrative Agent, the Collateral Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under this Agreement and the other Loan Documents (and each other document entered into in connection therewith), and (b) the Administrative Agent, the Collateral Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Obligors and their Affiliates under this Agreement and the other Loan Documents (and each other document entered into in connection therewith) that are required to have been performed on or prior to the Transactions on the date hereof. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, the Borrower (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Administrative Agent, the Collateral Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Transactions on the date hereof directly arising out of, connected with or related to this Agreement or any other Loan Document (or any other document entered into in connection therewith).

Section 9.20.      Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 9.20, the following terms have the following meanings:

(i)            “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)            “Covered Entity” means any of the following:

(x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)            “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)            “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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